UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

EASYLINK SERVICES INTERNATIONAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EASYLINK SERVICES INTERNATIONAL CORPORATION

6025 The Corners Parkway, Suite 100

Norcross, Georgia 30092

(678) 533-8000

June 6, 2012

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of EasyLink Services International Corporation, a Delaware corporation (the “Company”), to be held on Monday, July 2, 2012 at 10:00 a.m. Eastern Standard Time, at the Company’s offices at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092.

On May 1, 2012, the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), with Open Text Corporation, a Canadian corporation (“Open Text”), and Epic Acquisition Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Open Text (“Merger Sub”), providing for the merger (the “merger”) of Merger Sub with and into the Company with the Company being the surviving corporation. Following the merger, the Company will be an indirect wholly-owned subsidiary of Open Text.

If the merger is completed, each share of class A common stock of the Company issued and outstanding immediately prior to the effective time of the merger, other than certain shares described below, will be converted into the right to receive $7.25 in cash, without interest and less any applicable withholding taxes (the “merger consideration”). Shares held by any stockholders who properly exercise, and do not withdraw or lose, statutory appraisal rights, shares held by the Company as treasury stock, and shares held by Open Text or Merger Sub will not be converted into the right to receive the merger consideration.

The merger consideration of $7.25 per share of class A common stock of the Company represents a premium of approximately 14% over the closing price per share of class A common stock of the Company on May 1, 2012, the last trading day prior to the Company’s public announcement of the execution of the merger agreement, and represents a premium of approximately 40% over the volume-weighted average price per share of class A common stock of the Company for the 60 trading day period ending on May 1, 2012.

At the special meeting, you will be asked to consider and vote on the following matters:

•	a proposal to adopt the merger agreement;

•	a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation (as defined in the regulations of the Securities and Exchange Commission) payable to certain of the Company’s executive officers in connection with the consummation of the merger as described in the accompanying proxy statement; and

•	a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

In addition, the stockholders may transact such other business as may properly come before the special meeting, or any adjournment or postponement thereof.

After careful consideration, the board of directors of the Company has unanimously approved the merger agreement and declared it to be advisable, fair to and in the best interests of the Company and its stockholders. The board of directors of the Company unanimously recommends that all stockholders vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or vote over the internet or by telephone as instructed in these materials. We cannot complete the merger unless the holders of a majority of the outstanding shares of class A common stock of the Company entitled to vote at the special meeting vote to approve the proposal to adopt the merger agreement. If you fail to vote on the adoption of the merger agreement and approval of the merger, the effect will be the same as a vote against the adoption of the merger agreement and approval of the merger. If your shares of class A common stock of the Company are beneficially owned and held in nominee or “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of class A common stock of the Company without direction from you. You should direct your bank, brokerage firm or other nominee to vote your shares of class A common stock of the Company in accordance with the directions provided by your bank, brokerage firm or other nominee. If you have any questions or need assistance in voting your shares, please contact our Corporate Secretary, John A. Harwood, at (678) 533-8005.

The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. We encourage you to read carefully the entire proxy statement and its annexes, including the merger agreement. You also may obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission by following the instructions listed in the section of the accompanying proxy statement entitled “Where You Can Find More Information” beginning on page 83.

On behalf of the entire board of directors, we thank you in advance for your cooperation and continued support.

Sincerely yours,

Thomas J. Stallings
Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement is dated June 6, 2012 and is first being mailed to stockholders on or about June 6, 2012.

EASYLINK SERVICES INTERNATIONAL CORPORATION

6025 The Corners Parkway, Suite 100

Norcross, Georgia 30092

(678) 533-8000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 2, 2012

To our stockholders:

A special meeting of stockholders of EasyLink Services International Corporation, a Delaware corporation (the “Company”), will be held on Monday, July 2, 2012 at 10:00 a.m. Eastern Standard Time, at the Company’s offices at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, for the purpose of considering and acting upon the following:

1. To vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of May 1, 2012, by and among Open Text Corporation, a Canadian corporation (“Open Text”), Epic Acquisition Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Open Text (“Merger Sub”), and the Company providing for the merger (the “merger”) of Merger Sub with and into the Company, all as more fully described in the accompanying proxy statement.

2. To vote, on a nonbinding advisory basis, on a proposal to approve “golden parachute” compensation (as defined in the regulations of the Securities and Exchange Commission) under existing agreements with the Company that certain executive officers of the Company will receive in connection with the consummation of the merger.

3. To vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

In addition, the stockholders may transact such other business as may properly come before the special meeting, or any adjournment or postponement thereof.

Only stockholders of record at the close of business on May 22, 2012 are entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof.

Your vote is very important. The adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of all shares of class A common stock of the Company outstanding on the record date for the special meeting and entitled to vote at the special meeting. The adoption of the nonbinding advisory proposal to approve “golden parachute” compensation and the adoption of the proposal to adjourn the special meeting each requires the affirmative vote of a majority of the votes cast by the holders of shares of class A common stock of the Company present, in person or by proxy, at the special meeting and entitled to vote at the special meeting. Accordingly, whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or vote over the internet or by telephone as instructed in these materials. If you fail to vote your shares or abstain from voting, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement. A failure to vote will have no effect on the adjournment proposal, but an abstention will have the same effect as a vote “AGAINST” this proposal. A failure to vote or an abstention will have no effect on the proposal regarding the golden parachute compensation because the vote is nonbinding and advisory only and refraining from providing advice does not reflect support or disapproval of the underlying proposal.

Holders of class A common stock of the Company who do not vote in favor of the adoption of the merger agreement are entitled to seek appraisal of the fair value of their shares under Delaware law in connection with the merger if they comply with the requirements of Section 262 of the General Corporation Law of the State of

Delaware explained on page 78 in the accompanying proxy statement. A copy of Section 262 is attached to the proxy statement as Annex D.

Our board of directors unanimously recommends that you vote “FOR” the approval of the proposal to adopt the merger agreement, “FOR” the approval, on a nonbinding advisory basis, of the proposal regarding “golden parachute” compensation that will or may be received by certain executive officers of the Company in connection with the consummation of the merger and “FOR” the approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the adoption of the merger agreement at the time of the special meeting.

By Order of the Board of Directors

John A. Harwood
Vice President, General Counsel and Secretary

Norcross, Georgia

June 6, 2012

YOUR VOTES ARE IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, IF YOU ARE A STOCKHOLDER OF RECORD, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE STAMPED, SELF-ADDRESSED ENVELOPE PROVIDED FOR YOUR USE OR VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS. IF YOUR SHARES ARE HELD IN NOMINEE OR “STREET NAME” BY YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE PROVIDES SO THAT YOUR SHARES CAN BE VOTED BY THEM. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES OF CLASS A COMMON STOCK OF THE COMPANY AT THIS TIME. IF THE MERGER IS APPROVED, YOU WILL RECEIVE AN INFORMATION STATEMENT, TOGETHER WITH A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR STOCK CERTIFICATES AND RECEIVE THE MERGER CONSIDERATION.

SUMMARY	1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	14

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	20

THE SPECIAL MEETING	21

Time, Place and Purpose of the Special Meeting	21

Record Date and Quorum	21

Attendance	22

Vote Required	22

Voting Agreements	24

Proxies and Revocation	24

Adjournments	25

Anticipated Date of Completion of the Merger	25

Appraisal Rights	25

Solicitation of Proxies; Payment of Solicitation Expenses	25

Questions and Additional Information	25

PARTIES TO THE MERGER	26

The Company	26

Open Text	26

Merger Sub	26

THE MERGER	26

Overview of the Merger	27

Directors and Officers of the Surviving Corporation	27

Background of the Merger	27

Reasons for the Merger; Recommendation of the Board of Directors	32

Opinion of William Blair	35

Certain Projections	42

Financing of the Merger	44

Closing and Effective Time of the Merger	44

Payment of the Merger Consideration and Surrender of Stock Certificates	44

Interests of Certain Persons in the Merger	45

Golden Parachute Compensation	50

Accounting Treatment	52

Amendment to Stockholder Rights Agreement	53

Material U.S. Federal Income Tax Consequences of the Merger	53

Regulatory Approvals and Notices	55

Litigation Relating to the Merger	56

THE MERGER AGREEMENT	56

Explanatory Note Regarding the Merger Agreement	56

The Merger	57

Effective Time of the Merger	57

Merger Consideration	57

Payment Procedures	58

Appraisal Rights	59

Treatment of Options	59

Representations and Warranties	59

Definition of Company Material Adverse Effect	61

Covenants Relating to the Conduct of the Company’s Business	62

Conditions to Closing the Merger	64

Restrictions on Solicitation of other Takeover Proposals and Restrictions on Change of Recommendation to Stockholders	65

Termination	69

Fees and Expenses	70

Termination Fee Payable by the Company	70

Amendment to Stockholder Rights Agreement	71

Additional Agreements	71

Amendment and Waiver	73

VOTING AGREEMENTS	74

Agreement to Vote	74

Termination	75

MARKET PRICE OF COMPANY COMMON STOCK	76

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	76

APPRAISAL RIGHTS	78

DEREGISTRATION OF COMPANY COMMON STOCK	82

OTHER MATTERS	82

Other Matters for Action at the Special Meeting	82

Stockholders Sharing the Same Address	82

Stockholder Proposals for 2013 Annual Meeting	82

WHERE YOU CAN FIND MORE INFORMATION	83

ANNEX A-Agreement and Plan of Merger	A-1

ANNEX B-Form of Voting Agreement	B-1

ANNEX C-Opinion of WILLIAM BLAIR & COMPANY, L.L.C.	C-1

ANNEX D-Section 262 of the General Corporation Law of the State of Delaware	D-1

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 83.

Parties to the Merger (Page 26)

In this proxy statement, we refer to the Agreement and Plan of Merger, dated May 1, 2012, as it may be amended from time to time, among Open Text, Merger Sub and the Company, as the merger agreement, and the merger of Merger Sub with and into the Company, as the merger. The parties to the merger agreement and the merger are:

EasyLink Services International Corporation, which we refer to in this proxy statement as the Company, we, our or us, is a Delaware corporation headquartered in Norcross, Georgia. The Company offers a comprehensive portfolio of “any to any” business messaging and transaction services that can bridge the most challenging technology gaps while creating significant cost efficiencies across an organization. From Desktop Fax and Production Messaging to EDI, Managed File Transfer, Document Capture and Management, Secure Messaging and Notifications, we help companies drive costs out of their operations. With over two decades of servicing customers around the globe, the Company has established a proven track record for providing effective, reliable and secure communications. The Company common stock is listed on NASDAQ under the symbol “ESIC.”

Open Text Corporation, which we refer to as Open Text, is a Canadian corporation headquartered in Waterloo, Ontario. Open Text is the world's largest independent provider of Enterprise Content Management (ECM) software. Open Text’s solutions manage information for all types of business, compliance and industry requirements in the world's largest companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers and millions of users in 114 countries and 12 languages. Upon completion of the merger, the Company will be an indirect wholly-owned subsidiary of Open Text. Open Text common stock is listed on NASDAQ under the symbol “OTEX” and listed on the Toronto Stock Exchange under the symbol “OTC.”

Epic Acquisition Sub Inc., which we refer to as Merger Sub, is a Delaware corporation formed by Open Text solely for the purpose of entering into the merger agreement and merging with and into the Company. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger, which we refer to as the surviving corporation.

The Special Meeting (Page 21)

Time, Place and Purpose of the Special Meeting (Page 21)

The special meeting of stockholders of the Company, which we refer to as the special meeting, will be held on Monday, July 2, 2012, starting at 10:00 a.m. Eastern Standard Time, at the Company’s offices located at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092. At the special meeting, stockholders will be asked to consider and vote upon the following proposals:

•	a proposal to adopt the merger agreement;

•	a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation (as defined in the regulations of the Securities and Exchange Commission, which we refer to as the SEC) payable to certain of the Company’s executive officers in connection with the consummation of the merger as described in this proxy statement; and

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•	a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

In addition, the stockholders may transact such other business as may properly come before the special meeting, or any adjournment or postponement thereof.

Record Date and Quorum (Page 21)

You are entitled to receive notice of, and to vote at, the special meeting if you were a stockholder of record of the Company’s class A common stock, $0.01 par value per share, which we refer to as Company common stock, as of the close of business on May 22, 2012, which the board of directors of the Company, which we refer to as the board of directors or the board, has set as the record date for determining our stockholders entitled to notice of and to vote at the special meeting. We refer to this date as the record date. You will have one vote for each share of Company common stock that you owned on the record date. As of the record date, there were 32,118,325 shares of Company common stock outstanding and entitled to vote at the special meeting. A quorum is necessary for the stockholders to vote at the special meeting on the proposals to adopt the merger agreement, to approve, on a nonbinding advisory basis, the “golden parachute” compensation, and to adjourn the special meeting, if necessary, to solicit additional proxies to adopt the merger agreement. A majority of the shares of Company common stock issued and outstanding at the close of business on the record date and entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. The meeting may be adjourned whether or not a quorum is present.

Vote Required (Page 22)

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the proposal.

Approval of the nonbinding advisory proposal regarding “golden parachute” compensation and approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies each requires the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock present, in person or by proxy, at the special meeting and entitled to vote at the special meeting.

If you fail to vote your shares or abstain from voting, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement. A failure to vote will have no effect on the adjournment proposal, but an abstention will have the same effect as a vote “AGAINST” this proposal. A failure to vote or an abstention will have no effect on the proposal regarding the golden parachute compensation because the vote is nonbinding and advisory only and refraining from providing advice does not reflect support or disapproval of the underlying proposal.

Proxies and Revocation (Page 24)

Any stockholder of record of Company common stock on the record date, whom we refer to collectively as stockholders of record, entitled to vote at the special meeting may submit a proxy by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote over the internet or by telephone as instructed in these materials, or may vote in person by appearing at the special meeting. If your shares of Company common stock are beneficially owned and held in nominee or “street name” through a bank, brokerage firm or other nominee, you should direct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock. Please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

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If you are a stockholder of record, you have the right to revoke a proxy at any time before it is exercised, by taking any of the following actions: (i) giving written notice of revocation to our Secretary, John A. Harwood, at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, which must be filed with our Secretary by the time the special meeting begins, (ii) signing and returning another proxy card bearing a later date, (iii) submitting a new proxy vote through the internet or by telephone as instructed in these materials, or (iv) attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, revoke any previously submitted proxy.

If your shares of Company common stock are beneficially owned and held through a bank, brokerage firm or other nominee, please contact your bank, brokerage firm or other nominee as to its procedures for the revocation of your previous directions and/or the giving of new directions on how to vote the shares held by them on your behalf.

The Merger and the Merger Consideration (Page 57)

The merger agreement provides that Merger Sub will merge with and into the Company, and that the Company will be the surviving corporation and will be an indirect wholly-owned subsidiary of Open Text. We refer to the time at which the merger is consummated as the effective time. If the merger agreement is adopted and the merger is consummated, you will no longer own any shares of Company common stock. As a result of the merger, except as provided below, each share of Company common stock, together with, to the extent outstanding at the effective time, the associated right attached to each such share of Company common stock, which we refer to as a stockholder right, issued pursuant to the Stockholder Rights Agreement, dated as of August 25, 2009, between the Company and American Stock Transfer and Trust Company, LLC, as rights agent, which we refer to as the stockholder rights agreement, will be converted into the right to receive $7.25 in cash, without interest and less any applicable withholding taxes. We refer to this consideration per share of Company common stock to be paid in the merger as the merger consideration. Shares held by any of our stockholders who are entitled to and who properly exercise, and do not withdraw or lose, appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, shares held by us as treasury stock, and shares held by Open Text or Merger Sub, in each case together with the associated stockholder rights (to the extent outstanding at the effective time), will not be converted into the right to receive the merger consideration in connection with the merger. We sometimes refer to the shares described in the foregoing sentence, collectively, as the excluded shares.

Reasons for the Merger; Recommendation of the Board of Directors (Page 32)

After careful consideration of various factors described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 32, the board of directors by a unanimous vote of all directors determined that the merger agreement and the transactions contemplated by the merger agreement are fair to, advisable and in the best interests of the Company and its stockholders, approved the merger agreement and the merger, approved the execution, delivery and performance by the Company of its obligations under the merger agreement, resolved that the merger agreement be submitted for consideration by the stockholders at the special meeting and recommended that our stockholders vote to adopt the merger agreement.

In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The board was aware of and considered these interests, among other matters, in evaluating the merger agreement and the merger, and in their recommendations with respect to the merger agreement. See the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 45.

The board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

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Opinion of William Blair (Page 35)

The board of directors retained William Blair & Company, L.L.C., which we refer to as William Blair, to provide it with financial advisory services and an opinion as to the fairness, from a financial point of view, of the merger consideration. The board of directors selected William Blair to act as its financial advisor based on William Blair’s qualifications, expertise and reputation and its knowledge of the business and affairs of the Company. At the meeting of the board of directors on May 1, 2012, William Blair rendered its oral opinion, subsequently confirmed in writing, as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Company common stock, other than holders of the excluded shares, in the proposed merger, as of May 1, 2012, based upon and subject to the assumptions made, procedures followed, matters considered, qualifications and limitations on the scope of the review undertaken by William Blair in rendering its opinion.

The full text of the written opinion of William Blair, dated as of May 1, 2012, is attached hereto as Annex C. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered, qualifications and limitations on the scope of the review undertaken by William Blair in rendering its opinion. We encourage you to read the opinion carefully and in its entirety. William Blair’s opinion was directed to the board of directors and addressed only the fairness from a financial point of view of the merger consideration to be received by holders of Company common stock, other than holders of the excluded shares, pursuant to the merger agreement in the proposed merger as of the date of the opinion. It did not address any other aspects of the proposed merger, did not address the relative merits of the proposed merger as compared to any alternative business strategies that might exist for the Company and did not constitute a recommendation as to whether or not any holder of Company common stock should vote at any stockholder’s meeting held in connection with the proposed merger or whether to take any other action with respect to the proposed merger. The summary of the opinion of William Blair is set forth below under “The Merger—Opinion of William Blair” beginning on page 35 and is qualified in its entirety by reference to the full text of the opinion.

In connection with William Blair’s services as the financial advisor to the board, the Company has agreed to pay to William Blair a retainer, a fee for rendering its opinion discussed above and an aggregate fee based on the value of the proposed merger if consummated, to reimburse William Blair for expenses incurred in performing its services and to indemnify William Blair for certain liabilities that may arise out of its engagement. See “The Merger—Opinion of William Blair” beginning on page 35.

Financing of the Merger (Page 44)

Open Text estimates that the total amount of funds to be paid to our stockholders and holders of stock options to purchase shares of Company common stock is approximately $252 million. Additionally, Open Text expects to assume or repay all of our currently outstanding debt of approximately $82 million inclusive of any amounts owing (or receivable) under interest rate swap arrangements relating to such debt. Open Text has approximately $500 million of cash on hand and a $100 million committed revolving credit facility, none of which had been drawn down as of May 18, 2012. Open Text currently expects to use its cash on hand to finance the merger and pay related fees and expenses, and expects its cash on hand to be sufficient for those purposes.

Interests of Certain Persons in the Merger (Page 45)

In considering the recommendation of the board of directors with respect to the merger agreement, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The board of directors was aware of these interests and considered them, among other matters, in reaching its determination that the terms and conditions of the merger and the merger agreement were fair to, advisable and in the best interests of the Company and its stockholders and in making its recommendations regarding approval and adoption of the merger and the merger agreement as described in “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 32. These interests include the following:

•	certain of our executive officers and directors hold shares of Company common stock, which, along with all other outstanding shares of Company common stock (other than the excluded shares), will be converted into the right to receive the merger consideration;

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•	each option to purchase shares of Company common stock granted under the Company’s stock award plans, which we refer to as a stock option, that is outstanding and unvested immediately prior to the effective time will become fully vested, and each unexercised stock option that is outstanding immediately prior to the effective time will be canceled with the holder of any such stock option, including directors and executive officers, that has an exercise price that is less than the merger consideration becoming entitled to receive an amount in cash from the surviving corporation equal to the product of (i) the excess, if any, of (A) $7.25 over (B) the applicable exercise price per share of Company common stock subject to such stock option, multiplied by (ii) the aggregate number of shares of Company common stock then issuable upon exercise of such stock option. Any amounts payable will be paid less applicable tax withholdings, and Open Text has agreed to cause the surviving corporation to make such payments as promptly as reasonably practicable after the effective time of the merger;

•	each of our executive officers has entered into an employment agreement with the Company that provides certain benefits upon a change of control, including salary and bonus payments and acceleration of all unvested equity awards;

•	each of our executive officers is eligible for a performance-based bonus opportunity, which Open Text has agreed in the merger agreement will be honored in accordance with its terms for the current fiscal year, except that such eligibility will be determined to the extent of and based upon such executive officer’s and the Company’s performance under the existing performance criteria through the earlier of the end of the fiscal year or the date of termination of such executive officer’s employment (so long as the employee does not voluntarily terminate his or her employment prior to the regular payment date for such bonus);

•	each of our executive officers and directors has entered into a voting agreement with Open Text and Merger Sub, under which they agreed, among other things, to vote the shares of Company common stock beneficially owned by them currently, together with any other voting securities of the Company subsequently acquired or beneficially owned by them, as to which they have the right to vote in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement; and

•	Open Text has agreed to preserve the rights to indemnification, advancement of expenses and exculpation from liabilities that exist as of the date of the merger agreement in favor of the current or former directors and officers of the Company as provided in the certificate of incorporation or bylaws of the Company with respect to certain acts or omissions, and to cause the surviving corporation to maintain a “run-off” or “tail” directors’ and officers’ liability insurance coverage for the directors and officers of the Company that will be purchased by the Company prior to the effective time of the merger for a period of six years following the effective time (or to obtain a suitable replacement for such insurance coverage under specified circumstances).

Approval of “Golden Parachute” Compensation (Page 50)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and Rule 14a-21(c) under the Exchange Act, stockholders have the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to the Company’s executive officers in connection with the consummation of the merger, or “golden parachute” compensation (as defined by the regulations of the SEC), as reported on the Golden Parachute Compensation table on page 50. The board of directors recommends that you vote “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation.

Approval of the nonbinding advisory proposal regarding “golden parachute” compensation requires the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock present, in person or by proxy, at the special meeting and entitled to vote at the special meeting.

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Approval of this proposal is not a condition to completion of the merger. The vote with respect to “golden parachute” compensation is an advisory vote and will not be binding on the Company. Therefore, regardless of whether stockholders approve the “golden parachute” compensation, if the merger agreement is adopted by the stockholders and the merger is completed, the “golden parachute” compensation will still be paid to the Company’s named executive officers.

Material U.S. Federal Income Tax Consequences of the Merger (Page 53)

The exchange of shares of Company common stock for cash in the merger generally will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Company common stock are converted into the right to receive cash in the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and its adjusted tax basis in such shares. For non-U.S. holders, the merger generally will not be subject to U.S. federal income tax unless certain conditions are met (discussed below in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), but may be a taxable transaction under foreign tax laws. Backup withholding may also apply to the cash payments made pursuant to the merger unless the holder or other payee complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 53 for the definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state, local and foreign taxes.

Regulatory Approvals and Notices (Page 55)

The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, which prevent the Company and Open Text from completing the merger until required information and materials are furnished to the Antitrust Division of the Department of Justice, which we refer to as the DOJ, and the Federal Trade Commission, which we refer to as the FTC, and the waiting period applicable under the HSR Act has expired or been terminated. On May 11, 2012, the Company and Open Text filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. On May 21, 2012, the Company and Open Text received confirmation of early termination of the waiting period under the HSR Act, effective immediately. Although early termination of the waiting period under the HSR Act has been received, the DOJ, the FTC, state attorneys general and others may nevertheless still challenge the merger on antitrust grounds and either before or after the completion of the merger, any of the DOJ, the FTC, state attorneys general or others could take action under the antitrust laws, including, without limitation, seeking to enjoin the completion of the merger. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or that, if a challenge is made, it will not succeed. Any such challenge could result in the conditions to the merger not being satisfied.

Litigation Relating to the Merger (Page 56)

The Company, its directors, Open Text and Merger Sub were named as defendants in a putative class action complaint, captioned Hull v. Kim D. Cooke, et al., Civil Action No. 12-A-04020-3, which was filed on May 7, 2012, and a putative class action complaint, captioned Biggs v. Thomas J. Stallings, et al., Civil Action No. 12-A-04328-7, which was filed on May 15, 2012, both of which were filed in the Superior Court of Gwinnett County, State of Georgia. The actions, brought on behalf of a putative class of stockholders of the Company, generally allege that the Company’s directors breached their fiduciary duties owed to the Company’s stockholders in connection with the proposed acquisition by, among other things, failing to maximize stockholder value, failing to disclose all material information concerning the merger and failing to act in the best interests of the Company’s stockholders. The complaints further allege that the Company, Open Text and Merger Sub aided and abetted the purported breaches by the Company’s directors. The plaintiffs seek injunctive and other equitable relief, including enjoining us from consummating the merger, and damages, in addition to fees and costs. On May 22, 2012, the Company and its directors filed a motion to dismiss the claims asserted in the Hull action. On May 25, 2012, the plaintiffs filed a motion to consolidate the two actions and appoint both plaintiffs as co-lead plaintiffs.

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In addition, the Company, its directors and Merger Sub were named as defendants in a putative class action complaint, captioned Gross v. EasyLink Services International Corp., et al., Case No. 7505, which was filed on May 8, 2012 in the Court of Chancery of the State of Delaware. The Gross action asserted allegations similar to those asserted in the Georgia actions. On May 16, 2012, at the request of the plaintiff, the court in the Gross action entered an order dismissing the case.

The Company believes that the claims asserted in these actions are without merit and intends to vigorously defend these matters.

The Merger Agreement (Page 56)

Merger Consideration (Page 57)

If the merger is completed, each share of Company common stock, together with its associated stockholder right (to the extent outstanding at the effective time), other than the excluded shares, will be automatically canceled and will be converted into the right to receive $7.25 in cash, without interest and less any applicable withholding taxes.

Treatment of Options (Page 59)

Each stock option that is outstanding and unvested immediately prior to the effective time will become fully vested, and each unexercised stock option that is outstanding immediately prior to the effective time will be canceled with the holder of any such stock option that has an exercise price that is less than the merger consideration becoming entitled to receive an amount in cash from the surviving corporation equal to the product of (i) the excess, if any, of (A) $7.25 over (B) the applicable exercise price per share of Company common stock subject to such stock option, multiplied by (ii) the aggregate number of shares of Company common stock then issuable upon exercise of such stock option. Any amounts payable will be paid less applicable tax withholdings. Open Text must cause the surviving corporation to make such payments as promptly as reasonably practicable after the effective time of the merger.

Conditions to Closing the Merger (Page 64)

As more fully described in this proxy statement and in the merger agreement, the obligations of the Company, Open Text and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible) of a number of conditions, prior to the effective time of the merger, including the following:

•	the adoption of the merger agreement by the affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote thereon;

•	all waiting periods (and extensions thereof) applicable to the merger under the HSR Act and any other applicable foreign antitrust, competition or similar law shall have expired or been terminated;

•	no temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction shall be in effect enjoining or otherwise prohibiting the consummation of the merger, and no law shall have been enacted, entered, promulgated or enforced that prohibits or makes illegal the consummation of the merger;

•	the holders of not more than 3,211,332 shares of Company common stock, constituting 10% of the outstanding shares of Company common stock as of the date of the merger agreement, shall have exercised appraisal rights in accordance with the provisions of Section 262 of the DGCL;

•	the stockholder rights agreement (as amended by the amendment to the stockholder rights agreement entered into in connection with the merger agreement) shall be in full force and effect in accordance with its terms, and shall not have been further amended or modified by the Company or the Company’s

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board of directors without the prior written consent of Open Text, other than in connection with a superior proposal subject to the terms of the merger agreement;

•	no Company Material Adverse Effect shall have arisen or occurred following the date of the merger agreement;

•	the representations and warranties of the Company set forth in the merger agreement relating to the capital structure of the Company and its subsidiaries shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of the merger agreement and as of the date of the closing of the merger as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and each of the other representations and warranties of the Company set forth in the merger agreement shall be true and correct as of the date of the merger agreement and as of the date of the closing of the merger as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of such dates, without giving effect to any qualification or limitation as to materiality or Company Material Adverse Effect set forth therein, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect;

•	the representations and warranties of Open Text and Merger Sub shall be true and correct as of the date of the merger agreement and as of the date of the closing of the merger as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of such dates, without giving effect to any qualification or limitation as to materiality or material adverse effect set forth therein, individually or in the aggregate, would not reasonably be expected to be or become, individually or in the aggregate, materially adverse to (i) the business, results of operations, financial condition, or assets of Open Text and its subsidiaries, taken as a whole, or (ii) the ability of Open Text or Merger Sub to consummate the transactions contemplated by the merger agreement on a timely basis; and

•	the Company, Open Text and Merger Sub shall have performed or complied in all material respects with the obligations, covenants and agreements that are to be performed or complied with by each of them under the merger agreement prior to the effective time.

See “The Merger Agreement—Definition of Company Material Adverse Effect” beginning on page 61 for the definition of “Company Material Adverse Effect.”

Restrictions on Solicitation of other Takeover Proposals (Page 65)

As of the date of the merger agreement, the Company agreed to immediately cease and cause to be terminated any and all discussions and negotiations with any person with respect to any takeover proposal and agreed not to, among other things, initiate, solicit or knowingly encourage (including by way of providing confidential information) the submission of any takeover proposals or any other efforts or attempts that constitute or would reasonably be expected to lead to any takeover proposal until the earlier of the effective time of the merger or the termination of the merger agreement. See “The Merger Agreement—Restrictions on Solicitation of other Takeover Proposals and Restrictions on Change of Recommendation to Stockholders—No-Shop” beginning on page 65 for the definition of “takeover proposal” and for additional information.

Notwithstanding these restrictions, under certain circumstances, we may provide information to and participate in discussions and engage in negotiations with third parties with respect to a takeover proposal. See “The Merger Agreement——Restrictions on Solicitation of other Takeover Proposals and Restrictions on Change of Recommendation to Stockholders—No-Shop” beginning on page 65 for additional information. In addition, if, at any time before the merger agreement is adopted by the stockholders, the board of directors determines that a takeover proposal constitutes a superior proposal, we may terminate the merger agreement and enter into a definitive agreement relating to such superior proposal so long as we comply with certain terms of the merger agreement,

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including payment of a termination fee to Open Text. See “The Merger Agreement——Restrictions on Solicitation of other Takeover Proposals and Restrictions on Change of Recommendation to Stockholders—No-Shop” beginning on page 65 for the definition of “superior proposal.” See also “The Merger Agreement——Restrictions on Solicitation of other Takeover Proposals and Restrictions on Change of Recommendation to Stockholders—Restrictions on Change of Recommendation to Stockholders” beginning on page 67, “The Merger Agreement—Termination” beginning on page 69 and “The Merger Agreement—Termination Fee Payable by the Company” beginning on page 70 for additional information.

Restrictions on Change of Recommendation to Stockholders (Page 67)

The Company has agreed that its board of directors will not take any of the following actions (which we refer to in this proxy statement as an adverse recommendation change): (i) withhold, withdraw, amend, qualify or modify in any manner adverse to Open Text or Merger Sub, or propose publicly to withhold, withdraw, amend, qualify or modify in any manner adverse to Open Text or Merger Sub, the recommendation of the Company’s board of directors in favor of the adoption of the merger agreement and the merger by the Company’s stockholders or resolve or agree to take any such action; (ii) take a neutral position, recommend, adopt or approve any takeover proposal, or propose publicly or otherwise to recommend, adopt or approve any takeover proposal or resolve or agree to take any such action; (iii) cause or permit the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to any takeover proposal (other than certain confidentiality agreements permitted by the merger agreement); (iv) fail to publicly recommend against any takeover proposal (other than that contemplated by the merger agreement) or fail to publicly reaffirm the recommendation of the Company’s board of directors in favor of the adoption of the merger agreement and the merger by the Company’s stockholders, in either case within three business days after Open Text so requests in writing; (v) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any takeover proposal subject to Regulation 14D under the Exchange Act within seven business days after commencement of such takeover proposal; or (vi) fail to include the recommendation of the Company’s board of directors in favor of the adoption of the merger agreement and the merger by the Company’s stockholders in this proxy statement.

However, prior to the time the Company’s stockholders adopt the merger agreement, the Company’s board of directors may, in certain circumstances in response to an unsolicited bona fide written takeover proposal from any person that is not withdrawn and that the Company’s board of directors concludes in good faith constitutes a superior proposal, take any of the foregoing actions described in the preceding paragraph or cause the Company to enter into a definitive agreement with respect to a superior proposal, so long as the Company complies with the following obligations:

•	the Company must notify Open Text in writing, at least five days before taking any of the foregoing actions described in the first paragraph of this heading or entering into a definitive agreement with respect to such superior proposal, specifying the material terms and conditions of the superior proposal (or material modification thereto), identifying the person making such superior proposal and stating that the Company’s board of directors has resolved to take any such actions and/or the Company or any of its subsidiaries intends to enter into a definitive agreement with respect to such superior proposal;

•	during the five day notice period, the Company must negotiate with Open Text and its representatives in good faith (to the extent Open Text desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement, so that such takeover proposal would cease to constitute a superior proposal;

•	in the event of any material revisions to the takeover proposal that the Company’s board of directors has determined to be a superior proposal, the Company must deliver a new written notice to Open Text and comply with the foregoing requirements (except that any new notice period need only be at least three days in length) with respect to such new written notice and the revised superior proposal contemplated thereby;

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•	at the end of the applicable notice period, the Company’s board of directors must determine that the takeover proposal described in such written notice constitutes a superior proposal after taking into account any changes to the merger agreement proposed and irrevocably committed to by Open Text during such notice period; and

•	during the applicable notice period, the Company may not terminate the merger agreement in connection with the Company’s board of directors authorizing the Company or any of its subsidiaries to enter into a definitive agreement with respect to such superior proposal.

See “The Merger Agreement—Restrictions on Solicitation of other Takeover Proposals and Restrictions on Change of Recommendation to Stockholders—Restrictions on Change of Recommendation to Stockholders” beginning on page 67 for additional information.

Termination (Page 69)

Open Text and the Company may mutually agree to terminate the merger agreement at any time prior to the effective time of the merger, even after our stockholders have adopted the merger agreement at the special meeting.

In addition, Open Text, on the one hand, and the Company, on the other hand, each have separate rights to terminate the merger agreement without the agreement of the other parties if, among other things:

•	the effective time shall not have occurred on or before October 31, 2012, except that this right to terminate the merger agreement is not available to any party that has breached its obligations under the merger agreement in any manner that has been the primary cause of, or resulted in, (i) the failure of satisfaction of the conditions to the obligations of such party to consummate the merger as set forth in the merger agreement or (ii) the failure of the effective time to have occurred on or before such date;

•	any temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction enjoining or otherwise prohibiting the consummation of the merger shall have become final and nonappealable, so long as the party seeking to exercise this termination right shall have used reasonable best efforts to prevent the entry of and to remove such order, injunction or judgment as required by the merger agreement; or

•	the Company fails to obtain the vote of its stockholders to adopt the merger agreement at the special meeting (or any adjournments or postponements thereof) at which a quorum is present and the votes to adopt the merger agreement and approve the merger are taken, except that this termination right will not be available to the Company if it has breached its obligations under the merger agreement in any manner that shall have been the primary cause of, or resulted in, the failure to obtain the vote of the Company’s stockholders to adopt the merger agreement.

Open Text may also terminate the merger agreement if:

•	under certain circumstances, the Company shall have breached or failed to perform its representations, warranties, covenants or other agreements set forth in the merger agreement (other than such provisions related to solicitations and takeover proposals), and such breach or failure to perform is incapable of being cured by October 31, 2012, or, if curable, has not been cured within fifteen business days after the Company’s receipt of written notice of such breach from Open Text; or

•	(i) an adverse recommendation change shall have occurred, (ii) Open Text shall have received written notice from the Company to the effect that the Company intends to enter into, or has entered into, a definitive agreement (other than a confidentiality agreement permitted by the merger agreement) with respect to a superior proposal in accordance with the merger agreement, or (iii) the Company shall have breached its obligations under the provisions of the merger agreement related to solicitations and takeover proposals. See “The Merger Agreement—Restrictions on Solicitation of other Takeover Proposals and Restrictions on Change of Recommendation to Stockholders—Restrictions on Change

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of Recommendation to Stockholders” beginning on page 67 for the definition of “adverse recommendation change.”

The Company may also terminate the merger agreement if:

•	under certain circumstances, Open Text or Merger Sub shall have breached or failed to perform its representations, warranties, covenants or other agreements set forth in the merger agreement, and such breach or failure to perform is incapable of being cured by October 31, 2012, or, if curable, has not been cured within fifteen business days after Open Text’s or Merger Sub’s receipt of written notice of such breach from the Company; or

•	prior to receipt of the vote of the Company’s stockholders to adopt the merger agreement, the Company’s board of directors shall have authorized the Company or any of its subsidiaries to enter into a definitive agreement (other than a confidentiality agreement permitted by the merger agreement) with respect to a superior proposal in accordance with the terms and subject to the conditions of the provisions of the merger agreement related to takeover proposals, and the Company shall have complied with its obligations under the merger agreement with respect to takeover proposals, including the payment of a termination fee.

If the merger agreement is terminated, it will become void, and there will be no liability under the merger agreement on the part of the Company, Open Text or Merger Sub or their respective directors, officers, employees, agents or representatives, and all rights and obligations under the merger agreement of the Company, Open Text or Merger Sub shall cease, except for certain provisions relating to confidentiality agreements, effects of termination, termination fees, expenses and general provisions, and except that termination of the merger agreement will not relieve any party from liability for fraud or any willful or intentional breach of its covenants or agreements set forth in the merger agreement.

Fees and Expenses (Page 70)

Each of the parties will bear all fees and expenses it incurs in connection with the merger and the merger agreement, except (i) for fees and expenses related to any filing made pursuant to the HSR Act or any other U.S. or foreign antitrust, competition or similar law, which will be paid 50% by Open Text and 50% by the Company, and (ii) as described below under “Termination Fee Payable by the Company.”

Termination Fee Payable by the Company (Page 70)

We have agreed to pay Open Text a termination fee of $9,350,000 if the merger agreement is terminated under certain specified circumstances, including if Open Text terminates the merger agreement because:

•	the board adversely changes its recommendation of the merger;

•	the Company notifies Open Text that it intends to enter into, or has entered into, a definitive agreement with respect to a superior proposal; or

•	the Company breaches its obligations under the merger agreement related to solicitations and takeover proposals.

In addition, if Open Text or the Company terminates the agreement because our stockholders fail to adopt the merger agreement or if Open Text terminates the merger agreement because the Company breached or failed to perform its representations, warranties or covenants and cannot or did not cure those breaches or failures as specified in the merger agreement, we have agreed to reimburse Open Text for its and its affiliates’ out-of-pocket fees and expenses incurred in connection with the preparation, negotiation, execution and performance of the merger agreement. Further, we have agreed to pay Open Text a termination fee of $9,350,000 (less any expenses previously reimbursed by the Company) if the merger agreement is terminated for any of the foregoing reasons set forth in the preceding sentence or if Open Text or the Company terminates the agreement because the effective time of the

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merger has not occurred on or before October 31, 2012, and, following any such termination, we take certain actions related to a takeover proposal within six months of termination.

Voting Agreements (Page 74)

On May 1, 2012 each of Thomas J. Stallings, the Company’s Chief Executive Officer and a director of the Company, Glen E. Shipley, the Company’s Chief Financial Officer, Kevin R. Maloney, the Company’s Executive Vice President of Worldwide Sales and Marketing, Patrick A. Harper, the Company’s Executive Vice President of Global Operations, Teresa A. Deuel, the Company’s Executive Vice President of Worldwide Customer Support, Mark J. Herold, the Company’s Vice President of Human Resources, Kim D. Cooke, a director of the Company, Richard J. Berman, a director of the Company, Paul D. Lapides, a director of the Company, and John S. Simon, a director of the Company, who we collectively refer to as the supporting insiders, entered into a voting agreement with Open Text and Merger Sub. Under the voting agreements, the supporting insiders agreed, among other things, to vote the shares of Company common stock beneficially owned by them currently, together with any other voting securities of the Company subsequently acquired or beneficially owned by them, as to which they have the right to vote in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement. The supporting insiders beneficially owned an aggregate of 3,374,098 shares of Company common stock, including 2,921,947 stock options to acquire Company common stock (whether or not presently exercisable or exercisable within the next 60 days), or 9.6% of the outstanding shares of Company common stock, on May 30, 2012. As of the record date, the supporting insiders beneficially owned an aggregate of 452,151 shares of Company common stock entitled to vote at the special meeting.

A copy of the form of voting agreement executed and delivered by each of the supporting insiders is attached to this proxy statement as Annex B.

Market Price of Company Common Stock (Page 76)

The closing price of Company common stock on NASDAQ on May 1, 2012, the last trading day prior to the public announcement of the merger agreement, was $6.36 per share of Company common stock. The volume-weighted average price per share of Company common stock for the 60 trading day period ending on May 1, 2012 was $5.18. On June 1, 2012, the most recent practicable date before this proxy statement was first mailed to stockholders, the closing price for Company common stock on NASDAQ was $7.17 per share of Company common stock. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.

Appraisal Rights (Page 78)

Under Section 262 of the DGCL, stockholders of record of Company common stock as of the record date who do not vote in favor of the adoption of the merger agreement may elect to pursue their appraisal rights to receive the “fair value” of their shares, plus interest, if any, on the amount determined to be the fair value, as determined by the Delaware Court of Chancery, but only if they comply with all applicable requirements of the DGCL. For a summary of these Delaware law procedures, see “Appraisal Rights” beginning on page 78. The ultimate amount you may receive in an appraisal proceeding could be more than, the same as or less than the merger consideration. Any stockholder of record intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company prior to the vote on the proposal to adopt the merger agreement, must not submit a letter of transmittal, and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement, and must otherwise strictly comply with all of the procedures set forth in the DGCL.

A copy of Section 262 of the DGCL is included as Annex D to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO

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TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Deregistration of Company Common Stock (Page 82)

If the merger is consummated, we will have only one stockholder, which will allow us to terminate the registration of Company common stock under the Exchange Act. Effective on and following the termination of the registration of Company common stock under the Exchange Act, we will no longer be subject to any reporting requirements under the Exchange Act or the rules of the SEC applicable to SEC reporting companies. We will, therefore, cease to file annual, quarterly, current and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements. In addition, the Company intends to delist the Company common stock from NASDAQ.

Where You Can Find More Information (Page 83)

You can find more information about the Company in the periodic reports and other information we filed with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, see “Where You Can Find More Information” beginning on page 83.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 83.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction card?

A.	You are receiving this proxy statement and proxy card or voting instruction card in connection with the solicitation of proxies by the Company’s board of directors for use at the special meeting because you owned shares of Company common stock as of the record date for the special meeting. This proxy statement describes matters on which we urge you to vote your shares of Company common stock and is intended to assist you in deciding how to vote.

Q.	When and where is the special meeting?

A.	The special meeting of stockholders of the Company will be held on will be held on Monday, July 2, 2012, starting at 10:00 a.m. Eastern Standard Time, at the Company’s offices at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092.

Q.	What am I being asked to vote on at the special meeting?

A.	You are being asked to consider and vote on a proposal to adopt the merger agreement, which provides, among other things, for the acquisition of the Company by Open Text. You are also being asked to consider and vote, on a nonbinding advisory basis, on a proposal to approve the “golden parachute” compensation (as defined in the regulations of the SEC) that will be payable to the Company’s named executive officers in connection with the consummation of the merger as reported in the Golden Parachute Compensation table on page 50, and to approve a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q.	What is the proposed transaction pursuant to the merger agreement and what effects will it have on the Company?

A.	The proposed transaction pursuant to the merger agreement is the acquisition of the Company by Open Text. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. As a result of the merger, the Company will become a wholly-owned subsidiary of Open Text and will no longer be a publicly held corporation, and you will no longer have any interest in our future earnings or growth. In addition, the Company common stock will be delisted from NASDAQ and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of Company common stock.

Q.	What will I receive if I am a stockholder of the Company and the merger is consummated?

A.	Upon completion of the merger, you will be entitled to receive the per share merger consideration of $7.25 in cash, without interest and less any applicable withholding taxes, for each share of Company common stock that you own. You will not receive the merger consideration if you are entitled to and have properly demanded appraisal under Section 262 of the DGCL. For example, if you own 100 shares of Company common stock, you will receive $725 in cash in exchange for your shares of Company common stock, less

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any applicable withholding taxes. You will not own any shares of the capital stock in the surviving corporation.

Q.	What will holders of stock options receive if the merger is consummated?

A.	Upon completion of the merger, each stock option that was outstanding and unvested immediately prior to the effective time will have become fully vested, and each unexercised stock option that was outstanding immediately prior to the effective time will have been canceled. Upon completion of the merger, a holder of any stock option that has an exercise price that is less than the merger consideration will be entitled to receive an amount in cash from the surviving corporation equal to the product of (i) the excess, if any, of (A) $7.25 over (B) the applicable exercise price per share of Company common stock subject to such stock option, multiplied by (ii) the aggregate number of shares of Company common stock then issuable upon exercise of such stock option. Any amounts payable will be paid less applicable tax withholdings. For example, a holder of a stock option to acquire 100 shares of Company common stock at an exercise price of $2.25 will receive $500 in cash in exchange for such stock option, less any applicable withholding taxes. A holder of stock options will not own any shares of the capital stock, or options to acquire shares of the capital stock, in the surviving corporation.

Q.	Do any of the Company’s directors or executive officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.	Yes. In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. See “The Merger—Interests of Certain Persons in the Merger” beginning on page 45 for additional information. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 32 for additional information.

Q.	When do you expect the merger to be consummated?

A.	We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement and all required regulatory approvals, we currently anticipate that the merger will be consummated during the third calendar quarter of 2012.

Q.	How does the board of directors recommend that I vote?

A.	The board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	What vote is required for the Company’s stockholders to approve the proposal to adopt the merger agreement?

A.	Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the proposal.

Because the affirmative vote required to approve the proposal to adopt the merger agreement is based upon the total number of outstanding shares of Company common stock, if you fail to submit a proxy or to vote in person at the special meeting, or if you vote “ABSTAIN”, or if you are not a stockholder of record and do not provide your bank, brokerage firm or other nominee with voting instructions, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

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Q.	What vote is required for the Company’s stockholders to approve the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate?

A.	Approval of the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies each requires the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock present, in person or by proxy, at the special meeting and entitled to vote at the special meeting.

If you fail to submit a proxy or to vote in person at the special meeting, or if you are not a stockholder of record and do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on these proposals. A failure to vote or an abstention will have no effect on the proposal regarding the golden parachute compensation because the vote is nonbinding and advisory only and refraining from providing advice does not reflect support or disapproval of the underlying proposal. A failure to vote will have no effect on the adjournment proposal, but an abstention will have the same effect as a vote “AGAINST” this proposal.

Q.	Who can vote at the special meeting?

A.	All of our holders of Company common stock of record as of the close of business on May 22, 2012, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of Company common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Company common stock that such holder owned as of the record date.

Q.	What constitutes a quorum for the special meeting?

A.	A quorum is necessary for the stockholder vote on the proposal to adopt the merger agreement and to adjourn the special meeting to solicit additional proxies and to approve the nonbinding advisory proposal regarding “golden parachute” compensation at the special meeting. The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Company common stock outstanding at the close of business on the record date and entitled to vote constitutes a quorum for the purposes of the special meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present.

Q.	How do I vote?

A.	If you are a stockholder of record, you may vote your shares of Company common stock on matters presented at the special meeting in any of the following ways:

•	in person—you may attend the special meeting and cast your vote there;

•	by proxy—stockholders of record may submit a proxy to have their shares of Company common stock represented and voted at the special meeting via:

•	mail, by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope – your vote must be received by our Secretary by the time the special meeting begins to be counted;

•	the internet, by going to www.proxyvote.com to complete an electronic proxy card and following the instructions on the website (you will need to provide information from the enclosed proxy card) – your vote must be received by 11:59 p.m., Eastern Standard Time, on July 1, 2012 to be counted; or

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•	telephone, by using any touch-tone telephone to call 1-800-690-6903 and following the instructions on the call (you will need to provide information from the enclosed proxy card) – your vote must be received by 11:59 p.m., Eastern Standard Time, on July 1, 2012 to be counted.

If you hold your shares of Company common stock in nominee or “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see the choices available to you. Please note that if you are a beneficial owner of shares of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

Q.	What is a proxy?

A.	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Company common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company common stock is called a “proxy card.” Our board of directors has designated Thomas J. Stallings and Glen E. Shipley, and each of them singly, with full power of substitution, as proxies for the special meeting.

Q.	What is the difference between holding shares as a stockholder of record and in nominee or “street name”?

A.	If your shares of Company common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares of Company common stock, as the “stockholder of record.” This proxy statement and your proxy card have been sent directly to you by us.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in nominee or “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in nominee or “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of Company common stock by following their instructions for voting.

Q.	If my shares of Company common stock are held in nominee or “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Company common stock for me?

A.	Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Company common stock if you instruct it how to vote. You should follow the instructions provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Company common stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company common stock, your shares of Company common stock will not be voted and the effect will be the same as a vote “AGAINST” the proposal to adopt the merger agreement. Your unvoted shares of Company common stock will not have an effect on approval of the nonbinding advisory proposal regarding “golden parachute” compensation or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	How can I change or revoke my proxy?

A.	You have the right to revoke a proxy at any time before it is exercised, by taking any of the following actions: (i) giving written notice of revocation to our Secretary, John A. Harwood, at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, (ii) signing and returning another proxy card bearing a later

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date, (iii) submitting a new proxy vote through the internet or by telephone as instructed in these materials, or (iv) attending the special meeting and voting in person. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please contact your bank, brokerage firm or other nominee as to its procedures for the revocation of your instructions and/or the giving of new instructions on how to vote the shares held by it on your behalf.

Q.	If a stockholder gives a proxy, how will its shares of Company common stock be voted?

A.	The individuals named on the enclosed proxy card, as your proxies, will vote your shares of Company common stock in the way that you indicate.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the special meeting or any postponement or adjournment or adjournments thereof.

Q.	How are votes counted?

A.	With respect to the proposal to adopt the merger agreement, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Broker non-votes and votes to “ABSTAIN” will have the same effect as votes “AGAINST” the proposal to adopt the merger agreement.

With respect to the proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Broker non-votes will have no effect on these proposals. An abstention will have the same effect as a vote “AGAINST” the adjournment proposal, but will have no effect on the proposal regarding the golden parachute compensation, because the vote is nonbinding and advisory only and refraining from providing advice does not reflect support or disapproval of the underlying proposal.

Q.	What are broker non-votes?

A.	If your shares of Company common stock are held in “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. Banks, brokerage firms or other nominees who hold shares in nominee or “street name” for their customers only have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, and are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, the proposal to approve the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. As a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-routine matters.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.	If you hold shares of Company common stock in more than one account, you may receive more than one proxy or set of voting instructions relating to the special meeting. These should each be voted or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Company common stock are voted.

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Q.	What happens if I sell my shares of Company common stock before the special meeting?

A.	The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of Company common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of these special arrangements, you will retain your right to vote such shares at the special meeting, although you have transferred the right to receive the per share merger consideration to the person to whom you transfer your shares.

Q.	What do I need to do now?

A.	Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy card promptly to ensure that your shares are represented at the special meeting. If you hold your shares of Company common stock in your own name as the stockholder of record, please submit a proxy for your shares of Company common stock by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope or by voting over the internet or by telephone as instructed in these materials. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner of shares of Company common stock held in nominee or “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee for the procedures you should use to vote your shares.

Q.	Should I send in my stock certificates now?

A.	No. If you are a stockholder of record, an information statement and a letter of transmittal will be mailed to you promptly after the effective time of the merger, describing how you should surrender your shares of Company common stock for the per share merger consideration. If your shares of Company common stock are held in nominee or “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your nominee or “street name” shares of Company common stock in exchange for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	What rights do I have if I oppose the merger?

A.	Stockholders of record as of the record date are entitled to exercise appraisal rights under Delaware law by following the procedures and satisfying the requirements specified in Section 262 of the DGCL. A copy of Section 262 is attached as Annex D to this proxy statement. See “Appraisal Rights” beginning on page 78.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.	The Company has engaged Georgeson Inc. (“Georgeson”) to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Georgeson fees and expenses of approximately $20,000. The Company will indemnify Georgeson and its employees against certain losses, claims, damages, liabilities or expenses to which they may become subject arising from or in connection with the services to be performed by Georgeson. In addition, proxies may be solicited in person or by telephone, email, or facsimile, by officers, directors and regular employees of the Company. They will not be paid any additional amounts for soliciting proxies. The Company will also reimburse banks, brokerages firms or other nominees their reasonable expenses for forwarding the proxy material to beneficial owners and obtaining their instructions.

Q.	Who can help answer my other questions?

A.	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Company common stock, or need additional copies of this proxy statement or the enclosed proxy card, please call our Secretary, John A. Harwood, at (678) 533-8005 or our proxy solicitor, Georgeson, at (866) 729-6811 (toll free) or (212) 440-9800 (call collect).

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain a number of “forward-looking statements” which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Specifically, all statements other than statements of historical facts included in this proxy statement regarding the timing or likelihood of completing the merger to which this proxy statement relates, our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management. When used in this proxy statement, the words “anticipate,” “believe,” “estimate,” “expect,” “may,” “should,” “could,” “would,” “will,” “hope,” “plan,” “contemplate,” “continue” and “intend,” and words or phrases of similar import, as they relate to the timing or likelihood of completing the merger, our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements.

Our forward-looking statements reflect our current view with respect to future events and are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions (including the current worldwide economic downturn and disruption in financial and credit markets); weakness in demand for our services from our financial services market customers; challenges in developing new services for sale to our customers; risks related to data security and privacy; the need to maintain or replace our existing VAN interconnect arrangements; the risk of failures by third party service providers on whom we rely to provide our services; potential service interruptions due to failures by our internal service production systems; risks related to intellectual property rights and disputes; future assessments for unaccrued international, federal, state and local income and sales taxes; government regulation and legal uncertainties relating to the Internet and other telecommunication services; any significant variations between actual amounts and the amounts estimated for those matters identified as our critical accounting estimates as well as other significant accounting estimates made in the preparation of our financial statements; and the economic impact of geopolitical concerns. Accordingly, actual results may differ materially from such forward-looking statements. In addition to other factors and matters contained in or incorporated by reference in this proxy statement, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a termination fee;

•	Open Text’s cash resources being sufficient to complete the merger and the transactions contemplated thereby;

•	the effect of the announcement of the merger on our business relationships, operating results and business generally, including our ability to retain key employees;

•	the inability to complete the merger due to the failure to obtain the Company stockholder approval or the failure to satisfy other conditions to completion of the merger, including the failure to obtain regulatory approval;

•	the failure of the merger to close for any other reason;

•	the possibility that alternative takeover proposals will or will not be made;

•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

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•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us or others relating to the merger agreement;

•	diversion of management’s and our other employees’ attention from ongoing business concerns;

•	the merger agreement’s contractual restrictions on the conduct of our business prior to the completion of the merger;

•	the possible adverse effect on our business and the price of our shares of Company common stock if the merger is not consummated in a timely fashion or at all; and

•	the amount of the costs, fees, expenses and charges related to the merger.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1A in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011 and in our registration statements and periodic reports filed with the SEC under the Exchange Act. The Company cautions that the foregoing list of important factors that may affect future results and the factors contained in our SEC filings are not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to the Company or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement. The Company undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the board of directors for use at the special meeting to be held on Monday, July 2, 2012, starting at 10:00 a.m. Eastern Standard Time, at the Company’s offices at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, or at any postponement or adjournment thereof. At the special meeting, holders of Company common stock will be asked to approve the proposal to adopt the merger agreement, to approve the nonbinding advisory proposal regarding “golden parachute” compensation and to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. In addition, the stockholders may transact such other business as may properly come before the special meeting, or any adjournment or postponement thereof.

Our stockholders must approve the proposal to adopt the merger agreement in order for the merger to be consummated. If our stockholders fail to approve the proposal to adopt the merger agreement, the merger will not be consummated. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date and Quorum

We have fixed the close of business on May 22, 2012 as the record date for the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock at the close of business on the record date. On the record date, there were 32,118,325 shares of Company common stock outstanding and entitled to vote. Each share of Company common stock entitles its holder to one vote on all matters properly coming before the special meeting.

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A majority of the shares of Company common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of Company common stock represented at the special meeting but not voted, including shares of Company common stock as to which a stockholder votes to “ABSTAIN”, as well as “broker non-votes” (as described below), will be counted for purposes of establishing a quorum. A quorum is necessary for stockholders to vote on the proposals to adopt the merger agreement, to approve the “golden parachute” compensation and to adjourn the special meeting to solicit additional proxies. Once a share of Company common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will be required. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or recessed until a quorum is present.

Attendance

All stockholders of record may attend the special meeting by showing photo identification and signing in at the special meeting. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you must bring to the special meeting a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote the shares. If you are the representative of a corporate or institutional stockholder, please bring to the special meeting proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon. Approval of the nonbinding advisory proposal regarding “golden parachute” compensation and approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies each requires the affirmative vote of a majority of the votes cast, in person or proxy, at the special meeting and entitled to vote at the special meeting. For each of these proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN”.

If you are a stockholder of record and you fail to submit a proxy or to vote in person at the special meeting, your shares of Company common stock will not be voted on the proposal to adopt the merger agreement, the nonbinding advisory proposal regarding the “golden parachute” proposal or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Your failure to vote or submit a proxy will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. An abstention will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and the proposal regarding the adjournment of the meeting to solicit additional proxies, but will have no effect on the proposal regarding the golden parachute compensation, because the vote is nonbinding and advisory only and refraining from providing advice does not reflect support or disapproval of the underlying proposal.

If your shares of Company common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares of Company common stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in nominee or “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in nominee or “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. If you hold your shares of Company common stock in nominee or “street name,” please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

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Banks, brokerage firms or other nominees who hold shares in nominee or “street name” for their customers only have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, and are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, the proposal to approve the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. As a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-routine matters, which we refer to generally as broker non-votes. These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you are a stockholder of record, you may vote your shares of Company common stock on matters presented at the special meeting in any of the following ways:

•	in person—you may attend the special meeting and cast your vote there; or

•	by proxy—you may submit a proxy to have your shares of Company common stock represented and voted at the special meeting via:

•	mail, by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope – your vote must be received by our Secretary by the time the special meeting begins to be counted;

•	the internet, by going to www.proxyvote.com to complete an electronic proxy card and following the instructions on the website (you will need to provide information from the enclosed proxy card) – your vote must be received by 11:59 p.m., Eastern Standard Time, on July 1, 2012 to be counted; or

•	telephone, by using a touch-tone telephone to call 1-800-690-6903 and following the instructions on the call (you will need to provide information from the enclosed proxy card) – your vote must be received by 11:59 p.m., Eastern Standard Time, on July 1, 2012 to be counted.

If you are a beneficial owner of Company common stock held in nominee or “street name,” you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company common stock voted. Please note that if you are a beneficial owner of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

Please do not send in your stock certificates with your proxy card. When the merger is consummated, a separate information statement and letter of transmittal will be mailed to you that will enable you to surrender your stock certificates and receive the per share merger consideration.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named as your proxies on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Company common stock in the way that you indicate. When completing the enclosed proxy card, you may specify whether your shares of Company common stock should be voted “FOR”, “AGAINST” or “ABSTAIN”, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

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 In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the special meeting or any postponement or adjournment or adjournments thereof.

IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF COMPANY COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE OR VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS.

Voting Agreements

On May 1, 2012, each of the supporting insiders entered into a voting agreement with Open Text and Merger Sub. Under the voting agreements, the supporting insiders agreed, among other things, to vote the shares of Company common stock beneficially owned by them currently, together with any other voting securities of the Company subsequently acquired or beneficially owned by them, as to which they have the right to vote in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement. The supporting insiders beneficially owned an aggregate of 3,374,098 shares of Company common stock, including 2,921,947 stock options to acquire Company common stock (whether or not presently exercisable or exercisable within the next 60 days), or 9.6% of the outstanding shares of Company common stock, on May 30, 2012. See “Voting Agreements” beginning on page 74. As of the record date, the supporting insiders beneficially owned an aggregate of 452,151 shares of Company common stock entitled to vote at the special meeting.

A copy of the form of voting agreement executed and delivered by each of the supporting insiders is attached to this proxy statement as Annex B.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote over the internet or by telephone as instructed in these materials, or may vote in person at the special meeting. If your shares of Company common stock are held in nominee or “street name” by your bank, brokerage firm or other nominee, you should direct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote “ABSTAIN”, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on the matters to be considered at the special meeting, the shares represented by your properly signed proxy will be voted “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the special meeting or any postponement or adjournment or adjournments thereof.

If you are a stockholder of record, you have the right to revoke a proxy at any time before it is exercised, by taking any of the following actions: (i) giving written notice of revocation to our Secretary, John A. Harwood, at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, which must be filed with our Secretary by the time the special meeting begins, (ii) signing and returning another proxy card bearing a later date, (iii) submitting a new proxy vote through the internet or by telephone as instructed in these materials, or (iv) attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, revoke any previously submitted proxy.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please contact your bank, brokerage firm or other nominee as to its procedures for the revocation of your instructions and/or the giving of new instructions on how to vote the shares held by them on your behalf.

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Adjournments

Although it is not currently expected, the special meeting may be adjourned, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. The special meeting may also be adjourned if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without additional notice, unless the adjournment is for more than 30 days or a new record date is fixed.

Anticipated Date of Completion of the Merger

We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement and all required regulatory approvals, we currently anticipate that the merger will be consummated during the third calendar quarter of 2012.

Appraisal Rights

Stockholders of record of Company common stock as of the record date who do not vote in favor of the proposal to adopt the merger agreement may elect to exercise their appraisal rights under Section 262 of the DGCL to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration for the common stock, but only if they comply with the procedures required under Delaware law. For a summary of these Delaware law procedures, see “Appraisal Rights” beginning on page 78. An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights for those shares.

A copy of Section 262 of the DGCL is included as Annex D to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

ANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, BECAUSE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company has engaged Georgeson to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Georgeson fees and expenses of approximately $20,000. The Company will indemnify Georgeson and its employees against certain losses, claims, damages, liabilities or expenses to which they may become subject arising from or in connection with the services to be performed by Georgeson. In addition, proxies may be solicited in person or by telephone, email, or facsimile, by officers, directors and regular employees of the Company. They will not be paid any additional amounts for soliciting proxies. The Company will also reimburse banks, brokerages firms or other nominees their reasonable expenses for forwarding the proxy material to beneficial owners and obtaining their instructions.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our Secretary, John A. Harwood, at (678) 533-8005 or our proxy solicitor, Georgeson, at (866) 729-6811 (toll free) or (212) 440-9800 (call collect).

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PARTIES TO THE MERGER

The Company

EasyLink Services International Corporation

6025 The Corners Parkway, Suite 100

Norcross, Georgia 30092

(678) 533-8000

The Company is a Delaware corporation with its headquarters in Norcross, Georgia. The Company offers a comprehensive portfolio of “any to any” business messaging and transaction services that can bridge the most challenging technology gaps while creating significant cost efficiencies across an organization. From Desktop Fax and Production Messaging to EDI, Managed File Transfer, Document Capture and Management, Secure Messaging and Notifications, we help companies drive costs out of their operations. With over two decades of servicing customers around the globe, the Company has established a proven track record for providing effective, reliable and secure communications. The Company common stock is listed on NASDAQ under the symbol “ESIC.”

Open Text

Open Text Corporation

275 Frank Tompa Drive

Waterloo, Ontario

Canada N2L 0A1

(519) 888-7111

Open Text is a Canadian corporation with its headquarters in Waterloo, Ontario. Open Text is the world's largest independent provider of Enterprise Content Management (ECM) software. Open Text’s solutions manage information for all types of business, compliance and industry requirements in the world's largest companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers and millions of users in 114 countries and 12 languages. Upon completion of the merger, the Company will be an indirect wholly-owned subsidiary of Open Text. Open Text common stock is listed on NASDAQ under the symbol “OTEX” and listed on the Toronto Stock Exchange under the symbol “OTC.”

Merger Sub

Epic Acquisition Sub Inc.

275 Frank Tompa Drive

Waterloo, Ontario

Canada N2L 0A1

(519) 888-7111

Merger Sub is a Delaware corporation formed by Open Text solely for the purpose of entering into the merger agreement and merging with and into the Company. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger, which we refer to as the surviving corporation.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company will cease to be a publicly traded company. You will not own any shares of the capital stock of the surviving corporation.

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Overview of the Merger

The Company, Open Text and Merger Sub entered into the merger agreement on May 1, 2012. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect wholly-owned subsidiary of Open Text. At the effective time of the merger:

•	each share of Company common stock issued and outstanding immediately prior to the effective time and associated stockholder right (to the extent outstanding at the effective time), other than the excluded shares, will be converted into the right to receive $7.25, without interest and less any applicable withholding taxes; and

•	each stock option that is outstanding and unvested immediately prior to the effective time will become fully vested, and each unexercised stock option that is outstanding immediately prior to the effective time will be canceled with the holder of any such stock option that has an exercise price that is less than the merger consideration becoming entitled to receive an amount in cash from the surviving corporation equal to the product of (i) the excess, if any, of (A) $7.25 over (B) the applicable exercise price per share of Company common stock subject to such stock option, multiplied by (ii) the aggregate number of shares of Company common stock then issuable upon exercise of such stock option. Any amounts payable will be paid less applicable tax withholdings, and Open Text must cause the surviving corporation to make such payments as promptly as reasonably practicable after the effective time of the merger.

Following and as a result of the merger and the merger agreement:

•	Company stockholders will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth;

•	shares of Company common stock will no longer be listed on NASDAQ; and

•	the Company intends to terminate the registration of its shares of Company common stock under the Exchange Act.

Directors and Officers of the Surviving Corporation

The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation. The officers of the Company immediately prior to the effective time of the merger will be the initial officers of the surviving corporation. The directors and officers of the surviving corporation will serve in accordance with the certificate of incorporation and bylaws of the surviving corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

Background of the Merger

In September 2010, Dwight Mamanteo, then a director of the Company, received an unsolicited telephone call from a private equity fund, which we will refer to as Party A, who inquired if the Company would be interested in discussing a possible acquisition of the Company by Party A. Mr. Mamanteo referred the inquiry to Thomas J. Stallings, the Company’s Chief Executive Officer, and Kim D. Cooke, the Company’s Chairman of the Board. The Company was then in the midst of negotiations to acquire the Xpedite business from Premiere Global Services, Inc., which management and the board of directors felt would enhance the value of the Company. Accordingly, Mr. Stallings informed Party A that the board was not interested in pursuing a transaction at that time.

In November 2010, following the closing of the acquisition of the Xpedite business by the Company, Messrs. Stallings and Cooke received further unsolicited telephone calls from Party A inquiring whether the Company would be interested in commencing discussions of a possible business acquisition of the Company by Party A. In December 2010, Mr. Stallings conveyed to Party A the board’s willingness to listen to a proposal from

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Party A, and on January 5, 2011 Party A addressed the board of directors and presented a draft nonbinding letter of intent to acquire the Company at a price of $5.25 per share. The board reviewed Party A’s proposal and, based on the directors’ and management’s beliefs regarding the prospects for integrating the Xpedite acquisition and enhancing the Company’s performance, the board determined that the proposed price was inadequate. On January 6, 2011, Mr. Stallings conveyed the board’s determination to Party A. In January 2011, Party A continued contact with the Company through a series of unsolicited telephone calls and email exchanges with Messrs. Stallings and Cooke.

On February 28, 2011 the Company and Party A entered into a nondisclosure agreement whereby Party A agreed to maintain the confidentiality of any confidential information shared by the Company in discussions with Party A. Following the disclosure of additional information to Party A in March 2011, Party A continued a dialog with the Company through a series of telephone conversations and emails. However, Party A did not make another offer for the Company until November 18, 2011.

On July 25, 2011, the board of directors discussed the need to periodically examine the strategic direction of the Company and directed management of the Company to conduct a review of the strategic alternatives for the Company, including identifying potential material acquisition targets in the Company’s lines of business or complementary lines of business, considering opportunities for a potential sale of the Company for cash, stock or other securities of an acquirer, and other potential transactions which could enhance stockholder value, liquidity and return. The board authorized management to engage investment banking advisors to assist with this review, and to utilize the Company’s outside corporate counsel, Troutman Sanders LLP, to advise the Company with respect to the process. Andrew Kaminsky, an outside consultant to the Company, participated at the request of the directors in the board’s discussions regarding the decision to conduct a strategic review, but was not involved in the subsequent steps of the strategic review.

On August 24 and 25, 2011, Mr. Stallings, Glen E. Shipley, the Company’s Chief Financial Officer, and a representative of Troutman Sanders conducted a series of meetings at the offices of Troutman Sanders with representatives of each of five investment banking firms to discuss a potential engagement of an investment banking firm to assist with the Company’s review of strategic alternatives. Mr. Cooke also participated in four of the meetings. Following the meetings, management requested proposals from William Blair and another firm, which we will refer to as Banker A, for the terms of their potential engagement by the Company.

On August 29, 2011, the Company received draft engagement documents from Banker A, and on August 31, 2011, the Company received draft engagement documents from William Blair. From August 29, 2011 until September 12, 2011, management negotiated the terms of a proposed engagement with Banker A with the assistance of Troutman Sanders. On September 12, 2011, the board approved the engagement of Banker A subject to the completion of negotiation of the terms of engagement, which occurred on September 21, 2011.

Although negotiation of the terms of engagement with Banker A were completed, before an engagement letter with Banker A could be executed, on September 23, 2011, following an increase in volatility in the market for the Company common stock and the stock market generally and a period of decline in the price of the Company common stock, management of the Company determined with the board’s concurrence to suspend the engagement process pending a return to more favorable market conditions.

In mid-October, Party A informed Mr. Stallings that it planned to submit an additional offer to acquire the Company.

On October 25, 2011, a representative of Troutman Sanders attended a meeting of the board and provided advice to the directors regarding their fiduciary duties in connection with the strategic review process.

On November 18, 2011, Party A submitted a proposal to acquire the Company at a price per share of Company common stock in the range of $6.15 to $6.35 per share, subject to a “due diligence” review, receipt of additional information and negotiation of a definitive agreement. Party A also sought an arrangement granting it the exclusive right to negotiate an acquisition through January 31, 2012, during which period Party A would conduct its due diligence review. Party A’s proposal included a “go shop” provision that would have allowed the Company to solicit competing offers to the proposal for a period of time after execution and delivery of a definitive agreement relating to the proposal.

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In response to Party A’s proposal, at a meeting on November 28, 2011, the board directed management to recommence the process of engaging an investment banker to assist in the Company’s strategic review, and directed management to give emphasis to a financial advisor which could thoroughly investigate strategic alternatives, including acquisitions of complementary businesses, forming a joint venture with one or more strategic partners, raising capital through a public or private offering, implementing a stock repurchase program, conducting a leveraged recapitalization of the Company, and selling control of the Company to a financial or strategic acquirer. Based on this direction, on November 30, 2011, Messrs. Cooke, Stallings and Shipley, along with Paul D. Lapides, a director of the Company, and a representative of Troutman Sanders, met with representatives of William Blair to discuss further their capability to assist in the investigation of strategic alternatives for the Company and broad outlines of potential strategic options which could be developed by William Blair if requested by the Company. The board believed that William Blair, rather than Banker A, was better positioned to represent the Company given the board’s then current views on the wide range of potential strategic alternatives for the Company, and so did not re-engage with Banker A. Based on those discussions, from December 1 to December 4, 2011, management negotiated the terms of an engagement of William Blair to assist in the process and on December 5, 2011 recommended such engagement to the board. At a meeting on December 5, 2011, the board approved the engagement of William Blair. On December 6, the Company signed an engagement letter with William Blair.

On December 15, 2011, Messrs. Stallings and Shipley, along with other members of management and representatives of Troutman Sanders, met with representatives of William Blair to discuss the November 18, 2011 proposal from Party A, the potential of additional proposals for strategic transactions from other parties, including names of potential acquirers, a suggested process for marketing the Company to potential acquirers, a form of nondisclosure agreement for use with potential acquirers and the process for compiling information about the Company for any due diligence review by prospective acquirers.

On January 6, 2012, representatives of the Company, Troutman Sanders and William Blair held a conference call to discuss the next steps for the process of marketing the Company to potential acquirers, including finalizing the form of nondisclosure agreement to be used with each potential acquirer.

On January 10 and 11, 2012, representatives of the Company, Troutman Sanders and William Blair finalized the form of nondisclosure agreement to be used with each potential acquirer.

During the period from January 16 to February 23, 2012, William Blair contacted 37 potential acquirers and distributed the form of nondisclosure agreement to 24 of them. The Company, with assistance from William Blair and Troutman Sanders, negotiated and entered into nondisclosure agreements with 21 potential acquirers, including Party A, an additional private equity group which we will refer to as Party B, and Open Text. Beginning during this period, potential acquirers who had entered into nondisclosure agreements with the Company were given access to an on-line virtual data room containing information about the Company.

On February 13, 2012, Mr. Stallings briefed the board of directors on the status of the process being conducted by William Blair.

From February 27 to March 9, 2012, representatives of the Company and William Blair met with six potential acquirers at their request to provide additional information regarding the Company’s operations as part of their due diligence review of the Company. On February 29, 2012, representatives of the Company and William Blair met with Party A as part of Party A’s due diligence review and potential bid to acquire the Company and provided Party A with additional confidential information regarding the Company requested by Party A. On March 9, 2012, representatives of the Company and William Blair met with Party B as part of Party B’s due diligence review and potential bid to acquire the Company and provided Party B with additional confidential information regarding the Company requested by Party B.

On March 7, 2012, Mr. Stallings briefed the board of directors on the status of the process being conducted by William Blair.

On March 13, 2012, Messrs. Stallings and Shipley, Kevin R. Maloney, the Company’s Executive Vice President of Worldwide Sales and Marketing, and a representative of William Blair had dinner with representatives of Open Text to discuss Open Text’s due diligence review of the Company and potential bid to acquire the

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Company. On March 14, 2012, Messrs. Stallings, Shipley and Maloney, John A. Harwood, General Counsel of the Company, other members of the management of the Company and representatives of William Blair met at the offices of Troutman Sanders with representatives of Open Text to provide additional information regarding the Company’s operations as part of Open Text’s due diligence review of the Company.

On March 16, 2012, at the Company’s request William Blair began providing bid instructions to the potential acquirers.

On March 23, 2012, the Company provided a form of acquisition agreement prepared by Troutman Sanders to potential acquirers for their review in connection with their submission of bids.

On March 26, 2012, Mr. Stallings briefed the board of directors on the status of the process being conducted by William Blair and answered questions from the directors regarding the same.

On March 29, 2012, Open Text submitted a proposed nonbinding letter of intent to acquire all of the equity and options of the Company at a price of $6.00 per share. The draft letter of intent also included certain other transaction terms, including a requirement that the definitive documentation for the transaction define a “superior offer” for purposes of determining when a proposed termination fee would be payable if the Company terminated the proposed acquisition to pursue an alternative transaction as, at a minimum, being an offer with a premium of at least 10% to the per share price offered by Open Text. The transaction terms regarding a “superior offer” described in the preceding sentence were carried forward into subsequent versions of Open Text’s letter of intent and, ultimately, into the definitive merger agreement. The board reviewed Open Text’s offer and rejected it as inadequate.

On April 3, 2012, Party A submitted a proposed nonbinding letter of intent to acquire the Company at a price of $6.35 per share, along with proposed revisions to the form of acquisition agreement. Party A’s proposal stated that the transaction would be subject to Party A’s ability to raise a minimum of $175 million in debt financing, required that the Company’s international cash balances be repatriated to the U.S. in a tax-efficient manner and would have granted Party A the exclusive right to negotiate an acquisition with the Company through May 3, 2012. Also on April 3, 2012, Party B submitted a proposed nonbinding letter of intent to acquire the Company at a price of $6.00 per share, along with proposed revisions to the form of acquisition agreement. Party B’s proposal stated that the transaction would be subject to Party B’s ability to raise third-party debt financing, required that the Company’s international cash balances be repatriated to the U.S. in a tax-efficient manner and would have granted Party B the exclusive right to negotiate an acquisition with the Company for an unspecified period of time. Each of the other potential acquirers declined to submit an offer to acquire the Company.

On April 4, 2012, Messrs. Stallings and Shipley met with representatives of William Blair to discuss a process for communicating to each of Party A, Party B and Open Text the need to increase the value of their respective offer in order to move forward with further discussions of an acquisition of the Company, and William Blair communicated such need to each of Party A, Party B and Open Text.

On April 8, 2012, Open Text submitted a revised nonbinding letter of intent to acquire the Company at a price of $6.65 per share. On April 9, 2012, Party A submitted a new version of its nonbinding letter of intent to acquire the Company at a revised price of $7.00 per share. On April 9, 2012, the Company provided comments to Open Text’s draft nonbinding letter of intent, including a proposal to clarify that Open Text’s offer would compensate the holders of vested and unvested stock options of the Company, to reduce the proposed fee payable by the Company upon termination of the proposed acquisition from 3.5% of the transaction value to 3.0% of the transaction value, and to eliminate a proposed penalty if the Company breached a requirement to negotiate exclusively with Open Text for a period of up to 50 days. On April 10, 2012, Open Text submitted a formal nonbinding letter of intent to acquire the Company at a price of $6.65 per share, reflecting the Company’s comments. Party B declined to submit an offer representing a higher value for the Company. On the afternoon of April 10, 2012, Messrs. Stallings and Shipley met with the board of directors to brief them on the status of the discussions with the potential buyers and answer questions from the directors regarding the same.

On April 10, 2012, representatives of William Blair advised representatives of Open Text that the Company had received an offer providing for a larger per share consideration from an unnamed potential acquirer (Party A).

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On April 11, 2012, Open Text submitted a new version of its nonbinding letter of intent to acquire the Company at a revised price of $7.25 per share. In the morning of April 11, 2012, Messrs. Stallings and Shipley met with the board of directors to brief them on the status of the discussions with the potential buyers, and the board authorized management to enter into a nonbinding letter of intent with Open Text if Party A was not able to increase its bid. On the afternoon of April 11, 2012, representatives of William Blair advised representatives of Party A that the Company had received an offer providing for a larger per share consideration from an unnamed potential acquirer (Open Text). On April 11, 2012, Party A declined to submit an offer representing a higher value for the Company than the Open Text offer, and the Company executed the letter of intent with Open Text at a price of $7.25 per share. Although the letter of intent that the Company executed with Open Text was generally nonbinding, the letter of intent contained a legally binding exclusivity provision granting Open Text the exclusive right to negotiate an acquisition with the Company until May 31, 2012.

Beginning on April 12, 2012 and continuing through the execution and delivery of the merger agreement on May 1, 2012, representatives of Open Text conducted additional due diligence review of the business, financial, legal and other records and operations of the Company.

On April 17, 2012, representatives of Crowell & Moring, outside legal counsel to Open Text, provided initial comments to the form of acquisition agreement previously provided to Open Text, and on April 20, 2012, Crowell & Moring provided additional comments to the form of acquisition agreement, as well as drafts of the voting agreements. From April 24 to May 1, 2012, representatives of the Company, Open Text and their respective legal counsel negotiated the terms of the merger agreement, the voting agreements and the amendment to the stockholder rights agreement.

On April 24, 2012, Troutman Sanders provided a revised draft of the merger agreement to the parties, the parties held a lengthy negotiation of the provisions of the merger agreement and Crowell & Moring provided additional written comments to the draft merger agreement. On April 25, 2012, Troutman Sanders provided a revised draft of the merger agreement to the parties. On April 26, 2012, Crowell & Moring provided written comments to the draft merger agreement and the parties held an extensive negotiation of the provisions of the merger agreement. On April 26, 2012, Crowell & Moring also provided the Company with a draft of the amendment to the Company’s stockholder rights agreement. On April 27, 2012, Troutman Sanders provided a revised draft of the merger agreement to the parties, and on April 27 and April 28, 2012, the parties negotiated the provisions of the merger agreement, the voting agreements and the amendment to the stockholder rights agreement. On April 30, 2012, Troutman Sanders provided revised drafts of the merger agreement, the voting agreements and the amendment to the stockholder rights agreement to the parties, and Crowell & Moring provided comments to each of the documents. On May 1, 2012, the parties’ respective legal counsel held a meeting at the offices of Troutman Sanders to negotiate the final outstanding points on the merger agreement, the voting agreements and the amendment to the stockholder rights agreement.

On April 30, 2012, the board of directors met to discuss the status of the negotiations of the merger agreement. Messrs. Shipley and Harwood and representatives of Troutman Sanders were also in attendance. Representatives of Troutman Sanders summarized the principal terms and conditions of the proposed form of definitive merger agreement, as well as the voting agreements and the amendment to the stockholder rights agreement. Representatives of Troutman Sanders also then reviewed the board’s fiduciary duties in connection with the sale of the Company and answered questions from the directors regarding their fiduciary duties. The board discussed in detail the advantages and disadvantages of the proposed transaction, including those described in “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 32, including, among other things, the directors’ knowledge of the Company’s business, financial condition, results of operations, and prospects, historical trading prices of the Company common stock, that the merger consideration is to be paid in all cash, which provides greater certainty to stockholders and allows them to monetize their investment in the Company in the near future, the fact that Open Text did not need to arrange any financing in order to pay the merger consideration, and the fact that the terms of the merger agreement permitted the Company to accept, subject to limitations, an unsolicited superior offer from another potential acquirer upon the payment in certain circumstances of a termination fee which the board believes to be reasonable for a transaction of this size and type. The board also considered the impact of the interests of members of management in the proposed transaction, including those described in “The Merger—Interests of Certain Persons in the Merger” beginning on page 45. Representatives of William Blair then joined the meeting and reviewed William Blair’s financial analyses and methodologies with

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regard to the proposed transaction which are described under “The Merger—Opinion of William Blair” beginning on page 35, along with a draft of the form of proposed written opinion of William Blair. The board then asked and William Blair answered questions concerning its analyses and the information considered by it. The board then recessed its meeting until the following morning to permit the directors to continue their review of the analyses of William Blair, the merger agreement and the related agreements.

On the morning of May 1, 2012, the board of directors reconvened their meeting. Messrs. Shipley and Harwood and representatives of Troutman Sanders were also in attendance. Representatives of Troutman Sanders summarized the proposed resolution of the remaining open issues in the form of definitive merger agreement, the termination provisions and the termination fee set forth in the definitive merger agreement, the voting agreements and the amendment to the stockholder rights agreement and answered questions of the directors regarding the provisions of the agreements and the board’s fiduciary duties in connection with the agreements and the sale of the Company. The board continued its detailed discussion of the advantages and disadvantages of the proposed transaction, including those described in “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 32 and the impact of the interests of members of management in the proposed transaction, including those described in “The Merger—Interests of Certain Persons in the Merger” beginning on page 45. Representatives of William Blair then joined the meeting and answered questions from the directors regarding William Blair’s financial analyses and methodologies with regard to the proposed transaction which are described under “The Merger—Opinion of William Blair” beginning on page 35. At the conclusion of the board’s deliberations, William Blair delivered its oral opinion, which was subsequently confirmed in writing that afternoon substantially in the form of the draft previously delivered to the board, as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Company common stock, other than holders of the excluded shares, in the proposed merger, as of May 1, 2012, based upon and subject to the assumptions made, procedures followed, matters considered, qualifications and limitations on the scope of the review undertaken by William Blair in rendering its opinion. The board then determined that the merger agreement and the merger were advisable, fair to and in the best interests of the Company’s stockholders, unanimously approved the merger agreement, the voting agreements and the amendment to the stockholder rights agreement, and recommended the adoption and approval of the merger agreement and the merger by the Company’s stockholders.

On May 1, 2012, after the board meeting, the Company and Open Text executed the merger agreement, all signatories to the voting agreements executed such agreements, and the Company executed the amendment to the stockholder rights agreement. The Company and Open Text issued press releases announcing the execution of the merger agreement. On May 2, 2012, American Stock Transfer & Trust Company, LLC countersigned the amendment to the stockholder rights agreement.

Reasons for the Merger; Recommendation of the Board of Directors

At a meeting held on May 1, 2012 the board of directors of the Company, by a unanimous vote, determined that the merger agreement and the transactions contemplated by the merger agreement are fair to, advisable and in the best interests of the Company and its stockholders, approved the merger agreement and the merger, approved the execution and delivery of the merger agreement and performance by the Company of its obligations thereunder, resolved that the merger agreement be submitted for consideration by the stockholders at the special meeting and recommended that our stockholders vote to adopt the merger agreement. In addition, the board of directors unanimously approved an amendment to the stockholder rights agreement, which generally exempts the merger agreement, the voting agreements and the related transactions from the operation of the stockholder rights agreement, and approved the treatment of stock options called for by the merger agreement.

Before approving the merger agreement and making its recommendation, the board of directors consulted with its financial advisor, outside legal advisors and with our senior management team. In reaching its decisions, the board of directors considered a variety of factors, including the following:

•	its knowledge of the Company’s business, financial condition and results of operations, on both a historical and a prospective basis. The directors considered:

•	the positive impact of the Company’s acquisition in October 2010 and subsequent integration

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of the Xpedite business on the Company’s year over year revenue and net income during the 15-month period ended on January 31, 2012, making this an appropriate time in the board’s opinion to consider a transaction designed to maximize value for the Company’s stockholders;

•	the ongoing effect of a continuing sluggish worldwide economic recovery, including a marked decrease in utilization of the Company’s services by the Company’s financial services customers, the Company’s determination to revise downward its publicly announced annual revenue guidance for the fiscal year ended July 31, 2012 based on its financial performance through the second fiscal quarter, and the Company’s inability to generate organic revenue growth on a year over year basis;

•	the absence, in the board’s view, of suitable material acquisition candidates in the Company’s lines of business or complementary lines of business to permit revenue and earnings growth through acquisitions; and

•	the results of the Company’s review, with the assistance of its financial and legal advisors, of strategic alternatives to enhance shareholder value;

•	the current state of the United States and global economy, general uncertainty surrounding forecasted economic conditions, both in the near-term and in the long-term, and the current and prospective impact on the Company’s future financial results including the following:

•	continuing slow economic growth domestically and elsewhere in the world, which could adversely affect the Company’s long-term growth, and the effect the lack of a significant economic recovery would have on the Company’s prospects and, as a result, on stockholders’ investments in the Company in the long-term;

•	the onset of a recession in Europe due to the European debt crisis and the effect that low or negative economic growth would have on the Company’s European operations; and

•	that any setback in the current global economic recovery from the European crisis or otherwise would have a negative impact on the Company’s organic revenue growth;

•	the fact that the $7.25 per share price to be paid in cash in respect of each share of Company common stock represents an approximately 40% premium to the volume-weighted average price per share for the Company common stock for the 60 trading day period ending May 1, 2012, the last trading day prior to the announcement of the merger, and an approximately 14% premium to the closing price for the Company common stock on May 1, 2012;

•	historical trading prices of the Company common stock and the period of time that it could take before the future trading price of the Company common stock would reach the per share merger consideration value of $7.25 if the Company continued to operate as an independent public company;

•	the difficulty for our stockholders in realizing on the underlying value of the Company’s business in the open market in light of the relatively small daily trading volume for the Company common stock and lack of coverage of the Company by equity analysts;

•	the fact that the merger consideration is to be paid in all cash, which provides value certainty to our stockholders and allows them to monetize their investment in the Company in the near future, while avoiding long-term business risk;

•	the business reputation and financial position of Open Text, including the fact that Open Text would be able to fund the acquisition without financing and its history of completing prior acquisitions;

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•	the lack of required regulatory approvals and notices for the merger other than pursuant to the HSR Act;

•	the extensive marketing of the Company to potential acquirers, including inviting 37 prospects to participate in the process, providing confidential information to 21 of them, participating in management meetings with six of them, and facilitating multiple rounds of bidding by the final group of potential acquirers;

•	the financial analyses and oral opinion, subsequently confirmed in writing, of William Blair to the board of directors, as of May 1, 2012, with respect to the fairness, from a financial point of view, to the holders of shares of Company common stock (other than the holders of excluded shares) of the $7.25 per share merger consideration to be received by such holders pursuant to the merger agreement, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the scope of the review undertaken and other matters considered by William Blair as more fully described below in “The Merger—Opinion of William Blair” beginning on page 35;

•	the fact that the merger agreement provides the Company with operating flexibility to conduct its business in the ordinary course consistent with past practice between the signing of the merger agreement and the closing of the merger; and

•	the other terms and conditions of the merger agreement and the course of negotiations of the merger agreement, including the nature of the parties’ representations, warranties, covenants and other provisions regarding deal certainty. The directors believed, after reviewing the merger agreement with its legal advisors and financial advisors, that the merger agreement offered reasonable assurances as to the likelihood of consummation of the merger, did not impose unreasonable burdens on the Company and would not preclude another party from submitting a superior proposal. In particular, the directors noted:

•	the Company’s ability to accept alternative acquisition proposals from third parties after execution of the merger agreement, to furnish information to such parties pursuant to an appropriate confidentiality agreement, and to continue to engage in negotiations thereafter with any third party who makes a superior proposal (or a proposal that the board determines in good faith would reasonably be expected to lead to a superior proposal) in the event the board of directors determines, after consultation with outside legal counsel, that failure to take such actions would contravene its fiduciary duties under applicable laws and, in that regard, that the termination fee of $9,350,000, which under certain circumstances may be payable in the event that the merger agreement is terminated due, among other reasons, to the Company entering into an alternative transaction and which represents approximately 3.0% of the proposed transaction value (including the outstanding amounts under the Company’s credit facility), is reasonable for a transaction of this size and type;

•	the ability of the board of directors, under certain circumstances, to change, qualify, withhold, withdraw or modify its recommendation that its stockholders vote to adopt the merger agreement; and

•	the rights of stockholders to seek statutory appraisal of their shares of Company common stock under Delaware law.

The board of directors was aware of and also considered the following risks and other factors concerning the merger agreement and the merger as being generally negative or unfavorable:

•	that the merger, while providing certainty of cash value to the Company’s stockholders, would not allow the Company’s stockholders to have any ongoing equity participation in the Company following the closing of the merger, meaning that the Company’s stockholders will cease to participate in our future earnings or growth, and will not benefit from any increases in the value of the Company common stock following the closing of the merger;

•	that the announcement and pendency of the merger could result in the disruption of our business,

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including the possible diversion of management and employee attention, potential employee attrition and potential adverse effects on our business relationships;

•	that if the merger is not completed, we may be adversely affected due to potential disruptions in our operations, including potential employee attrition, adverse effects on our customer and supplier relationships and diminished support for the Company common stock in the public market;

•	the possibility that the $9,350,000 termination fee payable by the Company upon termination of the merger agreement in certain circumstances could discourage other potential acquirers from making a competing bid to acquire the Company;

•	that in order to constitute a superior proposal under the merger agreement, a takeover proposal would have to meet thresholds regarding financial, legal, regulatory and other terms established by the definition of superior offer under the merger agreement;

•	that we are subject to restrictions on the conduct of our business prior to the consummation of the merger requiring us to conduct our business in the ordinary course consistent with past practice, subject to specified limitations, which may delay or prevent us from undertaking business opportunities that may arise during the pendency of the merger, whether or not the merger is completed;

•	that the proposed merger will generally be a taxable transaction for our U.S. stockholders for U.S. federal income tax purposes;

•	the risk that that the merger agreement may not receive the requisite approval of the Company’s stockholders; and

•	the risk that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by our stockholders.

The board concluded, however, that overall, the potentially negative factors associated with the merger agreement were outweighed by the potential benefits thereof to the holders of the Company common stock. The foregoing discussion summarizes the material factors considered by the board in its consideration of the merger agreement, and is not intended to be exhaustive. In view of the wide variety of factors considered by the board, and the complexity of these matters, the board did not find it practicable to, nor did it attempt to, quantify, rank, or otherwise assign relative weights to the foregoing factors, nor did the board evaluate whether these factors were of equal importance. In addition, individual members of the board may have assigned different weights to various factors. The board unanimously approved and recommended the merger agreement based upon the totality of the information presented to and considered by it, and the board of directors believes that the merger agreement and the merger are advisable, fair to and in the best interests of the Company’s stockholders.

In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in their recommendations with respect to the merger agreement. See the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 45.

The board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of William Blair

William Blair was retained to act as financial advisor to the board in connection with the proposed merger. As part of its engagement, the board requested William Blair to render an opinion to the board as to whether the per

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share merger consideration to be received by the holders of the Company common stock (other than the holders of the excluded shares) was fair to such holders, from a financial point of view. On May 1, 2012, William Blair rendered its oral opinion to the board and subsequently confirmed in writing, as to the fairness, from a financial point of view, as of that date and based upon and subject to the assumptions, qualifications and limitations stated in its opinion, to the holders of the Company common stock (other than the holders of the excluded shares) of the per share merger consideration to be received by those holders.

William Blair provided its opinion for the information and assistance of the board in connection with its consideration of the proposed merger. William Blair’s opinion was one of many factors taken into account by the board in making its determination to approve the proposed merger. The terms of the merger agreement and the amount and form of the consideration to be paid pursuant to the merger agreement, however, were determined through negotiations between the Company and Open Text and were approved by the board. William Blair did not recommend any specific consideration to the board or that any specific consideration constituted the only appropriate consideration for the proposed merger.

The full text of William Blair’s written opinion, dated May 1, 2012, is attached as Annex C to this proxy statement and incorporated herein by reference. You are urged to read the opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by William Blair in rendering its opinion. The analysis performed by William Blair should be viewed in its entirety; none of the methods of analysis should be viewed in isolation. William Blair’s opinion was directed to the board for its benefit and use in evaluating the fairness of the consideration to be received pursuant to the merger agreement and relates only to the fairness, as of the date of the opinion and from a financial point of view, of the per share merger consideration to be received by the holders of the outstanding shares of Company common stock (other than the holders of excluded shares) in the proposed merger pursuant to the merger agreement. William Blair’s opinion does not address any other aspects of the proposed merger or any related transaction, and does not constitute a recommendation to any stockholder as to how that stockholder should vote with respect to the merger agreement or the proposed merger. William Blair did not address the merits of the underlying decision by the Company to engage in the proposed merger. The following summary of William Blair’s opinion is qualified in its entirety by reference to the full text of the opinion.

In connection with its opinion, William Blair examined or discussed, among other things:

•	a draft dated May 1, 2012 of the merger agreement;

•	audited historical financial statements of the Company for the four years ended July 31, 2008 through 2011;

•	unaudited financial statements of the Company for the six month periods ended January 31, 2011 and 2012;

•	audited financial statements of the PGiSend and PGINotify business (acquired by the Company in October 2010) for the two years ended December 31, 2008 and 2009;

•	unaudited financial statements of the PGiSend and PGINotify business for the six month period ended June 30, 2010;

•	certain internal business, operating and financial information and forecasts of the Company for the fiscal years 2012 through 2016 prepared by the Company’s senior management, which we refer to herein as the forecasts;

•	information regarding publicly available financial terms of certain other business combinations William Blair deemed relevant;

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•	the financial position and operating results of the Company compared with those of certain other publicly traded companies William Blair deemed relevant;

•	the current and historical market prices and trading volumes of the common stock of the Company; and

•	certain other publicly available information about the Company.

William Blair also held discussions with certain members of the senior management of the Company to discuss the foregoing, considered other matters which it deemed relevant to its inquiry, and took into account those accepted financial and investment banking procedures and considerations that it deemed relevant. In connection with William Blair’s engagement, William Blair was requested to approach, and held discussions with, third parties to solicit indications of interest for a possible acquisition of the Company.

In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its opinion including, without limitation, the forecasts. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of the Company. William Blair was advised by the senior management of the Company that the forecasts examined by William Blair were reasonably prepared on bases reflecting the best estimates then available to, and judgments of, the Company’s senior management. In that regard, William Blair assumed, with the consent of the Company’s senior management, that (a) the forecasts would be achieved and (b) all of the Company’s material assets and liabilities (contingent or otherwise) were as set forth in its financial statements or other information made available to William Blair.

William Blair expressed no opinion with respect to the forecasts or the estimates and judgments on which they were based. William Blair did not consider and expressed no opinion as to the amount or nature of the compensation of any of the Company’s officers, directors or employees (or any class of such persons) relative to the merger consideration to be received by the Company’s stockholders. William Blair expressed no opinion as to any terms or other aspects of the proposed merger (other than the per share merger consideration to be received by the Company’s stockholders to the extent specified in its opinion), including, without limitation, the form or structure of the proposed merger or the accounting consequences thereof. William Blair’s opinion did not address the relative merits of the proposed merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage.

William Blair’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of, the date of its opinion. Although subsequent developments may affect its opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair relied as to all legal matters on advice of counsel to the Company, assumed that the final executed merger agreement would not materially differ from the draft of the merger agreement William Blair reviewed, and assumed that the proposed merger would be consummated on the terms described in the merger agreement, without any amendment or waiver of any material terms or conditions by the Company.

The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with the board the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its opinion. The financial analyses summarized below include information presented in tabular format. In order to understand fully the financial analyses performed by William Blair, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by William Blair. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by William Blair. The order of the summaries of the analyses described below does not represent the relative importance or weight given to those analyses by William Blair.

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Selected Public Company Analysis

William Blair reviewed and compared certain financial information relating to the Company to corresponding financial information, ratios and public market multiples for certain publicly traded companies that provide hosted communications and/or messaging services. William Blair selected these companies because they are publicly traded companies with general business, operating and financial characteristics deemed reasonably comparable to those of the Company. The companies selected by William Blair were:

•	Amdocs Limited;

•	Cbeyond, Inc.;

•	IntraLinks Holdings, Inc.;

•	j2 Global, Inc.;

•	Premiere Global Services, Inc.; and

•	TNS Inc.

Among the information William Blair considered was revenue and adjusted earnings before interest, taxes, depreciation and amortization, which we refer to as adjusted EBITDA. William Blair considered the enterprise value for each company, which William Blair calculated as the equity value of the company, plus total debt, minority interest and preferred stock, less cash and cash equivalents. The equity value of each company was calculated using the stock price multiplied by the diluted shares outstanding as of April 27, 2012 (with the common stock outstanding and in-the-money common stock equivalents calculated using the treasury method). In calculating adjusted EBITDA, William Blair excluded certain non-cash items including stock-based compensation and acquisition and restructuring related expenses, as applicable. William Blair considered the enterprise value as a multiple of revenue and adjusted EBITDA for each company for the latest twelve months (which we refer to as LTM) for which results were publicly available and as a multiple of calendar year revenue and adjusted EBITDA estimates for 2012 and 2013. The operating results and the corresponding derived multiples for the Company and each of the selected public companies were based on each company’s most recent publicly available financial information, closing share prices as of April 27, 2012 and consensus Wall Street analysts’ estimates for calendar years 2012 and 2013, as well as, for the Company only, the Company’s senior management’s estimate of revenue and adjusted EBITDA for calendar years 2012 and 2013.

William Blair then used the implied enterprise value based on the terms of the proposed merger to derive implied valuation multiples for the Company based on revenue and adjusted EBITDA for the twelve month period ended January 31, 2012 and estimates for calendar years 2012 and 2013. EBITDA was adjusted for extraordinary legal expenses related to non-recurring legal expenses associated with intellectual property litigation, acquisition and integration-related costs and stock-based compensation.

William Blair then compared the multiples implied for the Company based on the terms of the proposed merger to the range of trading multiples for the selected public companies. Although William Blair compared the trading multiples of the selected public companies to those implied for the Company, none of the selected public companies is identical or directly comparable to the Company. Accordingly, any analysis of the selected public companies necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected public companies. Information regarding the multiples derived from William Blair’s selected public company analysis is set forth in the following table.

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			Selected Companies
	Proposed		Valuation Multiples
	Transaction
	Multiples		Min		Median		Mean		Max
Enterprise Value / LTM Revenue	1.69	x	0.41	x	1.38	x	1.51	x	3.06	x
Enterprise Value / Calendar Year 2012 Estimated Revenue	1.68	x	0.40	x	1.39	x	1.46	x	2.85	x
Enterprise Value / Calendar Year 2013 Estimated Revenue	1.63	x	0.40	x	1.32	x	1.39	x	2.71	x
Enterprise Value / LTM Adjusted EBITDA	6.5	x	2.3	x	6.7	x	6.1	x	7.5	x
Enterprise Value / Calendar Year 2012 Estimated Adjusted EBITDA	5.8	x	2.3	x	5.8	x	5.5	x	7.0	x
Enterprise Value / Calendar Year 2013 Estimated Adjusted EBITDA	5.6	x	2.3	x	5.6	x	5.3	x	6.5	x

The board noted that the implied multiples for the proposed merger were within the range of multiples for the selected public companies.

Selected Precedent Transactions Analysis

William Blair performed an analysis of selected precedent transactions consisting of transactions announced since January 1, 2008 and focused primarily on target companies that are communications and/or messaging service and software companies that it deemed relevant. William Blair did not take into account any announced transactions that were subsequently abandoned or otherwise not consummated.

William Blair’s analysis was based on publicly available information and certain internal financial information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the respective industries. The transactions that were examined were (target/acquirer):

Announcement Date		Target/Acquirer
October 2010	•	PGiSend and PGINotify business of Premiere Global Services, Inc./EasyLink Services International Corporation
September 2010	•	Venali, Inc./j2 Global, Inc.
May 2010	•	Sterling Commerce, Inc./International Business Machines Corporation
December 2009	•	Inovis, Inc./GXS, Inc.
August 2009	•	Messaging business of VeriSign, Inc./Syniverse Holdings, Inc.
May 2009	•	Vignette Corp./Open Text Corporation
March 2009	•	Communications Services Group of VeriSign, Inc./TNS Inc.
September 2008	•	Captaris Inc./Open Text Corporation
June 2008	•	Tumbleweed Communications Corporation/Axway Inc.

William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of the target as a multiple of its revenue and adjusted EBITDA for the LTM prior to the announcement of the respective transaction. William Blair compared the resulting range of transaction multiples of revenue and adjusted EBITDA for the selected transactions to the implied transaction multiples of LTM revenue and adjusted EBITDA for the Company based on the terms of the proposed merger. Information regarding the multiples from William Blair’s analysis of the selected transactions is set forth in the following table:

	Proposed		Precedent Transactions
	Transaction		Valuation Multiples
Multiple	Multiples		Min		Median		Mean		Max
Enterprise Value / LTM Revenue	1.69	x	0.83	x	1.25	x	1.48	x	2.64	x
Enterprise Value / LTM Adjusted EBITDA	6.5	x	3.5	x	5.6	x	7.0	x	14.9	x

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Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of the Company, none of these transactions or associated companies is identical or directly comparable to the proposed merger or the Company. Accordingly, this involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors therein.

The board noted that the implied multiples for the proposed merger were within the range of multiples for the selected precedent transactions.

Discounted Cash Flow Analysis

William Blair utilized the forecasts to perform a discounted cash flow analysis to estimate the present value as of April 30, 2012 of the Company’s forecasted free cash flows through the fiscal year ending July 31, 2016. William Blair calculated the assumed terminal value of the enterprise at July 31, 2016 by (i) multiplying projected adjusted EBITDA in the fiscal year ending July 31, 2016 by multiples ranging from 5.0x to 6.0x and (ii) utilizing perpetuity growth rates ranging from +1% to -1% of cash flow for the future periods after the fiscal year ended July 31, 2016. William Blair selected the range of 5.0x to 6.0x based on an approximate range around the median enterprise value to LTM adjusted EBITDA multiple derived for the transactions used in the Selected Precedent Transactions Analysis described above. William Blair selected the range of perpetuity growth rates based on the Company’s forecasted free cash flows.

To discount the projected free cash flows and assumed terminal value to present value, William Blair used discount rates ranging from 11% to 14%. The discount rates were selected by William Blair based on the weighted average cost of capital for the public companies used in the Selected Public Company Analysis described above. To determine the range of diluted implied equity value per share for the Company, William Blair subtracted total debt and added excess cash as of January 31, 2012. William Blair then divided this result by the total shares outstanding and common stock equivalents as of April 27, 2012, which were approximately 34.6 million shares. The diluted equity value implied by the discounted cash flow analysis ranged from $6.15 per share to $8.11 per share, based on a range of terminal values derived by multiples of adjusted EBITDA and perpetuity growth rates.

The board noted that the per share merger consideration in the proposed merger was within the per share price range of the diluted equity value derived by this analysis.

Leveraged Acquisition Analysis

Based on the forecasts provided by the senior management of the Company for fiscal years 2012 through 2016, William Blair performed a leveraged acquisition analysis to determine, based on the Company’s ability to service a given level of debt using its projected future earnings stream and corresponding cash flows, an estimate of a theoretical purchase price that could be paid by a hypothetical financial sponsor in an acquisition of the Company, assuming such transaction was financed on customary market terms and assuming that such financial buyer will seek to realize a return on its investment in 2016. Estimated exit values were calculated by applying a range of exit value multiples from 5.0x to 6.0x of 2016 estimated adjusted EBITDA, which exit value multiples were determined based on William Blair’s experience and professional judgment from the multiples implied by the proposed merger and the range of multiples from the Selected Public Company Analysis shown above. William Blair then derived a range of theoretical purchase prices based on assumed required internal rates of return for a buyer between 22.5% and 27.5%, which range of percentages was, in William Blair’s professional judgment, generally reflective of the range of required internal rates of return commonly assumed when performing a leveraged acquisition analysis of this type. This analysis indicated an implied per share equity reference range of $6.55 to $7.63 as compared to the merger consideration of $7.25 per share.

The board noted that the merger consideration was within the per share equity reference range implied by the leveraged acquisition analysis.

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Premiums Paid Analysis

William Blair reviewed data from 180 acquisitions of publicly traded companies, excluding closed end funds and real estate investment trusts, in which 100% of the target’s equity was acquired, announced since January 1, 2009 and with transaction enterprise values between $100 million and $500 million. Specifically, William Blair analyzed the acquisition price per share as a premium to the closing share price one day, one week, 30 days, 60 days, 90 days and 180 days prior to the announcement of the transaction, for all 180 transactions. William Blair compared the range of resulting per share stock price premiums for the reviewed transactions to the premiums implied by the proposed merger based on the Company’s share prices one day, one week, 30 days, 60 days, 90 days and 180 days prior an assumed announcement date of April 27, 2012. Information regarding the premiums from William Blair’s analysis of selected transactions is set forth in the following table:

Premium		Implied
Period	Company	Company	Premiums Paid Percentage Data by Percentile
Before	Share	Premium
Announcement	Price	at $7.25 / Share	10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	$5.70	27.2%	9.6%	17.9%	25.7%	31.1%	35.5%	41.3%	52.0%	65.4%	95.1%
One Week Prior	$5.19	39.7%	9.3%	16.7%	25.7%	31.2%	37.8%	46.2%	56.0%	76.2%	102.3%
30 Days Prior	$4.89	48.3%	13.3%	19.7%	25.0%	31.7%	40.4%	47.0%	57.9%	83.2%	111.5%
60 Days Prior	$4.75	52.6%	13.6%	22.7%	29.6%	39.0%	45.8%	54.3%	64.7%	86.0%	102.0%
90 Days Prior	$4.40	64.8%	15.3%	25.5%	33.7%	40.8%	49.2%	59.1%	69.7%	79.2%	108.5%
180 Days Prior	$4.93	47.1%	8.7%	23.9%	34.6%	43.7%	56.7%	67.7%	81.4%	102.8%	153.8%

The board noted that the premiums implied by the proposed merger as of the assumed announcement date exceeded the 30th percentile one day prior to the announcement, exceeded the 50th percentile one week prior to the announcement, exceeded the 60th percentile 30 days prior to the announcement, exceeded the 50th percentile 60 days prior to the announcement, exceeded the 60th percentile 90 days prior to the announcement and exceeded the 40th percentile 180 days prior to the announcement.

General

This summary is not a complete description of the analysis performed by William Blair but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the proposed merger and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the per share merger consideration to be received by the holders of the Company common stock (other than holders of excluded shares). Rather, in rendering its oral opinion (subsequently confirmed in writing) on May 1, 2012 to the board, as of that date and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, as to whether the per share merger consideration to be received by the holders of the Company common stock (other than holders of excluded shares) was fair to such holders, from a financial point of view, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair did not place particular reliance or weight on any particular analysis. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is identical or directly comparable to the Company or the proposed merger. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters.

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The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

William Blair has been engaged in the investment banking business since 1935. William Blair continually undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of its business, William Blair may from time to time trade the securities of the Company or Open Text for its own account and for the accounts of its customers, and accordingly may at any time hold a long or short position in such securities. The board hired William Blair based on its qualifications and expertise in providing financial advice to companies and its reputation as an internationally recognized investment banking firm. Pursuant to a letter agreement dated December 4, 2011, negotiated at arms’-length and approved by the board, a fee of $100,000 was paid to William Blair upon execution of that letter agreement, a fee of $350,000 became payable to William Blair upon delivery of its opinion, and a fee of approximately $3.6 million, less the fees of $450,000 already paid to William Blair, is payable to William Blair upon consummation of the proposed merger. In addition, the Company agreed to reimburse William Blair for certain of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify William Blair against potential liabilities arising out of its engagement, including certain liabilities under the U.S. federal securities laws. During the two years preceding the date of its opinion, William Blair has not otherwise been engaged by, performed any services for or received any compensation from the Company, Open Text or Merger Sub.

Certain Projections

The Company does not, as a matter of course, publicly disclose financial forecasts as to future financial performance, earnings or other results, other than certain short-term guidance regarding revenue, adjusted EBITDA, GAAP basic earnings per share and non-GAAP basic earnings per share. This short-term guidance is based upon an annual operating budget, prepared by management and approved by the board of directors, used to plan expense levels, set bonus targets and otherwise operate the business.

The Company is cautious of making financial forecasts because of unpredictability of the underlying assumptions and estimates. However, in connection with the evaluation of a possible transaction, we provided five-year financial projections, prepared by our management in December 2011 and updated in February 2012, to our directors and their advisors, as well as to prospective bidders in connection with their due diligence review of the Company, which we refer to as the financial projections. The financial projections were developed to provide information as to the operating results and financial condition of our business that could be achieved assuming certain revenue growth and expense expectations were met.

A summary of the financial projections has been included below. This summary is not being included in this document to influence your decision whether to vote for or against the proposal to adopt the merger agreement, but is being included because the financial projections were made available to our directors and their advisors, as well as to prospective bidders. The inclusion of this information should not be regarded as an indication that our directors or their advisors, or any other person, considered, or now considers, such financial projections to be material or to be necessarily predictive of actual future results, and these financial projections should not be relied upon as such. The financial projections, upon which the summary financial projections included below were based, is subjective in many respects and is based upon certain assumptions described below. There can be no assurance that the financial projections or the underlying assumptions will be realized or that actual results will not be significantly higher or lower than projected.

In addition, the financial projections were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, which we refer to as GAAP, the published guidelines of the SEC regarding financial projections or the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the financial projections or the summary contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

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These financial projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond our control. We believe the assumptions that our management used as a basis for this projected financial information were reasonable at the time our management prepared these financial projections, given the intended use and the information our management had at the time. Important factors that may affect actual results and cause these financial projections not to be achieved include, but are not limited to, risks and uncertainties relating to our business (including our ability to achieve our strategic goals, objectives and targets over the applicable periods), industry performance, general business and economic conditions and other factors described in or referenced under “Cautionary Statement Concerning Forward-Looking Information” beginning on page 20. In addition, the financial projections also reflect assumptions that are subject to change and do not reflect revised prospects for our business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared. Accordingly, there can be no assurance that these financial projections will be realized or that our future financial results will not materially vary from these financial projections.

No one has made or makes any representation to any stockholder regarding the information included in the financial projections set forth below. We have made no representation to Open Text or Merger Sub in the merger agreement concerning these financial projections.

Readers are cautioned not to rely on the projected financial information. We have not updated and do not intend to update or otherwise revise the financial projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions on which such financial projections were based are shown to be in error. The inclusion of the projected financial information in this proxy statement should not be regarded as an indication that this information will be predictive of actual future results, and this information should not be relied upon for such purpose. Further, the financial projections do not take into account the effect of any failure of the merger to occur and should not be viewed as accurate in that context. Accordingly, there can be no assurance that the financial projections will be realized, and actual results may be materially better or worse than contained therein. You should review the Company’s most recent SEC filings for actual results for the Company’s fiscal year 2011 and first and second quarters of fiscal 2012, as reported in our Annual Report on Form 10-K for the year ended July 31, 2011 and our Quarterly Reports on Form 10-Q for the three month periods ended October 31, 2011 and January 31, 2012.

	2H2012(1)	FY2013(2)	FY2014(2)	FY2015(2)	FY2016(2)
Financial Projections	($)	($)	($)	($)	($)
Revenue	93,318,196	191,779,283	193,962,916	195,901,531	197,778,709
Gross Margin	62,042,492	128,230,347	129,794,339	130,423,186	130,517,073
Adjusted EBITDA(3)	26,431,328	55,783,263	56,966,709	56,462,240	56,084,581
Operating Income	16,662,583	37,392,571	39,658,395	40,367,675	41,863,641

(1)	Information reflects the Company’s last two fiscal quarters for the Company’ fiscal year ending on July 31, 2012.
(2)	Fiscal year information reflects the Company’s fiscal year ending on July 31 in the year noted.
(3)	Calculated as described above in “Opinion of William Blair—Selected Public Company Analysis” beginning on page 38.

The following are the key assumptions the Company used in the preparation of the Projections:

Historical Basis: The financial projections were prepared on a basis consistent with our historical presentation of our financial statements.

Revenue: Overall, we assumed that the domestic economy continues to slowly recover, while the European economy slips into a mild recession and Asian economic growth remains steady. We assumed that the historical mix of our product revenues remains largely consistent with our near term trends, including a shift toward facsimile services in our on demand messaging segment and a continued decline in legacy telex revenue.

Gross Margin: We assumed gross margin remained generally consistent as a percentage of revenue with historical averages.

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Operating Income: We assumed operating income reflected historical trends as a percentage of gross margin while reflecting synergies from integration of our prior acquisitions, including facilities and legal expense savings.

Financing of the Merger

Open Text estimates that the total amount of funds to be paid to our stockholders and holders of stock options to purchase shares of Company common stock is approximately $252 million. Additionally, Open Text expects to assume or repay all of our currently outstanding debt of approximately $82 million inclusive of any amounts owing (or receivable) under interest rate swap arrangements relating to such debt. Open Text has approximately $500 million of cash on hand and a $100 million committed revolving credit facility, none of which had been drawn down as of May 18, 2012. Open Text currently expects to use its cash on hand to finance the merger and pay related fees and expenses, and expects its cash on hand to be sufficient for those purposes.

Closing and Effective Time of the Merger

The closing of the merger will occur no later than the third business day following the satisfaction or waiver of all of the closing conditions set forth in the merger agreement (described under “The Merger Agreement—Conditions to Closing the Merger” beginning on page 64) or at such other date as the parties may agree in writing.

Assuming timely satisfaction of the necessary closing conditions, we currently anticipate that the merger will be consummated in the third calendar quarter of 2012. The effective time will occur as soon as practicable on the date of the closing of the merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as the Company and Open Text may agree and specify in the certificate of merger).

Payment of the Merger Consideration and Surrender of Stock Certificates

Promptly after the effective time of the merger, an information statement and a letter of transmittal will be mailed to each stockholder of record of shares of Company common stock (other than holders of the excluded shares) describing how such holder should surrender its shares of Company common stock for the per share merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to American Stock Transfer & Trust Company, LLC, which we refer to as the exchange agent (described in “The Merger Agreement—Payment Procedures” beginning on page 58), without a letter of transmittal.

You will not be entitled to receive the per share merger consideration until you deliver a duly completed and executed letter of transmittal to the exchange agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the exchange agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by Open Text to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable. If your shares of Company common stock are beneficially owned and held in nominee or “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your nominee or “street name” shares of Company common stock in exchange for the per share merger consideration.

If you have lost a certificate, or if it has been lost, stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the loss, theft or destruction. In addition, if required by Open Text, you will be required to post a bond in such reasonable amount as Open Text may direct as indemnity against any claim that may be made against it with respect to such certificate. These procedures will be described in the information statement and the letter of transmittal that you will receive, which you should read carefully in its entirety.

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Interests of Certain Persons in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. Our board of directors was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the merger and the merger agreement were fair to, advisable and in the best interests of the Company and its stockholders and in making their recommendations regarding approval and adoption of the merger and the merger agreement as described in “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 32.

Please see the section of this proxy statement titled “The Merger—Golden Parachute Compensation” beginning on page 50 for additional information with respect to the compensation that our named executive officers may receive in connection with the consummation of the merger.

Treatment of Company Common Stock

As described in “Security Ownership of Certain Beneficial Owners and Management” beginning on page 76, certain of our executive officers and directors hold shares of Company common stock. All outstanding shares of Company common stock will be converted into the right to receive the merger consideration.

Treatment of Stock Options

Each stock option that is outstanding and unvested immediately prior to the effective time will become fully vested, and each unexercised stock option that is outstanding immediately prior to the effective time will be canceled with the holder of any such stock option, including directors and executive officers, that has an exercise price that is less than the merger consideration becoming entitled to receive an amount in cash from the surviving corporation equal to the product of (i) the excess, if any, of (A) $7.25 over (B) the applicable exercise price per share of Company common stock subject to such stock option, multiplied by (ii) the aggregate number of shares of Company common stock then issuable upon exercise of such stock option. Any amounts payable will be paid less applicable tax withholdings. Open Text must cause the surviving corporation to make such payments as promptly as reasonably practicable after the effective time of the merger.

The following table sets forth, as of June 6, 2012 (the latest practicable date prior to the mailing of this proxy statement to our stockholders), for each person who has served as a director or executive officer of the Company since the beginning of our last fiscal year and who currently holds stock options: (a) the aggregate number of shares of Company common stock subject to vested stock options and the value of such vested stock options, on a pre-tax basis, at the per share merger consideration; (b) the aggregate number of unvested stock options that will vest in connection with the merger, assuming the director or executive officer remains employed by, or continues serving as a director of, the Company until immediately prior to the effective time of the merger, and the value of those unvested stock options, on a pre-tax basis, at the per share merger consideration; (c) the aggregate number of shares of Company common stock subject to vested and unvested stock options for each individual, assuming the director or executive officer remains employed by, or continues serving as a director of, the Company until immediately prior to the effective time of the merger; and (d) the aggregate pre-tax amount of consideration that we expect to pay to all such individuals with respect to their stock options in connection with the merger:

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	Vested Stock Options		Unvested Stock Options		Aggregate Stock Options
	Shares	Value(1) ($)	Shares	Value(1) ($)	Shares	Value(1) ($)
Executive Officers
Thomas J. Stallings	832,145	3,731,883	151,402	462,331	983,547	4,194,214
Glen E. Shipley	468,049	2,466,772	106,951	328,978	575,000	2,795,750
Kevin R. Maloney	551,364	2,416,709	173,636	557,541	725,000	2,974,250
Teresa A. Deuel	192,264	853,822	173,636	557,541	365,900	1,411,363
Patrick A. Harper	25,000	78,250	125,000	378,250	150,000	456,500

Non-Employee Directors
Kim D. Cooke	7,500	31,875	–	–	7,500	31,875
Richard J. Berman	–	–	–	–	–	–
Paul D. Lapides	7,500	31,875	–	–	7,500	31,875
John S. Simon	7,500	31,875	–	–	7,500	31,875

All Executive Officers and Non-Employee Directors as a Group	2,091,322	9,643,061	730,625	2,284,641	2,821,947	11,927,702

(1)	Calculated by multiplying (i) the excess of the $7.25 per share merger consideration over the respective per share exercise price of the stock option by (ii) the number of shares of Company common stock subject to such stock option.

Employment Agreements

The Company has existing employment agreements with each of its current executive officers that contain single trigger arrangements providing for certain compensation and benefits in the event of a change of control of the Company (i.e., the compensation and benefits are triggered by a change of control without being conditioned upon a termination or resignation of the executive officer). In such event, the Company will provide the executive officers with compensation and benefits consisting of:

•	for each of Thomas J. Stallings and Glen E. Shipley, a lump sum payment within thirty days of the date of consummation of the change of control in an amount equal to two times his then applicable annual base salary plus two times the total target performance-related bonus available in the fiscal year in which the change of control occurs;

•	for each of the other executive officers, a lump sum payment within thirty days of the date of consummation of the change of control in an amount equal to his or her then applicable annual base salary plus the total target performance-related bonus available in the fiscal year in which the change of control occurs; and

•	for each executive officer, all unvested equity grants will accelerate and become fully vested immediately upon the change of control.

The employment agreements with the executive officers define a “change of control” as a change in the beneficial ownership of the Company’s voting stock pursuant to which: (1) any “person,” including a “syndicate” or “group” as those terms are used in Section 13(d)(3) of the Exchange Act is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding “Voting Securities,” which is any security that ordinarily possesses the power to vote in the election of the board of directors of a corporation without the happening of any precondition or contingency; (2) the Company is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation less than 50% of the outstanding Voting Securities of the surviving or resulting entity are then beneficially owned in the aggregate by either the stockholders of the Company immediately prior to such merger or consolidation, or, if a record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date; or (3) the Company transfers substantially all of its assets to another corporation, other than a corporation of which the Company owns, directly or indirectly, at least 50% of the combined voting power of such corporation’s outstanding voting securities.

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The following table sets forth the additional payments and benefits payable to each executive officer as a result of the consummation of the merger (assuming the consummation occurred on June 6, 2012):

			Total Additional
			Change of Control
			Payments and Benefits
	Salary Payment(1)	Bonus Payment(1)	Under Employment
Name	($)	($)	Agreements ($)
Thomas J. Stallings	800,000	800,000	1,600,000
Glen E. Shipley	450,000	450,000	900,000
Kevin R. Maloney	250,000	250,000	500,000
Teresa A. Deuel	200,000	100,000	300,000
Patrick A. Harper	200,000	100,000	300,000

All Executive Officers as a Group	1,900,000	1,700,000	3,600,000

(1)	Salary and bonus payments are to be made in one lump-sum within 30 days following a change of control.

In addition, each executive officer is eligible for a performance-based bonus opportunity. In the merger agreement, Open Text has agreed that the Company will (and from and after the effective time of the merger, Open Text will cause the surviving corporation to) honor in accordance with their respective terms the performance-based bonus opportunity for each employee of the Company who has a performance-based bonus opportunity for the current fiscal year, except that eligibility for such bonus opportunity will be determined to the extent of and based upon such employee’s and the Company’s performance under the existing performance criteria through the earlier of the end of the fiscal year or the date of termination of such employee’s employment (so long as the employee does not voluntarily terminate his or her employment prior to the regular payment date for such bonus, which, if earned, will be paid in the ordinary course no later than the 15th day of the third month following the end of the fiscal year of the Company to which the bonus relates). See “The Merger Agreement—Additional Agreements—Employee Matters” beginning on page 72.

The following table sets forth the payments payable to each executive officer in respect of their performance-based bonus, assuming that (i) the consummation of the merger occurs on June 6, 2012, (ii) the Company’s performance against its plan targets during the Company’s fourth fiscal quarter of 2012 is at the same percentage level as the Company’s performance on average during the first through third fiscal quarters of 2012 and (iii) each executive officer satisfies his or her respective management goals applicable to the performance-based bonus opportunity for the current fiscal year:

Performance-Based Bonus Payment(1)
Name	($)
Thomas J. Stallings	279,954
Glen E. Shipley	157,474
Kevin R. Maloney	174,972
Teresa A. Deuel	69,989
Patrick A. Harper	69,989

All Executive Officers as a Group	752,378

(1)	Performance-based bonus payments are to be made in the ordinary course no later than the 15th day of the third month following the end of the fiscal year of the Company to which the bonus relates.

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Employee Benefits

In the merger agreement, Open Text has agreed to recognize all service of employees of the Company or any its subsidiaries who continue their employment after the effective time of the merger as if such service were with Open Text with respect to certain of Open Text’s employee benefit plans for vesting and eligibility purposes (but not for purposes of early retirement subsidies under any Open Text benefit plan that is a defined benefit pension plan or benefit accrual purposes, except for vacation or other paid time off, if applicable), except to the extent that such recognition would result in a duplication of benefits or such service was not recognized under the corresponding Company employee benefit plan. In addition, Open Text has generally agreed to recognize deductible, co-payment and out-of-pocket expenses incurred during the calendar year in which the effective time occurs by employees of the Company or any its subsidiaries who continue their employment after the effective time of the merger for purposes of determining deductibles co-payments and out-of-pocket limits under the Company’s employee benefit plans for the remainder of that calendar year and to waive limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements with respect to continuing employees to the extent such limitations were not applicable to such continuing employees under the comparable Company employee benefit plans immediately prior to the effective time. See “The Merger Agreement—Additional Agreements—Employee Matters” beginning on page 72.

Indemnification of Directors and Officers

As of the effective time of the merger, the surviving corporation will assume, in the merger and without further action, all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time that exist as of the date of the merger agreement in favor of the current or former directors and officers of the Company as provided in the certificate of incorporation or bylaws of the Company (as in effect immediately prior to the signing of the merger agreement), and all such rights to indemnification, advancement of expenses and exculpation from liabilities shall survive the merger and shall continue in full force and effect in accordance with their terms.

Under the merger agreement, the Company agreed that, prior to the closing of the merger, the Company will purchase a “run-off” or “tail” directors’ and officers’ liability insurance coverage for the directors and officers of the Company in respect of matters, acts, omissions and occurrences existing or occurring prior to or at the effective time, which shall provide such directors and officers with coverage for six years of not less than the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company. The Company will not be obligated to purchase such insurance coverage for an aggregate cost in excess of 200% of the annual premium currently paid by the Company for its current directors’ and officers’ liability insurance coverage. During the six year coverage period, Open Text will cause the surviving corporation (i) to maintain such insurance coverage in effect (though Open Text or the surviving corporation may substitute for such insurance coverage policies from an insurer with the same or better credit rating as the Company’s current insurance carrier and that provide for at least the same coverage and amounts and contain terms and conditions that are not, in the aggregate, less advantageous to the directors and officers of the Company) and (ii) if such insurance coverage ceases to be in effect, to obtain and fully pay for a replacement “tail” insurance policy, which must have a claims period covering such six year coverage period and be from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier and provide for at least the same coverage and amounts and contain the same terms and conditions that are not, in the aggregate, less advantageous to the directors and officers of the Company.

Voting Agreements

On May 1, 2012, each of the supporting insiders entered into a voting agreement with Open Text and Merger Sub. Under the voting agreements, the supporting insiders agreed, among other things, to vote the shares of Company common stock beneficially owned by them currently, together with any other voting securities of the Company subsequently acquired or beneficially owned by them, as to which they have the right to vote in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement. The supporting insiders beneficially owned an aggregate of 3,374,098 shares of Company common stock, including 2,921,947 stock options to acquire Company common stock (whether or not presently exercisable or exercisable within the next 60 days), or 9.6% of the outstanding shares of Company common stock,

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on May 30, 2012. See “Voting Agreements” beginning on page 74. As of the record date, the supporting insiders beneficially owned an aggregate of 452,151 shares of Company common stock entitled to vote at the special meeting.

A copy of the form of voting agreement executed and delivered by each of the supporting insiders is attached to this proxy statement as Annex B.

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Golden Parachute Compensation

Golden Parachute Compensation Table

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the “golden parachute” compensation (as defined in the regulations of the SEC) for each of Thomas J. Stallings, Glen E. Shipley, Kevin R. Maloney, Teresa A. Deuel and Patrick A. Harper that is based on or otherwise relates to the merger, assuming the merger closed on June 6, 2012, which is the latest practicable date prior to the mailing of this proxy statement to our stockholders.

Golden Parachute Compensation

Name	Cash(1)(2) ($)	Equity(3)(4)(5) ($)	Tax Reim- bursement(6) ($)	Other(7) ($)	Total(6)(7)(8) ($)
Thomas J. Stallings, Chief Executive Officer	1,879,954	4,194,214	–	–	6,074,168

Glen E. Shipley, Chief Financial Officer	1,057,474	2,795,750	–	–	3,853,224

Kevin R. Maloney, Executive Vice President of Worldwide Sales and Marketing	674,972	2,974,250	–	–	3,649,222

Teresa A. Deuel, Executive Vice President of Worldwide Customer Support	369,989	1,411,363	–	–	1,781,352

Patrick A. Harper, Executive Vice President of Global Operations	369,989	456,500	–	–	826,489

(1)	Consists, in each case, of a lump sum salary and bonus payment and performance-based bonus opportunity. For each of Thomas J. Stallings and Glen E. Shipley, the lump sum salary and bonus payment is in an amount equal to two times his then applicable annual base salary plus two times the total target performance-related bonus available to him in the fiscal year in which the change of control occurs. For each of the other executive officers, the lump sum salary and bonus payment is in an amount equal to his or her then applicable annual base salary plus the total target performance-related bonus available to him or her in the fiscal year in which the change of control occurs. Accordingly, the reported amount includes the following amounts:

•	Mr. Stallings – salary payment in the amount of $800,000 and bonus payment in the amount of $800,000;

•	Mr. Shipley – salary payment in the amount of $450,000 and bonus payment in the amount of $450,000;

•	Mr. Maloney – salary payment in the amount of $250,000 and bonus payment in the amount of $250,000;

•	Ms. Deuel – salary payment in the amount of $200,000 and bonus payment in the amount of $100,000; and

•	Mr. Harper – salary payment in the amount of $200,000 and bonus payment in the amount of $100,000.

Each executive officer is eligible for a performance-based bonus opportunity, which Open Text has agreed in the merger agreement will be honored in accordance with its terms, except that such eligibility will be determined to the extent of and based upon such executive officer’s and the Company’s performance under the existing performance criteria through the earlier of the end of the fiscal year or the date of termination of such executive officer’s employment (so long as the employee does not voluntarily terminate his or her employment prior to the regular payment date for such bonus). The performance-based bonus payments, to the extent earned, are to be made in the ordinary course no later than the 15th day of the third month following the end of the fiscal year of the Company to which the bonuses relate. The amounts of such performance-based bonuses are estimated to be the following, assuming that (i) the consummation of the merger occurs on June 6, 2012, (ii) the Company’s performance against its plan targets during the Company’s fourth fiscal quarter of 2012 is at the same percentage level as the Company’s performance on average during the first through third fiscal quarters of 2012 and (iii) each executive officer satisfies his or her respective management goals applicable to the performance-based bonus opportunity for the current fiscal year:

•	Mr. Stallings – performance-based bonus in the amount of $279,954;

•	Mr. Shipley – performance-based bonus in the amount of $157,474,;

•	Mr. Maloney – performance-based bonus in the amount of $174,972;

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•	Ms. Deuel – performance-based bonus in the amount of $69,989; and

•	Mr. Harper – performance-based bonus in the amount of $69,989.

(2)	The salary and bonus payments and performance-based bonus payments described in Footnote 1 are attributable to single trigger arrangements (i.e., the right to such payments are triggered by a change of control alone and are not conditioned upon a termination or resignation of the executive officer). The salary and bonus payments are to be made in one lump-sum within 30 days following a change of control. The performance-based bonus payments, to the extent earned, are to be made in the ordinary course no later than the 15th day of the third month following the end of the fiscal year of the Company to which the bonus relates. However, pursuant to the merger agreement, if an executive officer’s employment is terminated voluntarily by such officer prior to the regular payment date for such bonus, then the performance-based bonus payment would be forfeited by such officer.

(3)	Includes the following amounts in respect of accelerated stock options, the values of which are calculated by multiplying (i) the excess of the $7.25 per share merger consideration over the respective per share exercise price of the stock option by (ii) the number of shares of Company common stock subject to such stock option:

•	Mr. Stallings – accelerated stock options valued at $462,331;

•	Mr. Shipley – accelerated stock options valued at $328,978;

•	Mr. Maloney – accelerated stock options valued at $557,541;

•	Ms. Deuel – accelerated stock options valued at $557,541; and

•	Mr. Harper – accelerated stock options valued at $378,250.

(4)	Consists of (i) payments in cancelation of the accelerated stock options described in Footnote 3 and (ii) the following payments in cancelation of vested stock options, the values of which are calculated by multiplying (i) the excess of the $7.25 per share merger consideration over the respective per share exercise price of the stock option by (ii) the number of shares of Company common stock subject to such stock option:

•	Mr. Stallings – vested stock options valued at $3,731,883;

•	Mr. Shipley – vested stock options valued at $2,466,772;

•	Mr. Maloney – vested stock options valued at $2,416,709;

•	Ms. Deuel – vested stock options valued at $853,822; and

•	Mr. Harper – vested stock options valued at $78,250.

(5)	These amounts are attributable to single trigger arrangements (i.e., the right to such payments are triggered by a change of control alone and are not conditioned upon a termination or resignation of the executive officer).

(6)	Excludes any potential deferment of taxes in connection with any exercise of options by any named executive officer upon the request of Open Text pursuant to the voting agreements. See “Voting Agreements” beginning on page 74.

(7)	Excludes any potential payment of the exercise price of any options by Open Text in connection with any exercise of options by any named executive officer upon the request of Open Text pursuant to the voting agreements. See “Voting Agreements” beginning on page 74.

(8)	The amounts listed in this column represent the total golden parachute compensation to be provided to each named executive officer. For each named executive officer, the amounts listed in this column are attributable to single trigger arrangements (i.e., the right to such payments are triggered by a change of control alone and are not conditioned upon a termination or resignation of the executive officer).

Any changes in the assumptions or estimates above would affect the amounts shown in the table. In addition, a portion of the equity amounts shown in the Equity column are expected to become vested in the ordinary course prior to the actual date the merger is completed.

Narrative to Golden Parachute Compensation Table

The lump sum cash payments to be paid to the named executive officers are made pursuant to the arrangements discussed in the section of this proxy statement titled “The Merger—Interests of Certain Persons in the Merger—Employment Agreements” beginning on page 46. Pursuant to each such arrangement, the Company has the right to offset against the lump sum salary and bonus payments the amount of any damages resulting from any breach by the executive officer of the following obligations under his or her employment agreement: (i) during the term of employment and for a period of 36 months after termination of employment, to comply with a confidentiality agreement with the Company, (ii) for a period of one year after termination of employment, to refrain

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from providing services, directly or indirectly, within a ten-mile radius of his or her respective office at the Company, that are substantially similar to the services he or she provided to the Company to any person, firm, corporation or other business enterprise that competes with the business of the Company, unless he or she obtains the prior written consent of the board of directors; (iii) for a period of one year after termination of employment, to refrain from encouraging or soliciting, or attempting to encourage or solicit, directly or indirectly, any individual to leave the Company’s employ, on behalf of any person, firm, corporation or other business enterprise that competes with the business of the Company or interfering in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees; and (iv) for a period of one year after termination of employment, to refrain from inducing or attempting to induce any provider, payor, customer, supplier, distributor, licensee or other business relation of the Company with whom he or she dealt at any time during the two-year period preceding his or her termination of employment to cease doing business with the Company or otherwise interfere with the existing business relationship between the Company and such person, on behalf of any person, firm, corporation or other business enterprise that competes with the business of the Company.

As described in “The Merger—Interests of Certain Persons in the Merger—Treatment of Stock Options” beginning on page 45, each stock option that is outstanding and unvested immediately prior to the effective time will become fully vested, and each unexercised stock option that is outstanding immediately prior to the effective time will be canceled with the holder of any such stock option that has an exercise price that is less than the merger consideration becoming entitled to receive an amount in cash from the surviving corporation equal to the product of (i) the excess, if any, of (A) $7.25 over (B) the applicable exercise price per share of Company common stock subject to such stock option, multiplied by (ii) the aggregate number of shares of Company common stock then issuable upon exercise of such stock option. Any amounts payable will be paid less applicable tax withholdings. Open Text must cause the surviving corporation to make such payments as promptly as reasonably practicable after the effective time of the merger.

Nonbinding Advisory Vote on Golden Parachute Compensation

Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act requires that the Company seek a nonbinding advisory vote from its stockholders to approve the “golden parachute” compensation (as defined in the regulations of the SEC) that its named executive officers will receive in connection with the consummation of the merger. As required by these provisions, we are asking our stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, as disclosed in the table above in this proxy statement entitled “Golden Parachute Compensation” pursuant to Item 402(t) of Regulation S-K including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The board of directors recommends that you vote “FOR” approval of this nonbinding advisory proposal. Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Company common stock in person or by proxy at the special meeting and entitled to vote on this proposal. Approval of this proposal is not a condition to completion of the merger. The vote with respect to this proposal is an advisory vote and will not be binding on the Company. Therefore, regardless of whether stockholders approve this proposal, if the merger is approved by our stockholders and completed, the “golden parachute” compensation will still be paid to the Company’s named executive officers to the extent payable in accordance with the terms of such compensation contracts and arrangements.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

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Amendment to Stockholder Rights Agreement

Pursuant to the merger agreement, as of May 1, 2012, the Company and American Stock Transfer & Trust Company, LLC entered into an amendment to the stockholder rights agreement, which generally exempts the execution and delivery of the merger agreement and the voting agreements and the consummation of the transactions contemplated by the merger agreement and the voting agreements from the operation of the stockholder rights agreement. If for any reason the merger agreement is terminated in accordance with its terms, then such amendment provides that it shall be of no further force and effect, and the stockholder rights agreement shall remain exactly the same as it existed before the execution of such amendment.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of Company common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of Company common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of Company common stock subject to special treatment under the U.S. federal income tax laws, including, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Company common stock through the exercise of options or otherwise as compensation, holders who hold their Company common stock as part of a hedge, straddle, constructive sale or conversion transaction, holders whose functional currency is not the U.S. dollar and holders who will own, actually or constructively, any stock of Open Text or the surviving corporation at the effective time of the merger. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of Company common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service (the “IRS”) may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company common stock, you should consult your own tax advisor regarding the U.S. federal income tax consequences of the merger to you.

All holders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Company common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

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•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Company common stock that is not a U.S. holder.

U.S. Holders

The conversion of shares of Company common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger (determined before the deduction of any applicable withholding taxes) and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of U.S. federal income taxation (currently 15%). The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times or different prices, such U.S. holder may determine its tax basis, holding period, and gain or loss separately with respect to each block of Company common stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (currently, at a rate of 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder timely furnishes the required information to the IRS. All U.S. holders surrendering shares of Company common stock pursuant to the merger should complete and sign, under penalty of perjury, the IRS Form W-9 included as part of the Letter of Transmittal and return it to the exchange agent to provide the information, including such holder’s taxpayer identification number, and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in another manner satisfactory to us and the exchange agent). Corporations are not subject to backup withholding.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to U.S. federal income tax on such gain in the same manner as a U.S. holder, provided such non-U.S. holder provides an IRS Form W-8ECI and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or

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more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•	the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the Company’s outstanding common stock at any time during the five years preceding the merger, and the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during such non-U.S. holder’s ownership of more than 5% of the Company’s common stock. The Company does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes during the applicable period specified in Section 897(c) of the Code.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%) with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder timely furnishes the required information to the IRS. In order to avoid backup withholding, a non-U.S. holder should complete and sign an IRS Form W-8BEN or other applicable IRS Form W-8 which may be obtained from the exchange agent or at www.irs.gov/app/picklist/list/formsInstructions.html.

Appraisal Rights

Under specified circumstances a holder may be entitled to appraisal rights in connection with the merger. See “Appraisal Rights” beginning on page 78 for additional information. If a holder of Company common stock receives cash pursuant to the exercise of appraisal rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in its Company common stock. Interest, if any, awarded in an appraisal proceeding by a court would be included in such holder’s income as ordinary income for U.S. federal income tax purposes. Holders of Company common stock who exercise appraisal rights are urged to consult their own tax advisors as to the U.S. federal income tax consequences of their exercise of appraisal rights.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO COMPANY STOCKHOLDERS. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

Regulatory Approvals and Notices

The merger is subject to the requirements of the HSR Act, which prevent the Company and Open Text from completing the merger until required information and materials are furnished to the DOJ and the FTC, and the waiting period applicable under the HSR Act has expired or been terminated. On May 11, 2012, the Company and Open Text filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. On May 11, 2012, the Company and Open Text filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. On May 21, 2012, the Company and Open Text received confirmation of early termination of the waiting period under the HSR Act, effective immediately. Although early termination of the waiting period under the HSR Act has been received, the DOJ, the FTC, state attorneys general and others may nevertheless still challenge the merger on antitrust grounds and either before or after the completion of the merger, any of the DOJ, the FTC, state attorneys general or others could take action under the antitrust laws, including, without limitation, seeking to enjoin the completion of the merger. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or that, if a challenge is made, it will not succeed. Any such challenge could result in the conditions to the merger not being satisfied.

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Litigation Relating to the Merger

The Company, its directors, Open Text and Merger Sub were named as defendants in a putative class action complaint, captioned Hull v. Kim D. Cooke, et al., Civil Action No. 12-A-04020-3, which was filed on May 7, 2012, and a putative class action complaint, captioned Biggs v. Thomas J. Stallings, et al., Civil Action No. 12-A-04328-7, which was filed on May 15, 2012, both of which were filed in the Superior Court of Gwinnett County, State of Georgia. The actions, brought on behalf of a putative class of stockholders of the Company, generally allege that the Company’s directors breached their fiduciary duties owed to the Company’s stockholders in connection with the proposed acquisition by, among other things, failing to maximize stockholder value, failing to disclose all material information concerning the merger and failing to act in the best interests of the Company’s stockholders. The complaints further allege that the Company, Open Text and Merger Sub aided and abetted the purported breaches by the Company’s directors. The plaintiffs seek injunctive and other equitable relief, including enjoining us from consummating the merger, and damages, in addition to fees and costs. On May 22, 2012, the Company and its directors filed a motion to dismiss the claims asserted in the Hull action. On May 25, 2012, the plaintiffs filed a motion to consolidate the two actions and appoint both plaintiffs as co-lead plaintiffs.

In addition, the Company, its directors and Merger Sub were named as defendants in a putative class action complaint, captioned Gross v. EasyLink Services International Corp., et al., Case No. 7505, which was filed on May 8, 2012 in the Court of Chancery of the State of Delaware. The Gross action asserted allegations similar to those asserted in the Georgia actions. On May 16, 2012, at the request of the plaintiff, the court in the Gross action entered an order dismissing the case.

The Company believes that the claims asserted in these actions are without merit and intends to vigorously defend these matters.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants of the Company, Open Text and Merger Sub contained in the merger agreement have been made solely for the benefit of such entities. In addition, such representations, warranties and covenants (i) have been made only for purposes of the merger agreement, (ii) have been qualified by (a) confidential disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the merger agreement and (b) matters disclosed in Company filings with the SEC on or after July 31, 2010 and prior to the date of the merger agreement, (iii) in some instances are subject to materiality qualifications contained in the merger agreement, which may differ from what may be viewed as material by stockholders, (iv) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement, and (v) have been included in the merger agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. The merger agreement is included with this filing only to provide stockholders with information regarding the terms of the merger agreement, and not to provide stockholders with any other factual information regarding the Company or its business. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public

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disclosures. The merger agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company contained in this proxy statement and that is or will be contained in, or incorporated by reference into, the Company’s Annual Reports on Form 10-K, registration statements, periodic reports filed with the SEC under the Exchange Act, the proxy statement for the Company’s annual stockholder meeting and other documents that the Company files with the SEC under the Exchange Act.

The Merger

Under the terms of the merger agreement, Merger Sub, an indirect wholly-owned subsidiary of Open Text, will merge with and into the Company, with the Company continuing as the surviving corporation of the merger. As a result of the merger, the separate corporate existence of Merger Sub will cease, and the Company will become an indirect wholly-owned subsidiary of Open Text. The certificate of incorporation of Merger Sub, as in effect immediately prior to the effective time of the merger (as explained below) will be the certificate of incorporation of the surviving corporation. The bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, will be the bylaws of the surviving corporation. The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation. The officers of the Company immediately prior to the effective time of the merger will be the initial officers of the surviving corporation. The directors and officers of the surviving corporation will serve in accordance with the certificate of incorporation and bylaws of the surviving corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

Effective Time of the Merger

The closing of the merger will occur no later than the third business day following the satisfaction or waiver, if permissible, of all of the closing conditions set forth in the merger agreement or at such other date as the parties may agree in writing. The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State (or such later time as may be agreed by the Company and Open Text and specified in the certificate of merger). We intend to complete the merger as promptly as practicable, subject to receipt of stockholder approval and all requisite regulatory approvals. Although we currently expect to complete the merger during the third calendar quarter of 2012, we cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived.

Merger Consideration

At the effective time of the merger, each issued and outstanding share of Company common stock, together with any associated stockholder right (to the extent outstanding at the effective time), other than treasury shares, any shares owned by Open Text or Merger Sub, and shares owned by stockholders who have properly demanded and not effectively withdrawn or lost appraisal rights, will be canceled and converted automatically into the right to receive $7.25 in cash, payable without interest and less applicable withholding taxes. Treasury shares and any shares of Company common stock owned by Open Text or Merger Sub (together with the associated stockholder rights, to the extent outstanding at the effective time), will automatically be canceled without any conversion of such shares and no payment or distribution will be made with respect to such shares. Shares held by our stockholders who perfect their appraisal rights will be entitled to receive an amount in cash equal to the “fair value” of such shares, plus interest, if any, on the amount determined to be the fair value, as may be determined by the Delaware Court of Chancery under Section 262 of the DGCL.

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Payment Procedures

At and after the effective time of the merger, Open Text will deposit, or cause the surviving corporation to deposit, cash with the exchange agent in an amount sufficient to pay the aggregate merger consideration. As soon as reasonably practicable after the effective time of the merger (but in no event more than 3 business days after the effective time of the merger), the surviving corporation will cause the exchange agent to mail to each holder of record of an outstanding certificate, and to each holder of uncertificated shares of Company common stock represented on a book entry basis, that immediately prior to the effective time represented outstanding shares of Company common stock (other than excluded shares) (i) an information statement and a letter of transmittal (which will be in customary form, will specify that delivery shall be effected, and risk of loss and title to the certificates or book-entry shares held by such holder shall pass, only upon proper delivery of the certificates (or affidavit of loss in lieu thereof) or book-entry shares to the exchange agent, and will contain such other provisions as Open Text or the exchange agent may reasonably specify), and (ii) instructions for use in effecting the surrender of such certificates (or affidavit of loss in lieu thereof) or book-entry shares in exchange for the merger consideration payable in respect of the shares of Company common stock represented by such certificates or book-entry shares and the stockholder rights associated with such shares (to the extent outstanding at the effective time). Upon surrender of a certificate that immediately prior to the effective time represented outstanding shares of Company common stock (or affidavit of loss in lieu thereof) to the exchange agent, together with such letter of transmittal (or, in the case of a book-entry share that immediately prior to the effective time represented outstanding shares of Company common stock, upon delivery of such letter of transmittal or upon the entry through a book-entry transfer agent of the surrender of such book-entry shares on a book-entry account statement), duly completed and validly executed in accordance with the instructions thereto, and such other documents as the exchange agent or Open Text may reasonably require, the holder of such certificate or book-entry share shall be entitled to receive in exchange therefor the merger consideration that such holder is entitled to receive in respect of the shares of Company common stock represented by such certificate or book-entry share and the stockholder rights associated with such shares (to the extent outstanding at the effective time). If payment of the merger consideration is to be made to a person other than the person in whose name the surrendered certificate or book-entry share is registered, it shall be a condition of payment that such certificate or book-entry share so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such book-entry share shall be properly transferred (together with any associated stockholder rights) and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the merger consideration to a person other than the registered holder of the certificate or book-entry share surrendered or shall have established to the satisfaction of Open Text that such taxes either have been paid or are not applicable. No interest will be paid or will accrue on any merger consideration payable in respect of certificates or book-entry shares that immediately prior to the effective time represented outstanding shares of Company common stock.

If any person’s certificates evidencing shares of Company common stock have been lost, stolen or destroyed, then such person will be entitled to obtain the merger consideration after such person makes an affidavit of the loss, theft or destruction. In addition, if required by Open Text, such person must post a bond in such reasonable amount as Open Text may direct as indemnity against any claim that may be made against it with respect to such certificate. These procedures will be described in the letter of transmittal that holders of shares of Company common stock will receive, which should be read carefully in its entirety.

Any funds that have not been distributed to the holders of shares of Company common stock within six months after the effective time of the merger will be delivered by the exchange agent to Open Text, upon demand. After such delivery, holders of certificates or book-entry shares who have not complied with the instructions to exchange their certificates or book-entry shares will be entitled to look only to Open Text for payment of the merger consideration.

Any merger consideration remaining unclaimed by holders of shares of Company common stock two years after the effective time of the merger (or such earlier date that is immediately prior to such time as when the amounts would otherwise escheat to or become property of any governmental authority) will, to the extent permitted by applicable law, become the property of Open Text free and clear of any claims or interest of any person previously entitled thereto.

You should not send your Company stock certificates (if any) to the exchange agent until you have received transmittal materials from the exchange agent. Do not return your Company stock certificates (if any) with the enclosed proxy.

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Appraisal Rights

Shares of Company common stock held by a stockholder entitled to demand and who properly demands appraisal rights with respect to such shares, pursuant to, and who compiles in all respects with, the provisions of Section 262 of the DGCL, will not be converted into, or represent the right to receive, the merger consideration. Instead such stockholder will only be entitled to receive payment of the “fair value” of such stockholder’s shares, plus interest, if any, on the amount determined to be the fair value by the Delaware Court of Chancery in accordance with Section 262 of the DGCL. In the event a stockholder fails to perfect, withdraws or otherwise loses his, her or its rights to appraisal of such shares under Section 262 of the DGCL, then that stockholder’s shares will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration described above, without interest and subject to applicable withholding taxes.

We are required to give Open Text prompt notice of any demands for appraisal of shares of Company common stock, and Open Text has the right to participate in and control all negotiations and proceedings with respect to such demands. Except to the extent required by applicable law, prior to the effective time of the merger, the Company may not settle, make any payments with respect to, or offer to settle, any such demands without the prior written consent of Open Text and, following the effective time of the merger, the surviving corporation will have the power to direct all negotiations and proceedings with respect to demands received by the Company for appraisal rights and shall have the sole power to settle, make any payments with respect to, or offer to settle, any such demands.

These rights in general are discussed more fully under the section of this proxy statement entitled “Appraisal Rights” beginning on page 78.

Treatment of Options

Each stock option that is outstanding and unvested immediately prior to the effective time shall become fully vested, and each unexercised stock option that is outstanding immediately prior to the effective time will be canceled with the holder of any such stock option that has an exercise price that is less than the merger consideration becoming entitled to receive an amount in cash from the surviving corporation equal to the product of (i) the excess, if any, of (A) $7.25 over (B) the applicable exercise price per share of Company common stock subject to such stock option, multiplied by (ii) the aggregate number of shares of Company common stock then issuable upon exercise of such stock option. Any amounts payable will be paid less applicable tax withholdings. Open Text must cause the surviving corporation to make such payments as promptly as reasonably practicable after the effective time of the merger.

Representations and Warranties

In the merger agreement, the Company made representations and warranties to Open Text and Merger Sub, including those relating to the following:

•	the corporate organization, good standing and authority of the Company and its subsidiaries;

•	the organizational documents of the Company and its subsidiaries;

•	the capitalization of the Company and its subsidiaries;

•	the Company’s authorization (including board of directors approval and direction to submit the merger agreement to a stockholder vote and recommendation of stockholder adoption of the merger agreement), execution, delivery and performance of the merger agreement and the transactions contemplated thereby and the enforceability of the merger agreement;

•	the existence, if any, of conflicts with, or violations of, the Company’s and any of its subsidiaries’ organizational documents, applicable laws or certain agreements as a result of the Company’s execution of the merger agreement or consummation of the merger and the identification of government filings of the Company required in connection therewith;

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•	compliance with applicable laws and permits;

•	our SEC filings since July 31, 2010, including financial statements contained therein, disclosure controls and procedures, compliance with the federal securities laws and internal accounting controls;

•	the existence of any undisclosed liabilities;

•	the absence of certain changes or events involving the Company or any of its subsidiaries since July 31, 2011 (or, with respect to certain changes or events, since January 31, 2012);

•	the existence, if any, of pending or, to the Company’s knowledge, threatened litigation involving the Company or any of its subsidiaries;

•	the Company’s employee benefit plans, matters relating to the Employee Retirement Income Security Act of 1974, as amended, and other matters concerning employee benefits;

•	labor and employment matters;

•	the information included in this proxy statement;

•	the Company’s receipt of an opinion from William Blair to the effect that, as of the date of the merger agreement and based upon and subject to the limitations, qualifications and assumptions set forth therein, the merger consideration to be received by the holders of Company common stock, other than holders of excluded shares, was fair, from a financial point of view, to those holders;

•	the Company’s leased real property and tangible and intangible personal property;

•	the Company’s material contracts;

•	the Company’s intellectual property;

•	the Company’s filing of tax returns, payment of taxes and other tax matters;

•	environmental matters;

•	brokers’ fees and expenses;

•	the amendment of the Company’s stockholder rights agreement providing that the execution of the merger agreement and the voting agreements and the consummation of the transactions contemplated thereby would not trigger the provisions of the stockholder rights agreement and providing that the stockholder rights agreement would expire immediately prior to the effective time;

•	the Company’s insurance policies; and

•	related party transactions.

In the merger agreement, Open Text and Merger Sub made representations and warranties to the Company, including those relating to the following:

•	corporate organization, good standing and authority of Open Text and Merger Sub;

•	Open Text’s and Merger Sub’s authorization, execution, delivery and performance of the merger agreement and the transactions contemplated thereby and enforceability of the merger agreement;

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•	the existence, if any, of conflicts with, or violations of, Open Text’s or Merger Sub’s organizational documents, applicable laws or certain agreements as a result of such entities’ execution of the merger agreement or consummation of the merger and the identification of government filings of such entities required in connection therewith;

•	the information supplied in writing by Open Text or Merger Sub to the Company expressly for use in this proxy statement;

•	Open Text’s and Merger Sub’s ownership of shares of Company common stock;

•	the existence, if any, of pending or, to the knowledge of Open Text, threatened litigation against Open Text or any of its subsidiaries that would have a material adverse effect on Open Text’s or Merger Sub’s ability to consummate the transactions contemplated by the merger agreement;

•	the sufficiency of Open Text’s funds to pay the merger consideration and the solvency of Open Text and Merger Sub; and

•	Open Text’s and Merger Sub’s independent investigation of the Company.

The representations and warranties contained in the merger agreement will not survive the merger.

Definition of Company Material Adverse Effect

Several of the representations and warranties made by us in the merger agreement are qualified by reference to whether the item in question would have a “Company Material Adverse Effect” on us. The merger agreement provides that a “Company Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, financial condition or assets of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated under the merger agreement on a timely basis.

However, for the purposes of clause (i) above, a “Company Material Adverse Effect” will not be deemed to include any event, occurrence, fact, condition or change arising out of, relating to or resulting from any of the following:

•	changes generally affecting the economy, financial or securities markets (except to the extent the Company and its subsidiaries, taken as a whole, are disproportionately impacted thereby);

•	the announcement of the transactions contemplated by the merger agreement (including, but not limited to, any resulting adverse changes in the Company’s relationship with its employees, customers, partners or suppliers);

•	any outbreak or escalation of war (whether or not declared) or any act of terrorism;

•	general conditions in the industry in which the Company and its subsidiaries operate (except to the extent the Company and its subsidiaries, taken as a whole, are disproportionately impacted thereby);

•	any change in law;

•	any change in generally accepted accounting principles, which we refer to as GAAP;

•	the Company’s failure to meet internal or published projections, forecasts or revenue or earning predictions for any period;

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•	any changes in the price or trading volume of the Company common stock; or

•	any natural disasters or acts of God.

Covenants Relating to the Conduct of the Company’s Business

During the period between the date of the merger agreement and the effective time of the merger, the Company has agreed with Open Text and Merger Sub that, except as expressly provided in the merger agreement, as required by applicable law or with the prior written consent of Open Text, the Company will, and will cause each of its subsidiaries to:

•	conduct its business in the ordinary course of business; and

•	to the extent consist therewith, use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the current officers and employees of the Company and its subsidiaries, and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers, distributors, licensors, licensees and other persons with which the Company or any of its subsidiaries has business relations.

In addition, without limiting the foregoing, during the period between the date of the merger agreement and the effective time of the merger, the Company has agreed with Open Text and Merger Sub that, except as expressly provided in the merger agreement, as set forth in the disclosure letter delivered with the merger agreement or as required by applicable law, the Company will not, and will not permit any of its subsidiaries to, take any of the following actions without the prior written consent of Open Text (which will not be unreasonably withheld or delayed):

•	amend or propose to amend its certificate of incorporation or bylaws (or other comparable organizational documents);

•	split, combine or reclassify, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any securities of the Company or any of its subsidiaries;

•	declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any contract with respect to the voting of, any shares of its capital stock (other than dividends or distributions from its direct or indirect wholly-owned subsidiaries to the Company or other direct or indirect wholly-owned subsidiaries of the Company);

•	issue, sell, pledge, dispose of or encumber any securities of the Company or any of its subsidiaries, other than (i) the issuance of shares of Company common stock upon the exercise of any stock option outstanding under the Company’s stock award plans as of the date of the merger agreement in accordance with its terms, or (ii) in accordance with the stockholder rights agreement;

•	(i) increase the compensation of directors, officers or employees of the Company or any of its subsidiaries, (ii) enter into any new, or amend in any material respect any existing, employment, severance, retention or change in control agreement with any of its past or present directors, officers or employees, (iii) promote any officers or employees, except with respect to employees with a base salary of less than $60,000 as the result of the termination or resignation of any officer or employee, or (iv) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any company employee benefit plans, or make any contribution to any company employee benefit plan;

•	hire any officer or employee, except for the replacement of any current employee whose employment with the Company or any of its subsidiaries is terminated or who resigns for any reason, provided that such replacement employee’s annual base salary does not exceed $60,000;

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•	acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or entity or division thereof or make any loans, advances or capital contributions to or investments in any person or entity, except for (i) intercompany loans, advances or capital contributions entered into in between or among the Company and/or any of its direct or indirect wholly-owned subsidiaries, (ii) trade payables arising in the ordinary course of business, (iii) advances to employees for expenses reimbursable under the Company and/or its subsidiaries’ business expense reimbursement policy, and (iv) advances in the ordinary course of business;

•	transfer, license, sell, lease or otherwise dispose of any assets (whether by way of merger, consolidation, sale of stock or assets, or otherwise), including the capital stock or other equity interests in any subsidiary of the Company, other than in the case of obsolete equipment or assets being replaced, in each case in the ordinary course of business consistent with past practice, in each case excluding any transfer, license, sale, lease or other disposition in connection with any transaction between or among the Company and/or one or more of its direct or indirect wholly-owned subsidiaries;

•	adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•	incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or entity, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person or entity, enter into any “keep well” or other contract to maintain any financial statement condition of any other person or entity (other than any direct or indirect wholly-owned subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, or incur any liens (other than certain liens permitted under the merger agreement) in connection with the foregoing, other than the financing of ordinary course trade payables consistent with past practice or pursuant to an existing financing facility, except for intercompany loans entered into in between or among the Company and/or any of its direct or indirect wholly-owned subsidiaries;

•	institute any, or settle or compromise any pending or threatened, legal actions involving injunctive relief or the payment of monetary damages by the Company or any of its subsidiaries of any amount exceeding $25,000 individually or $100,000 in the aggregate, other than any legal action brought against Open Text or Merger Sub arising out of a breach or alleged breach of the merger agreement by Open Text or Merger Sub, except that neither the Company nor any of its subsidiaries may settle or agree to settle any legal action which settlement involves a conduct remedy or injunctive or similar relief or has a material restrictive impact on the business of the Company or any affiliate thereof;

•	make any material change in any method of financial accounting principles or practices, except for any change required by a change in GAAP or applicable law;

•	enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar contract with respect to any joint venture, strategic partnership or alliance;

•	authorize, or make any commitment with respect to, any capital expenditure, except as contemplated by the Company’s existing fiscal year 2012 capital budget;

•	make, change or revoke any material tax election, change any material method of tax accounting, file any material amended tax return, enter into any material closing agreement, settle any material claim or assessment, surrender any right to claim a material refund, offset or other reduction in liability or consent to any extension or waiver of the limitations period applicable to any material claim or assessment, in each case, with respect to taxes;

•	fail to maintain in full force and effect material insurance policies covering the Company or its subsidiaries and its or their properties, assets and businesses in a form and amount consistent with past practice;

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•	adopt, modify from the form existing on the date hereof, or implement a rights plan, “poison pill” or similar arrangement, except as contemplated by the merger agreement;

•	enter into, terminate, modify or waive any material right under, any material contract or permit, other than contracts entered into with customers in the ordinary course of business consistent with past practice (it being understood that, for the purposes of this covenant, “consistent with past practice” does not include entering into any contract having terms and conditions (including terms and conditions regarding pricing and liabilities) that are, in the aggregate, substantially inconsistent with the terms and conditions found in other contracts of similar size and scope previously entered into by the Company or any of its subsidiaries in the ordinary course of business); or

•	agree or commit to do any of the foregoing.

Conditions to Closing the Merger

Conditions to Obligations of the Company, Open Text and Merger Sub

The obligations of the Company, Open Text and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible) of a number of conditions, prior to the effective time of the merger, including the following:

•	the adoption of the merger agreement by the affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote thereon;

•	all waiting periods (and extensions thereof) applicable to the merger under the HSR Act and any other applicable foreign antitrust, competition or similar law shall have expired or been terminated; and

•	no temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction shall be in effect enjoining or otherwise prohibiting the consummation of the merger, and no law shall have been enacted, entered, promulgated or enforced that prohibits or makes illegal the consummation of the merger.

Conditions to Obligations of Open Text and Merger Sub

In addition, the obligations of Open Text and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible) of a number of conditions, prior to the effective time of the merger, including the following:

•	the representations and warranties of the Company set forth in the merger agreement relating to the capital structure of the Company and its subsidiaries shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of the merger agreement and as of the date of the closing of the merger as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and each of the other representations and warranties of the Company set forth in the merger agreement shall be true and correct as of the date of the merger agreement and as of the date of the closing of the merger as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of such dates, without giving effect to any qualification or limitation as to materiality or Company Material Adverse Effect set forth therein, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect;

•	the Company shall have performed or complied in all material respects with the obligations, covenants and agreements that are to be performed or complied with by the Company under the merger agreement prior to the effective time;

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•	Open Text shall have received a certificate, validly executed for and on behalf of the Company and in its name by the Chief Executive Officer and Chief Financial Officer of the Company, certifying the satisfaction of the conditions described in the foregoing two bullets;

•	no Company Material Adverse Effect shall have arisen or occurred following the date of the merger agreement;

•	the stockholder rights agreement (as amended by the amendment to the stockholder rights agreement entered into in connection with the merger agreement) shall be in full force and effect in accordance with its terms, and shall not have been further amended or modified by the Company or the Company’s board of directors without the prior written consent of Open Text, other than in connection with a superior proposal subject to the terms of the merger agreement;

•	the Company shall have delivered to each of Open Text and Merger Sub a duly completed and executed certificate that the merger does not involve a transfer of real property by a non-U.S. citizen subject to special withholding; and

•	the holders of not more than 3,211,332 shares of Company common stock, constituting 10% of the outstanding shares of Company common stock as of the date of the merger agreement, shall have exercised appraisal rights in accordance with the provisions of Section 262 of the DGCL.

Conditions to Obligations of the Company

In addition, the obligations of the Company to consummate the merger are subject to the satisfaction or waiver (where permissible) of a number of conditions, prior to the effective time of the merger, including the following:

•	the representations and warranties of Open Text and Merger Sub shall be true and correct as of the date of the merger agreement and as of the date of the closing of the merger as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of such dates, without giving effect to any qualification or limitation as to materiality or material adverse effect set forth therein, individually or in the aggregate, would not reasonably be expected to be or become, individually or in the aggregate, materially adverse to (i) the business, results of operations, financial condition, or assets of Open Text and its subsidiaries, taken as a whole, or (ii) the ability of Open Text or Merger Sub to consummate the transactions contemplated by the merger agreement on a timely basis;

•	each of Open Text and Merger Sub shall have performed or complied with in all material respects the obligations, covenants and agreements that are to be performed or complied with by them under the merger agreement prior to the effective time; and

•	the Company shall have received a certificate, validly executed for and on behalf of Open Text and Merger Sub and in their names by their Chief Executive Officers and Chief Financial Officers, or their respective designees, certifying the satisfaction of the conditions described in the foregoing two bullets.

Restrictions on Solicitation of other Takeover Proposals and Restrictions on Change of Recommendation to Stockholders

No-Shop

As of the date of the merger agreement, the Company agreed to, and agreed to cause its subsidiaries and its and their representatives to, immediately cease and cause to be terminated any and all discussions and negotiations with any person with respect to any takeover proposal, and to deliver a written notice to each such person stating

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that the Company is ending all discussions and negotiations with such person with respect to any takeover proposal and requesting that such person promptly return or destroy all confidential information concerning the Company and its subsidiaries.

Except as provided below, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, the Company shall not, and the Company shall cause its subsidiaries and its and their representatives to not, directly or indirectly:

•	solicit, initiate, propose or knowingly take any action to encourage or facilitate any inquiries or the making or submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, a takeover proposal;

•	conduct, engage in, enter into, continue or otherwise participate in any discussions or negotiations regarding or furnish to any person any information or data relating to any takeover proposal (including non-public information or data about the Company and/or its subsidiaries);

•	terminate, grant any waiver, amendment or release under, or fail to enforce, any standstill or confidentiality agreement (or any standstill or confidentiality provision of any other contract) or any “fair price,” “moratorium,” “control share acquisition,” “business combination,” “interested shareholder,” “affiliate transaction,” or other anti-takeover law (including Section 203 of the DGCL), or similar law applicable to the Company, or any restrictive provision in the organizational documents of the Company, or otherwise knowingly take any action to facilitate any effort or attempt by any person to make a takeover proposal (including providing consent or authorization to any person to make a takeover proposal to any officer or employee of the Company and/or its subsidiaries or to the Company’s board of directors and/or the board of directors or similar governing body of any subsidiary of the Company or any member or committee thereof pursuant to any existing confidentiality agreement);

•	approve any transaction under, or any third party (other than Open Text and its affiliates) becoming an “interested stockholder” under, Section 203 of the DGCL;

•	approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar contract with respect to a takeover proposal, or that contradicts the merger agreement or requires the Company and/or any of its subsidiaries to abandon the merger agreement; or

•	resolve, propose or agree to do any of the foregoing.

Notwithstanding the foregoing restrictions, if at any time after the date of the merger agreement and prior to the time the Company’s stockholders adopt the merger agreement, the Company receives an unsolicited bona fide written takeover proposal from any person that the Company’s board of directors determines in good faith constitutes or would reasonably be expected to lead to a superior proposal, and after the Company’s board of directors having determined in good faith, after consultation with outside legal counsel, that failure to take the following actions would contravene the fiduciary duties of the Company’s board of directors under applicable laws, the Company may:

•	furnish confidential information with respect to the Company and/or its subsidiaries to the person making such takeover proposal (and its representatives) pursuant to a customary standstill and confidentiality agreement (which need not restrict such person from making an unsolicited takeover proposal) on terms no less favorable to the Company than those contained in the confidentiality agreement between the Company and Open Text; and

•	participate in discussions and negotiations with the person making such unsolicited bona fide written takeover proposal (and such person’s representatives) regarding such takeover proposal.

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The Company is required to make available promptly to Open Text any information concerning the Company and/or its subsidiaries that is provided to any person making such takeover proposal that is given such access and which information was not previously made available to Open Text or its representatives.

The Company is also required, as promptly as reasonably practicable (and, in any event, within 24 hours), to advise Open Text orally and in writing of the receipt of any proposal, inquiry or offer with respect to a takeover proposal after the date of the merger agreement, the material terms and conditions of any such takeover proposal and the identity of the person or group of persons making any such takeover proposal. We have agreed to keep Open Text reasonably informed on a prompt basis (and, in any event, within 24 hours) of the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified, and material details of any such takeover proposal.

A “takeover proposal” means a proposal or offer from, or indication of interest in making a proposal or offer by, any person (other than Open Text and its affiliates, including Merger Sub) relating to any:

•	direct or indirect acquisition of assets of the Company or its subsidiaries (including any voting equity interests of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of the Company’s consolidated assets or to which 20% or more of the Company’s net revenues or net income on a consolidated basis are attributable;

•	direct or indirect acquisition of 20% or more of the voting equity interests of the Company;

•	tender offer or exchange offer that if consummated would result in any person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting equity interests of the Company;

•	merger, consolidation, other business combination or similar transaction involving the Company or any of its subsidiaries, pursuant to which such person would own 20% or more of the consolidated assets, net revenues or net income of the Company, taken as a whole; or

•	the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company.

A “superior proposal” means a bona fide written takeover proposal not obtained in breach of the above-described restrictions contained in the merger agreement involving the direct or indirect acquisition, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of all or substantially all of the Company’s consolidated assets or a majority of the outstanding Company common stock, that the Company’s board of directors determines in good faith is at least 10% more favorable from a financial point of view, and no less favorable with respect to the other terms and conditions (including, without limitation, no more burdensome conditions or other material risks to the consummation of such takeover proposal), to the holders of Company common stock than the transactions contemplated by the merger agreement, and is reasonably capable of being consummated in accordance with its terms (x) without undue delay, and (y) taking into account all legal, financial, regulatory and other aspects of and risks of non-completion associated with such takeover proposal. No proposal subject to any financing condition may constitute a superior proposal.

Restrictions on Change of Recommendation to Stockholders

The Company has agreed that neither the Company’s board of directors nor the board of directors or similar governing body of any of the Company’s subsidiaries or any member or committee thereof shall take any of the following actions, each of which we refer to as an adverse recommendation change:

•	withhold, withdraw, amend, qualify or modify in any manner adverse to Open Text or Merger Sub, or propose publicly to withhold, withdraw, amend, qualify or modify in any manner adverse to Open Text or Merger Sub, the recommendation of the Company’s board of directors in favor of the adoption of the merger agreement and the merger by the Company’s stockholders or resolve or agree to take any such action;

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•	take a neutral position, recommend, adopt or approve any takeover proposal, or propose publicly or otherwise to recommend, adopt or approve any takeover proposal or resolve or agree to take any such action;

•	cause or permit the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to any takeover proposal (other than certain confidentiality agreements permitted by the merger agreement);

•	fail to publicly recommend against any takeover proposal (other than that contemplated by the merger agreement) or fail to publicly reaffirm the recommendation of the Company’s board of directors in favor of the adoption of the merger agreement and the merger by the Company’s stockholders, in either case within three business days after Open Text so requests in writing;

•	fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any takeover proposal subject to Regulation 14D under the Exchange Act within seven business days after commencement of such takeover proposal; or

•	fail to include the recommendation of the Company’s board of directors in favor of the adoption of the merger agreement and the merger by the Company’s stockholders in this proxy statement.

Notwithstanding the foregoing restrictions, prior to the time the Company’s stockholders adopt the merger agreement, the Company’s board of directors may, in response to an unsolicited bona fide written takeover proposal from any person that is not withdrawn and that the Company’s board of directors concludes in good faith constitutes a superior proposal, take any of the foregoing actions or cause the Company to enter into a definitive agreement with respect to a superior proposal if:

•	the Company notifies Open Text in writing, at least five days before taking any of the foregoing actions or entering into a definitive agreement with respect to such superior proposal, specifying the material terms and conditions of the superior proposal (or material modification thereto), identifying the person making such superior proposal and stating that the Company’s board of directors has resolved to take any such actions and/or the Company or any of its subsidiaries intends to enter into a definitive agreement with respect to such superior proposal;

•	during the five day notice period, the Company negotiates, and causes its subsidiaries to and uses its commercially reasonable efforts to cause its and their financial and legal advisors to negotiate, with Open Text and its representatives in good faith (to the extent Open Text desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement, so that such takeover proposal would cease to constitute a superior proposal;

•	in the event of any material revisions to the takeover proposal that the Company’s board of directors has determined to be a superior proposal, the Company delivers a new written notice to Open Text and complies with the foregoing requirements (except that any notice period need only be at least three days in length) with respect to such new written notice and the revised superior proposal contemplated thereby;

•	at the end of the applicable notice period, the Company’s board of directors determines that the takeover proposal described in such written notice constitutes a superior proposal after taking into account any changes to the merger agreement proposed and irrevocably committed to by Open Text during such notice period; and

•	during the applicable notice period, the Company does not terminate the merger agreement in connection with the Company’s board of directors authorizing the Company or any of its subsidiaries to enter into a definitive agreement with respect to such superior proposal.

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Termination

Open Text and the Company may mutually agree to terminate the merger agreement at any time prior to the effective time of the merger, even after our stockholders have adopted the merger agreement at the special meeting.

In addition, Open Text, on the one hand, and the Company, on the other hand, each have separate rights to terminate the merger agreement without the agreement of the other parties if, among other things:

•	the effective time shall not have occurred on or before October 31, 2012, except that this right to terminate the merger agreement is not available to any party that has breached its obligations under the merger agreement in any manner that has been the primary cause of, or resulted in, (i) the failure of satisfaction of the conditions to the obligations of such party to consummate the merger as set forth in the merger agreement or (ii) the failure of the effective time to have occurred on or before such date;

•	any temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction enjoining or otherwise prohibiting the consummation of the merger shall have become final and nonappealable, so long as the party seeking to exercise this termination right shall have used reasonable best efforts to prevent the entry of and to remove such order, injunction or judgment as required by the merger agreement; or

•	the Company fails to obtain the vote of its stockholders to adopt the merger agreement at the special meeting (or any adjournments or postponements thereof) at which a quorum is present and the votes to adopt the merger agreement and approve the merger are taken, except that this termination right will not be available to the Company if it has breached its obligations under the merger agreement in any manner that shall have been the primary cause of, or resulted in, the failure to obtain the vote of the Company’s stockholders to adopt the merger agreement.

Open Text may also terminate the merger agreement if:

•	under certain circumstances, the Company shall have breached or failed to perform its representations, warranties, covenants or other agreements set forth in the merger agreement (other than such provisions related to solicitations and takeover proposals), and such breach or failure to perform is incapable of being cured by October 31, 2012, or, if curable, has not been cured within fifteen business days after the Company’s receipt of written notice of such breach from Open Text; or

•	(i) an adverse recommendation change shall have occurred, (ii) Open Text shall have received written notice from the Company to the effect that the Company intends to enter into, or has entered into, a definitive agreement (other than a confidentiality agreement permitted by the merger agreement) with respect to a superior proposal in accordance with the merger agreement, or (iii) the Company shall have breached its obligations under the provisions of the merger agreement related to solicitations and takeover proposals.

The Company may also terminate the merger agreement if:

•	under certain circumstances, Open Text or Merger Sub shall have breached or failed to perform its representations, warranties, covenants or other agreements set forth in the merger agreement, and such breach or failure to perform is incapable of being cured by October 31, 2012, or, if curable, has not been cured within fifteen business days after Open Text’s or Merger Sub’s receipt of written notice of such breach from the Company; or

•	prior to receipt of the vote of the Company’s stockholders to adopt the merger agreement, the Company’s board of directors shall have authorized the Company or any of its subsidiaries to enter into a definitive agreement (other than a confidentiality agreement permitted by the merger agreement) with respect to a superior proposal in accordance with the terms and subject to the conditions of the provisions of the merger agreement related to takeover proposals, and the Company shall have

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complied with its obligations under the merger agreement with respect to takeover proposals, including the payment of a termination fee (to the extent required).

If the merger agreement is terminated, it will become void, and there will be no liability under the merger agreement on the part of the Company, Open Text or Merger Sub or their respective directors, officers, employees, agents or representatives, and all rights and obligations under the merger agreement of the Company, Open Text or Merger Sub shall cease, except for certain provisions relating to confidentiality agreements, effects of termination, termination fees, expenses and general provisions, and except that termination of the merger agreement will not relieve any party from liability for fraud or any willful or intentional breach of its covenants or agreements set forth in the merger agreement.

Fees and Expenses

Each of the parties will bear all fees and expenses it incurs in connection with the merger and the merger agreement, except (i) for fees and expenses related to any filing made pursuant to the HSR Act or any other U.S. or foreign antitrust, competition or similar law, which will be paid 50% by Open Text and 50% by the Company, and (ii) as described below under “Termination Fee Payable by the Company.”

Termination Fee Payable by the Company

The Company is required to pay to Open Text a termination fee of $9,350,000 if any of the following events occur:

•	if the Company desires to terminate the merger agreement pursuant to its termination right that permits termination following the Company’s board of directors’ authorization of the entering into of a definitive agreement with respect to a superior proposal and prior to the time the Company’s stockholders adopt the merger agreement (which termination fee must be paid prior to the effectiveness of the termination of the merger agreement); or

•	if Open Text terminates the merger agreement pursuant to its termination right that permits termination following (i) an adverse recommendation change, (ii) Open Text’s receipt of written notice from the Company that the Company intends to enter into, or has entered into, a definitive agreement with respect to a superior proposal, or (iii) the Company’s breach of its obligations under the provisions of the merger agreement related to solicitations and takeover proposals.

In addition, if the Company or Open Text terminates the merger agreement pursuant to their respective termination rights that permit termination if the Company fails to obtain the vote of its stockholders to adopt the merger agreement or if Open Text terminates the merger agreement pursuant to its termination right that permits termination if the Company, under certain circumstances, breaches or fails to perform its representations, warranties, covenants or other agreements set forth in the merger agreement (other than such provisions related to solicitations and takeover proposals), and such breaches or failures to perform were incapable of being cured or were not cured as required by the merger agreement, the Company is required to reimburse Open Text for its and its affiliates’ out-of-pocket fees and expenses incurred in connection with the preparation, negotiation, execution and performance of the merger agreement and the transactions contemplated thereby. Further, the Company is required to pay to Open Text a termination fee of $9,350,000 (less any expenses previously reimbursed by the Company) if the merger agreement is terminated for any of the reasons set forth in the immediately preceding paragraph or if the Company or Open Text terminates the merger agreement pursuant to their respective termination rights that permit termination if the effective time shall not have occurred on or before October 31, 2012, and, following any such termination, the Company and/or any of its subsidiaries takes any of the following actions within six months following the date of such termination:

•	enters into any letter of intent, agreement in principle, acquisition agreement or other similar contract (other than a confidentiality agreement permitted by the merger agreement) relating to any takeover proposal;

•	takes a neutral position, recommends, adopts or approves any takeover proposal, or proposes publicly

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or otherwise to recommend, adopt or approve any takeover proposal or resolve or agree to take any such action; or

•	fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any takeover proposal subject to Regulation 14D under the Exchange Act.

Any payment by the Company as a result of an event described in any of the foregoing bullets must be paid on the date of such occurrence (even if the Company never ultimately consummates an alternative transaction). For the purposes of the three preceding bullet points, all references in the definition of takeover proposal to “20%” are deemed to be references to “50%.” See “The Merger Agreement—Restrictions on Solicitation of other Takeover Proposals and Restrictions on Change of Recommendation to Stockholders—No-Shop” beginning on page 65 for the definition of “takeover proposal.”

In no event will the Company be required to pay the termination fee more than once, whether or not multiple events have occurred that would give rise to an obligation to pay the termination fee.

Amendment to Stockholder Rights Agreement

Pursuant to the merger agreement, as of May 1, 2012, the Company and American Stock Transfer & Trust Company, LLC entered into an amendment to the stockholder rights agreement, which generally exempts the execution and delivery of the merger agreement and the voting agreements and the consummation of the transactions contemplated by the merger agreement and the voting agreements from the operation of the stockholder rights agreement. If for any reason the merger agreement is terminated in accordance with its terms, then such amendment provides that it shall be of no further force and effect, and the stockholder rights agreement shall remain exactly the same as it existed before the execution of such amendment.

Additional Agreements

Special Meeting; Proxy Statement

The Company has agreed to duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as reasonably practicable after the execution of the merger agreement for the purpose of considering and taking action upon the adoption of the merger agreement and the approval of the merger. We have agreed to use reasonable best efforts to solicit the adoption of the merger agreement by the stockholders of the Company and include in the proxy statement the board’s declaration of the advisability of the merger agreement and the transactions contemplated thereby and its recommendation to the stockholders of the Company that they adopt the merger agreement and approve the merger.

Access to Information

From the date of the merger agreement until the termination of the merger agreement or the effective time of the merger and in compliance with applicable laws, subject to certain exceptions and conditions described in the merger agreement, the Company has agreed to give Open Text, Merger Sub and their respective representatives reasonable access, during normal business hours and upon reasonable notice, to all of the properties, books and records of the Company and its subsidiaries, and to furnish to Open Text such information concerning the business, properties and personnel of the Company and its subsidiaries as Open Text reasonably requests.

Reasonable Best Efforts

Subject to the terms and conditions set forth in the merger agreement, each of the Company, Open Text and Merger Sub has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable under applicable law to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement, including using reasonable best efforts to obtain all consents, authorizations and approvals from governmental authorities required for the consummation of the transactions contemplated by the merger agreement.

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Employee Matters

Prior to the effective time of the merger, the Company will and will cause its subsidiaries to (and from and after the effective time of the merger, Open Text will cause the surviving corporation to) honor in accordance with their terms and conditions as of the date of the merger agreement (i) the employment and severance agreements between the Company or any of its subsidiaries, on the one hand, and any director, officer or other employee of the Company or any of its subsidiaries, on the other hand, (ii) the existing company employee plans with respect to accrued and vested benefits thereunder, and (iii) the performance-based bonus plan for each employee of the Company or its subsidiaries who has a performance-based bonus opportunity for the current fiscal year to the extent of and based upon such employee’s and entity’s performance under the existing performance criteria through the earlier of the end of the fiscal year or the date of termination of such employee’s employment, except that no employee who voluntarily terminates his or her employment prior to the regular payment date for such bonus shall be entitled to receive such bonus.

Open Text will, or will cause the surviving corporation or any of their subsidiaries, as applicable, to, recognize all service of employees of the Company who continue their employment after the effective time of the merger, whom we refer to as continuing employees, with the Company or any of its subsidiaries, as the case may be, as if such service were with Open Text, with respect to any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 maintained by Open Text, the surviving corporation or any of their subsidiaries (excluding any equity compensation arrangements maintained by Open Text, the surviving corporation or any of their subsidiaries) in which any continuing employees will participate effective on or after the effective time of the merger, for vesting and eligibility purposes (but not for (i) purposes of early retirement subsidies under any such employee benefit plan that is a defined benefit pension plan or (ii) benefit accrual purposes, except for vacation or other paid time off, if applicable), except that such service will not be recognized to the extent that (x) such recognition would result in a duplication of benefits or (y) such service was not recognized under the corresponding Company employee benefit plan.

Open Text will, or will cause the surviving corporation or any of their subsidiaries, as applicable, to, take into account any and all expenses incurred by each continuing employee during the calendar year in which the effective time of the merger occurs under any previous group health plan in which the continuing employee participated, with respect to each continuing employee who begins participation in a group health plan maintained by Open Text, the surviving corporation or any of their subsidiaries during the calendar year in which the effective time of the merger occurs, for purposes of determining deductibles, co-payments and out-of-pocket limits under Open Text’s, the surviving corporation’s, or any such subsidiary’s group health plan for the remainder of that calendar year. Open Text will waive or will cause the surviving corporation or any of their subsidiaries to waive limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to continuing employees to the extent such limitations were not applicable to such continuing employees under the comparable Company employee benefit plans as of the time immediately preceding the closing of the merger.

Directors’ and Officers’ Indemnification and Insurance

As of the effective time of the merger, the surviving corporation will assume, in the merger and without further action, all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time that exist as of the date of the merger agreement in favor of the current or former directors and officers of the Company as provided in the certificate of incorporation or bylaws of the Company (as in effect immediately prior to the signing of the merger agreement), and all such rights to indemnification, advancement of expenses and exculpation from liabilities shall survive the merger and shall continue in full force and effect in accordance with their terms.

Under the merger agreement, the Company agreed that, prior to the closing of the merger, the Company will purchase a “run-off” or “tail” directors’ and officers’ liability insurance coverage for the directors and officers of the Company in respect of matters, acts, omissions and occurrences existing or occurring prior to or at the effective time, which shall provide such directors and officers with coverage for six years of not less than the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company. The Company will not be obligated to purchase such insurance coverage for an aggregate cost in excess of 200% of the annual premium currently paid

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by the Company for its current directors’ and officers’ liability insurance coverage. During the six year coverage period, Open Text will cause the surviving corporation (i) to maintain such insurance coverage in effect (though Open Text or the surviving corporation may substitute for such insurance coverage policies from an insurer with the same or better credit rating as the Company’s current insurance carrier and that provide for at least the same coverage and amounts and contain terms and conditions that are not, in the aggregate, less advantageous to the directors and officers of the Company) and (ii) if such insurance coverage ceases to be in effect, to obtain and fully pay for a replacement “tail” insurance policy, which must have a claims period covering such six year coverage period and be from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier and provide for at least the same coverage and amounts and contain the same terms and conditions that are not, in the aggregate, less advantageous to the directors and officers of the Company.

Public Announcements

The Company and Open Text have agreed that each party will consult with the other party prior to issuing, and give the other party the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by the merger agreement, including the merger, except as may be required by applicable law, court process or the rules or regulations of any securities exchange or national securities quotation system, in which case the party required to make the release or statement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or statement in advance of such issuance and give good faith consideration to any such comments. However, each party may without consultation with the other party issue any press releases or make any such public statements in connection with any dispute between or among the parties regarding the merger agreement or the transactions contemplated thereby that is required by applicable law to be disclosed publicly.

Specific Performance

The Company, Open Text and Merger Sub have agreed that irreparable damage would occur, and that the Company, Open Text and Merger Sub would not have any adequate remedy at law, in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Company, Open Text and Merger Sub agreed that, prior to the termination of the merger agreement in accordance with its terms, the Company, Open Text and Merger Sub will be entitled to seek an injunction or injunctions to prevent breaches of the merger agreement and to seek to enforce specifically the terms and provisions of the merger agreement in any court of competent jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

Amendment and Waiver

Amendment

The merger agreement may be amended by the parties to the merger agreement at any time prior to the effective time of the merger or before or after the vote of the Company’s stockholders to adopt the merger agreement, except that after the adoption of the merger agreement by the stockholders of the Company no amendment may be made that would by applicable law require further approval of the stockholders of the Company without such approval of the stockholders having been obtained. The merger agreement may only be amended pursuant to a written agreement signed by each of the parties to the merger agreement.

Waiver

At any time prior to the effective time of the merger, the parties to the merger agreement may (i) extend the time for the performance of any obligation or other act of any other party to the merger agreement, (ii) to the extent permitted by law, waive any inaccuracy in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and (iii) waive compliance with any agreement or condition contained in the merger agreement, except that after the adoption of the merger agreement by the stockholders of the Company no extension or waiver may be made that would by applicable law require further approval of the stockholders of the Company without such approval of the stockholders having been obtained. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

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VOTING AGREEMENTS

On May 1, 2012, each of the supporting insiders entered into a voting agreement with Open Text and Merger Sub. The following is a summary of the material terms and conditions of the voting agreements. The description of the voting agreements in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the form of voting agreement, a copy of which is attached as Annex B and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting agreements that is important to you. We encourage you to read the form of voting agreement carefully and in its entirety because the voting agreements are legal documents that govern the obligations of our executive officers and directors in connection with the merger.

Agreement to Vote

Under the voting agreements, the supporting insiders agreed, among other things, to vote the shares of Company common stock beneficially owned by them currently, together with any other voting securities of the Company subsequently acquired or beneficially owned by them, as to which they have the right to vote in favor of the adoption and approval of the merger agreement and the authorization of the merger. The supporting insiders beneficially owned an aggregate of 3,374,098 shares of Company common stock, including 2,921,947 stock options to acquire Company common stock (whether or not presently exercisable or exercisable within the next 60 days), or 9.6% of the outstanding shares of Company common stock, on May 30, 2012. As of the record date, the supporting insiders beneficially owned an aggregate of 452,151 shares of Company common stock entitled to vote at the special meeting.

Each supporting insider also agreed in his or her voting agreement:

•	that if any additional stockholders’ meeting of the Company (or any adjournment or postponement thereof) is called, or any written consents are necessary or advisable in connection with the adoption and approval of the merger agreement and the authorization of the merger, to execute such written consents and to vote all of his or her shares of Company common stock subject to his or her voting agreement entitled to be voted at such meeting, together with any adjournment or postponement thereof, (or to cause the same to be voted) in favor of the adoption and approval of the merger agreement and the authorization of the merger;

•	to (i) vote all of his or her shares of Company common stock subject to his or her voting agreement entitled to be voted at any stockholders’ meeting of the Company, together with any adjournment or postponement thereof, (or to cause the same to be voted) against any (A) takeover proposal, (B) reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company not contemplated by the merger agreement or (C) corporate action (other than an adjournment of the special meeting of stockholders recommended by the Company’s board of directors) the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the merger or any other transaction contemplated by the merger agreement and (ii) execute any written consents providing for the rejection of any of the foregoing actions described in this bullet point;

•	to waive and not assert any rights which he or she may have with respect to any of his or her shares of Company common stock subject to his or her voting agreement as to appraisal, dissent or any similar or related matter with respect to the merger; and

•	if requested by Open Text, to exercise promptly all of his or her vested stock options to acquire Company common stock (or such lesser amount as Open Text may request), either (i) on a cashless exercise basis, if permitted by the terms thereof or the Company’s compensation committee, or (ii) on a cash exercise basis (subject in all cases to Open Text paying any exercise price and all taxes associated with any such exercise and with such other adjustments between the parties necessary to place such supporting insider in no better or worse an economic position with respect to such stock

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options than would have resulted should such stock options remain unexercised immediately prior to the effective time of the merger).

Further, unless and until the merger agreement is terminated in accordance with its terms, each supporting insider agreed not to, directly or indirectly:

•	sell, transfer, pledge, assign, encumber (or otherwise dispose of or hypothecate) any of his or her shares of Company common stock subject to his or her voting agreement or any interest therein or rights thereto, grant any proxy, power-of-attorney or other authorization or consent with respect to any of his or her shares of Company common stock subject to his or her voting agreement (other than as contemplated by his or her voting agreement), or deposit any of his or her shares of Company common stock subject to his or her voting agreement into a voting trust or enter into a voting agreement, arrangement or understanding with respect to any of his or her shares of Company common stock subject to his or her voting agreement;

•	initiate or participate in, knowingly encourage or take any other action (or permit his or her representatives to do any of the foregoing) that may facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any takeover proposal, or enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any information with respect to, assist or participate in any effort or attempt by any person with respect to, or otherwise cooperate in any way with, any takeover proposal; or

•	take any action, or omit to take any action which may be taken without more than immaterial expense, that would restrict, limit or interfere with his or her obligations under his or her voting agreement.

Each supporting insider’s voting agreement expressly provides that the supporting insider has not made any agreement or understanding in any capacity other than in his or her capacity as a beneficial owner of the shares of Company common stock subject to the voting agreement, and that nothing in such voting agreement will limit or affect any action taken by him or her in his or her capacity as an officer or director of the Company to the extent permitted by the merger agreement.

Termination

The obligations and restrictions on the supporting insiders under the voting agreements will no longer be binding on the supporting insiders if the merger agreement is amended to decrease materially the merger consideration or change the form of the merger consideration. Each voting agreement will automatically terminate upon the termination of the merger agreement in accordance with its terms.

The vote of the supporting insiders is not sufficient under Delaware law to adopt the merger agreement without the approval of any other stockholders of the Company.

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MARKET PRICE OF COMPANY COMMON STOCK

The Company common stock is listed for trading on NASDAQ under the symbol “ESIC.” The following table sets forth for each quarterly period during the last two full fiscal years, for each quarterly period during the current fiscal year and from the beginning of the current fiscal quarter through the record date, the high and low sales prices for the Company common stock, as reported by NASDAQ.

	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal Year Ended July 31, 2010
High	$1.85	$1.97	$2.69	$2.70
Low	1.45	1.45	1.80	2.20
Fiscal Year Ended July 31, 2011
High	3.88	4.53	4.71	6.35
Low	2.04	3.65	3.86	3.96
Fiscal Year Ending July 31, 2012 (through June 1, 2012)
High	5.73	4.95	5.95	7.23
Low	3.86	3.78	4.38	5.72

The closing price of Company common stock on NASDAQ on May 1, 2012, the last trading day prior to the public announcement of the merger agreement, was $6.36 per share of Company common stock. The volume-weighted average price per share of Company common stock for the 60 trading day period ending on May 1, 2012 was $5.18. On June 1, 2012, the most recent practicable date before this proxy statement was first mailed to stockholders, the closing price for Company common stock on NASDAQ was $7.17 per share of Company common stock. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.

Our current loan agreement prohibits the payment of cash dividends on Company common stock. We have not paid cash dividends during the last two years and we do not anticipate paying any cash dividends in the foreseeable future. In addition, in accordance with the merger agreement, the Company cannot pay any cash dividends prior to the closing of the merger or termination of the merger agreement without the prior consent of Open Text.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percent of shares of the Company common stock that, as of May 30, 2012, are deemed under the rules of the SEC to be “beneficially owned” by:

•	each person or “group” (as that term is used in the Exchange Act) that is known by the Company to beneficially own more than 5% of the Company common stock;

•	each of the Company’s current directors;

•	each of the Company’s current named executive officers; and

•	all the Company’s current directors and executive officers as a group.

The percentage of beneficial ownership table is based upon 32,118,325 shares of Company common stock outstanding as of May 30, 2012. The address for those individuals for which an address is not otherwise provided is c/o EasyLink Services International Corporation, 6025 The Corners Parkway, Suite 100, Norcross, GA 30092. To the Company’s knowledge, except as indicated in the footnotes to the following table and pursuant to applicable community property laws, the persons named in the table have sole voting power and investment power with respect to all shares of Company common stock listed as beneficially owned by them.

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	Beneficial Ownership
Name and Address	Number	Percent
Principal Stockholders:
Open Text Corporation (1)	3,374,098	9.6%
275 Frank Tompa Drive
Waterloo, Ontario
Canada N2L 0A1

Concept Capital Markets, LLC (2)	2,271,325	7.1%
1010 Franklin Avenue, Suite 303
Garden City, NY 11530

Executive Officers and Directors:
Thomas J. Stallings (3)	968,253	2.9%
Glen E. Shipley (4)	503,603	1.5%
Kevin R. Maloney (5)	574,141	1.8%
Teresa A. Deuel (6)	215,041	*
Patrick A. Harper (7)	26,000	*
Kim D. Cooke (8)	147,895	*
Richard J. Berman (9)	82,006	*
Paul D. Lapides (10)	46,250	*
John S. Simon (11)	48,255	*

All current directors, nominees and executive officers as a group (9 persons) (12)	2,611,444	7.6%

*	Less than 1%

(1)	Based on a Schedule 13D filed with the SEC on May 10, 2012, jointly filed by Open Text Corporation and Epic Acquisition Sub Inc. Consists of 3,374,098 shares of Company common stock of which the reporting persons may be deemed to have beneficial ownership of as a result of the voting agreements (including 2,921,947 shares of Company common stock subject to outstanding options beneficially owned by the supporting insiders, whether or not such options are presently exercisable or exercisable within 60 days from the date of such Schedule 13D or thereafter). Open Text Corporation and Epic Acquisition Sub Inc. disclaim all beneficial ownership of such shares of Company common stock.

(2)	Based on a Form 13F filed with the SEC on May 14, 2012, for the quarter ended March 31, 2012, by Concept Capital Markets, LLC, an institutional investment manager. Consists of 2,271,325 shares of Company common stock over which Concept Capital Markets, LLC has sole discretionary power to make investment and voting decisions.

(3)	Such shares must be voted in accordance with the voting agreement with Open Text and Merger Sub. Includes 843,253 shares of Company common stock issuable upon the exercise of options.

(4)	Such shares must be voted in accordance with the voting agreement with Open Text and Merger Sub. Includes 473,603 shares of Company common stock issuable upon the exercise of options.

(5)	Such shares must be voted in accordance with the voting agreement with Open Text and Merger Sub. Includes 554,141 shares of Company common stock issuable upon the exercise of options.

(6)	Such shares must be voted in accordance with the voting agreement with Open Text and Merger Sub. Includes 195,041 shares of Company common stock issuable upon the exercise of options.

(7)	Such shares must be voted in accordance with the voting agreement with Open Text and Merger Sub. Includes 25,000 shares of Company common stock issuable upon the exercise of options.

(8)	Such shares must be voted in accordance with the voting agreement with Open Text and Merger Sub. Includes 7,500 shares of Company common stock issuable upon the exercise of options.

(9)	Such shares must be voted in accordance with the voting agreement with Open Text and Merger Sub. Includes 5,000 shares of Company common stock held by Mr. Berman's wife as to which he disclaims beneficial ownership.

(10)	Such shares must be voted in accordance with the voting agreement with Open Text and Merger Sub. Includes 7,500 shares of Company common stock issuable upon the exercise of options.

(11)	Such shares must be voted in accordance with the voting agreement with Open Text and Merger Sub. Includes 7,500 shares of Company common stock issuable upon the exercise of options and 40,755 shares of Company common stock held by Mr. Simon's daughter as to which he disclaims beneficial ownership.

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(12)	Such shares must be voted in accordance with the voting agreement with Open Text and Merger Sub. Includes 2,113,538 shares of Company common stock issuable upon the exercise of options, 5,000 shares of Company common stock held by Mr. Berman's wife and 40,755 shares of Company common stock held by Mr. Simon’s daughter.

APPRAISAL RIGHTS

Holders of record of shares of Company common stock who do not vote for the adoption of the merger agreement at the special meeting and otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL in lieu of receiving the merger consideration described in the merger agreement. In order to exercise and perfect appraisal rights, a stockholder of record of Company common stock must follow the steps prescribed in Section 262 of the DGCL and summarized below properly and in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Annex D to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. Such summary is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to Annex D. All references in this summary to “stockholder” are to the stockholder of record of the shares of Company common stock as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. Stockholders who lose appraisal rights will be entitled to receive the merger consideration described in the merger agreement.

ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, BECAUSE FAILURE TO COMPLY TIMELY AND PROPERLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Under the DGCL, stockholders of record who do not vote in favor of the adoption of the merger agreement, do not consent to the merger in writing pursuant to Section 228 of the DGCL, and who otherwise follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of Company common stock and a copy of Section 262 of the DGCL is attached to this proxy statement as Annex D. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex D carefully and should consult his, her or its legal advisor, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

Stockholders wishing to exercise appraisal rights must not vote for the adoption of the merger agreement, must not consent to the merger in writing, and must deliver to the Company, before the vote on the proposal to adopt the merger agreement (i.e., before the vote at the special meeting discussed in this Proxy Statement), a written demand for appraisal of such stockholder’s shares of Company common stock. If you sign and return a proxy card that does not contain voting instructions, you will effectively waive your appraisal rights because such shares represented by the proxy will, unless the proxy is revoked, be voted for the adoption of the merger agreement. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement, nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL.

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A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Company common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise appraisal rights, you must be the stockholder of record of such shares of Company common stock on the date the written demand for appraisal is made, and you must continue to hold such shares of record through the effective time of the merger. Accordingly, a stockholder who is the stockholder of record of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of shares of Company common stock on the record date, or a person duly authorized and explicitly purporting to act on such holder’s behalf, is entitled to assert appraisal rights for such shares of Company common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, and must state that such person intends thereby to demand appraisal of his, her or its shares in connection with the merger. A demand for appraisal signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity must identify the record owner(s) and must be signed in such person’s fiduciary or representative capacity. If shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must identify and be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

A stockholder of record such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Company common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of Company common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal by such nominee. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal of shares must be mailed or delivered before the time of the stockholder approval of the merger to: EasyLink Services International Corporation, 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, Attention: John A. Harwood.

Within 10 days after the effective time of the merger, the surviving corporation will notify each stockholder who properly asserted appraisal rights under Section 262 of the DGCL and has not voted for the adoption of the merger agreement of the date that the merger has become effective. Within 120 days after the effective date of the merger, but not thereafter, the surviving corporation or any stockholder who has complied with Section 262 of the DGCL and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares held by all such stockholders. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. The surviving corporation is not under any obligation, and none of the Company, Open Text or Merger Sub have any present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Company common stock not voted in favor

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of adoption of the merger agreement and with respect to which demands for appraisal were received by the surviving corporation, and the aggregate number of holders of such shares. Such statement must be mailed to the stockholder within 10 days after the written request therefor has been received by the surviving corporation or within 10 days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from the surviving corporation the statement described in this paragraph.

Upon the filing of a petition for an appraisal, a copy thereof shall be served upon the surviving corporation, and the surviving corporation will then be obligated, within 20 days after such service, to file with the Delaware Register in the Court of Chancery a duly verified list (the “Verified List”) containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation.

Upon the filing of a petition for an appraisal, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the surviving corporation and all of the stockholders shown on the Verified List. Such notice also shall be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or in another publication as the Delaware Court of Chancery deems advisable. The forms of these notices by mail and by publication shall be approved by the Court and the costs of these notices are borne by the surviving corporation. If a hearing on the petition is held, the Delaware Court of Chancery shall determine which stockholders have complied with Section 262 of the DGCL, and are otherwise entitled to an appraisal of their shares. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares of Company common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the Verified List and who has submitted his, her or its certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he, she, or it is not entitled to appraisal rights.

Through such proceeding the Delaware Court of Chancery shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court of Chancery shall take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court discussed the considerations that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that in making this determination of fair value the court must consider “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger and which throw any light on future prospects of the merged corporation ….” The Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” The Delaware Supreme Court noted, however, that Section 262 of the DGCL provides that fair value is to be determined “exclusive of any element of value arising from the accomplishment or expectation of the merger.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

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The Delaware Court of Chancery shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder upon the surrender to the surviving corporation of his, her or its certificates representing such shares of Company common stock, or made forthwith to stockholders whose shares are uncertificated. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced.

If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not opinions as to fair value under Section 262 of the DGCL.

The costs of the proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Court deems equitable. Upon application of a stockholder, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including without limitation reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to receive the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Company common stock as of a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party will have the right to withdraw his, her or its demand for appraisal and to accept the cash payment for his, her or its shares pursuant to the merger agreement by delivering to the Company a written withdrawal of the demand for appraisal. After this period, a stockholder may withdraw his, her or its demand for appraisal only with the surviving corporation’s written consent. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the merger, a stockholder’s right to appraisal will cease and he, she or it will be entitled to receive the merger consideration for his, her or its shares pursuant to the merger agreement, as if he, she or it had not demanded appraisal of his, her or its shares. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned on such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger or thereafter with the surviving corporation’s written approval.

If you properly demand appraisal of your shares of Company common stock under Section 262 of the DGCL and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration receivable with respect to such shares in accordance with the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to the surviving corporation a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require the surviving corporation’s written approval.

If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and you must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure by a stockholder to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such stockholder’s appraisal rights. In that event, shares of Company common stock held by such stockholder will be converted into the right to receive the merger consideration.

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THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE FULL TEXT OF WHICH IS ATTACHED AS ANNEX D HERETO, THE DGCL SHALL GOVERN.

DEREGISTRATION OF COMPANY COMMON STOCK

If the merger is consummated, the Company intends to delist the Company common stock from NASDAQ, deregister the Company common stock under the Exchange Act and no longer file periodic reports with the SEC on account of the Company common stock.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Stockholders Sharing the Same Address

Some banks, brokerages and other nominees may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders sharing the same address. The Company will promptly deliver a separate copy of this proxy statement to you if you direct your request to our Secretary, John A. Harwood, at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, telephone: (678) 533-8005 or call our proxy solicitor, Georgeson, at (866) 729-6811 (toll free) or (212) 440-9800 (call collect). If you want to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact us at the above address and telephone number.

Stockholder Proposals for 2013 Annual Meeting

If the merger is completed, we will not have public stockholders and there will be no public participation in any of our future stockholder meetings. However, if the merger is not completed, we expect to hold an annual meeting of stockholders for the fiscal year ended July 31, 2012 in January 2013.

As a stockholder, you may be entitled to present proposals for action at the 2013 annual meeting of stockholders if you comply with the advance notice requirements of the Company’s bylaws. The required notice must be given no more than 120 days and no less than 75 days in advance of the anniversary date of the immediately preceding annual meeting. Accordingly, with respect to the Company’s 2013 annual meeting of stockholders, the Company’s bylaws require notice to be received by the Company at its executive offices at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, no earlier than September 8, 2012 and no later than October 23, 2012. You may contact the Company’s Secretary at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092 for a copy of the relevant provision of the Company’s bylaws.

Subject to the requirements of Rule 14a-8 of the Exchange Act, proposals of the stockholders intended to be presented for consideration at the Company’s 2013 annual meeting of stockholders may be included in the Company’s proxy statement for the meeting if they are received by the Company at its principal executive offices not later than July 25, 2012. If a stockholder fails to provide timely notice of a proposal to be presented at the 2013 annual meeting, the Company may exclude such stockholder proposal from its proxy materials. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on such matter to the extent permitted by Rule 14a-4(c)(2) of the Exchange Act.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations section of our website, www.easylink.com. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below (other than those documents or the portions of those documents not deemed to be filed).

•	Annual Report on Form 10-K for the fiscal year ended July 31, 2011 (filed with the SEC on October 6, 2011);

•	Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2012 (filed with the SEC on May 30, 2012);

•	Current Report on Form 8-K filed with the SEC on May 3, 2012; and

•	Current Report on Form 8-K filed with the SEC on May 22, 2012.

Any person, including any beneficial owner of shares of Company common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to Secretary, John A. Harwood, at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, telephone (678) 533-8005, by telephonic request directed to our proxy solicitor, Georgeson, at (866) 729-6811 (toll free) or (212) 440-9800 (call collect) or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 6, 2012. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SUBSEQUENT TO THAT DATE DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

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ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

Dated as of May 1, 2012

Among

OPEN TEXT CORPORATION,

EPIC ACQUISITION SUB INC.

and

EASYLINK SERVICES INTERNATIONAL CORPORATION

A-i

(continued)

A-ii

(continued)

A-iii

(continued)

Page

Section 10.07	Assignment	A-68
Section 10.08	Specific Enforcement	A-68
Section 10.09	Severability	A-68
Section 10.10	Obligations of Parent and of the Company	A-68

Annex I – Form of Voting Agreement

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 1, 2012, is entered into by and among Open Text Corporation, a Canadian corporation (“Parent”), Epic Acquisition Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and Easylink Services International Corporation, a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.           Each of the respective boards of directors of Parent, Merger Sub and the Company has unanimously approved this Agreement and the transactions contemplated hereby, and deems it advisable and in the best interests of its respective stockholder(s) to enter into this Agreement and consummate the transactions contemplated hereby pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation of the Merger and the shares of class A common stock, par value $0.01 per share, of the Company (collectively, the “Company Common Stock”) outstanding immediately prior to the Effective Time, together with the associated Stockholder Rights attached thereto (to the extent outstanding at the Effective Time), and each Company Stock Option (as defined below), in each case outstanding immediately prior to the Effective Time being cancelled and converted into the right to receive the consideration set forth herein, all upon the terms and subject to the conditions set forth herein.

B.           The board of directors of the Company (the “Company Board”) has also unanimously determined to recommend that the stockholders of the Company vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby, including the Merger.

C.           Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent and Merger Sub to enter into this Agreement, each of the executive officers and directors of the Company have delivered to Parent and Merger Sub voting agreements (each, a “Voting Agreement”), dated as of the date hereof, in substantially the form set forth in Annex I, pursuant to which such executive officers and directors have agreed to, among other things, vote all shares of Company Common Stock beneficially owned by such executive officers and directors in favor of the Merger and the other transactions contemplated hereby, each on the terms and subject to the conditions set forth in the Voting Agreements.

D.           In connection with the transactions contemplated herein, the Company has amended the Stockholders Rights Agreement (as defined below) to render the Stockholder Rights Agreement inapplicable to this Agreement, the Voting Agreements and the Merger and to ensure that the Stockholder Rights (as defined below) granted pursuant to the Stockholder Rights Agreement shall not become exercisable by reason of the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, including the Merger.

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E.           Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated hereby, and to prescribe certain conditions with respect to the consummation of the Merger and the other transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Except where the context otherwise requires, capitalized terms used in this Agreement have the following meanings:

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 6.02(c).

“Adverse Recommendation Change” has the meaning set forth in Section 6.02(e).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Division” has the meaning set forth in Section 7.02(a).

“Antitrust Laws” has the meaning set forth in Section 4.03(c).

“Book-Entry Shares” has the meaning set forth in Section 3.02(b)(i).

“Business Day” means any day, other than Saturday, Sunday or any day on which banking institutions located in Atlanta, Georgia are authorized or required by Law or other governmental action to close.

“Certificate” has the meaning set forth in Section 3.02(b)(i).

“Certificate of Merger” has the meaning set forth in Section 2.03.

“Charter Documents” has the meaning set forth in Section 4.01(b).

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Company” has the meaning set forth in the Preamble.

“Company Assets” has the meaning set forth in Section 4.19.

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 4.03(e).

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Continuing Employee” has the meaning set forth in Section 7.03(b).

“Company Disclosure Letter” has the meaning set forth in the introductory language in Article IV.

“Company Employee” means any current or former employee of the Company or any of its Subsidiaries.

“Company Employee Plans” means each

(i)          plan, program, policy, practice, agreement, collective bargaining agreement and/or other arrangement which provides for a payment to an employee, officer, director or independent contractor of the Company or its Subsidiaries that (A) exceeds minimum statutory requirements or (B) arises pursuant to an obligation related to, or arising from, a change of control of the Company and/or its Subsidiaries, including the Merger and the other transactions contemplated by this Agreement, including any bonus, special or extraordinary severance or other payment, or any required retention or transaction related payments, and including any such payment due, in whole or in part, on the Closing Date, the Effective Time or thereafter and any such payment where the right to receive such payment is conditioned upon continued employment for any specific minimum duration following the Closing Date or Effective Time;

(ii)         employment offer letter or contract or employee service agreement which provides for the payment of base salary in excess of $100,000 per annum; and

(iii)        other material plan, program, agreement, and/or other arrangement which provides for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, fringe, retirement, death, disability or medical benefits or other employee benefits or remuneration of any kind, including each employment, severance, retention, change in control or consulting plan, program arrangement or agreement, in each case whether written or unwritten, funded or unfunded, including but not limited to each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any Company Employee or of any director of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any material Liability.

“Company Financial Advisor” has the meaning set forth in Section 4.07.

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“Company IP” has the meaning set forth in Section 4.06(b).

“Company Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, financial condition, or assets of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (i), a Company Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (a) changes generally affecting the economy, financial or securities markets (except to the extent the Company and its Subsidiaries, taken as a whole, are disproportionately impacted thereby); (b) the announcement of the transactions contemplated by this Agreement (including, but not limited to, any resulting adverse changes in the Company’s relationship with its employees, customers, partners or suppliers); (c) any outbreak or escalation of war (whether or not declared) or any act of terrorism; (d) general conditions in the industry in which the Company and its Subsidiaries operate (except to the extent the Company and its Subsidiaries, taken as a whole, are disproportionately impacted thereby); (e) any change in Law; (f) any change in GAAP; (g) the Company’s failure to meet internal or published projections, forecasts or revenue or earning predictions for any period; (h) any changes in the price or trading volume of the Company Common Stock; or (i) any natural disasters or acts of God.

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Preferred Stock” has the meaning set forth in Section 4.02(a).

“Company Proxy Statement” has the meaning set forth in Section 4.03(c).

“Company SEC Documents” has the meaning set forth in Section 4.04(a).

“Company Securities” has the meaning set forth in Section 4.02(b)(ii).

“Company Stock Option” has the meaning set forth in Section 3.03(a).

“Company Stock Plans” has the meaning set forth in Section 4.02(b)(i).

“Company Stockholders Meeting” has the meaning set forth in Section 7.07(b).

“Company Subsidiary Securities” has the meaning set forth in Section 4.02(d)

“Confidentiality Agreement” has the meaning set forth in Section 7.01(b).

“Consent” has the meaning set forth in Section 4.03(c).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases or other binding instruments or binding commitments, whether written or oral.

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“Copyrights” has the meaning set forth in the definition of “Intellectual Property” appearing in this Article I.

“Coverage Period” has the meaning set forth in Section 7.04(b).

“Customer Data” has the meaning set forth in Section 4.06(m).

“Delaware Courts” has the meaning set forth in Section 10.06(b).

“DGCL” has the meaning set forth in the Recitals.

“Disaster Recovery Plans” has the meaning set forth in Section 4.06(l).

“Dissenting Shares” has the meaning set forth in Section 3.05.

“D&O Insurance Policies” has the meaning set forth in Section 7.04(b).

“D&O Tail Policy” has the meaning set forth in Section 7.04(b).

“Effective Time” has the meaning set forth in Section 2.03.

“Environmental Law” means any Law relating to pollution or protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface vapor, surface water, groundwater, drinking water supply, surface land, plant and animal life), or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, Release or disposal of, Hazardous Materials.

“Equity Interests” means any share, capital stock, partnership, limited liability company, member or similar interest in any Person and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument, obligation or right the value of which is based on any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any person that, together with the Company or a Subsidiary of the Company, is treated as a single employer under Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 3.02(a).

“Expenses”  means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing and mailing of the Proxy Statement, the filing of any required notices under the HSR Act or Foreign Antitrust Laws, or in connection with other

A-5

 regulatory approvals, and all other matters related to the Merger or any other transactions contemplated hereby.

“Export Control Laws” has the meaning set forth in Section 4.13(b).

“FCPA” has the meaning set forth in Section 4.13(c).

“Financial Statements” has the meaning set forth in Section 4.04(b).

“Foreign Antitrust Laws” has the meaning set forth in Section 4.03(c).

“FTC” has the meaning set forth in Section 7.02(a).

“GAAP” has the meaning set forth in Section 4.04(b).

“Governmental Entity” has the meaning set forth in Section 4.03(c).

“Hazardous Materials” means any substance presently or as of the Closing Date listed, defined, designated, classified or regulated as hazardous, toxic, radioactive or dangerous under any Environmental Law, whether by type or quantity, and including, any hazardous waste, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, petroleum and petroleum by-product, radon, asbestos, radioactive material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Inbound Licenses” has the meaning set forth in Section 4.06(g).

“Indemnified Party” has the meaning set forth in Section 7.04(a).

“Information Technology” has the meaning set forth in Section 4.06(k).

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction worldwide, whether registered or unregistered, including such rights in and to: (a) patents and patent applications (including all issuances, reissues, divisions, provisionals, continuations and continuations-in-part, re-examinations, renewals and extensions of such patents and applications), patentable designs and inventions, utility models, patent disclosures or other patent rights (“Patents”); (b) original works of authorship in any medium of expression, whether or not published, copyrights, design, design registration, all registrations and applications for registration of any of the foregoing, all issuances, extensions and renewals of such registrations and applications, and all “moral” rights and author’s rights (“Copyrights”); (c) trademarks, service marks, trade names, brand names, business names, logos, trade dress, certification marks and other indicia of commercial source or origin together with all goodwill associated with the foregoing, all registrations and applications (including intent-to-use applications) of any of the foregoing, and all issuances, extensions and renewals of such registrations and applications (“Trademarks”); (d) confidential formulas, ideas, designs, devices, technology, trade secrets (whether or not patentable), business and technical information, know-how, research and development, inventions

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(whether or not patentable, reduced to practice, or the subject of an application for patent), methods, processes, compositions, databases, data collections and other confidential and proprietary information of the Company and/or its Subsidiaries or relating to their business or customers and all rights therein, to the extent protectable under applicable laws (“Trade Secrets”); (e) computer programs and systems, whether embodied in software, firmware or otherwise, including data and other files, application programming interfaces, architecture, records, schematics, computerized databases, software implementations of algorithms, software tool sets, compilers, and software models and methodologies (regardless of the stage of development or completion), and compilations, and all related specifications and documentation, including system documentation, user manuals, and training materials, all descriptions, flowcharts and other work product used to design, plan, organize, and develop any of the foregoing, and including any and all forms in which any of the foregoing is embodied (whether in source code, object code, executable code or human readable form), to the extent protectable under applicable laws (“Software”); and (f) Internet domain names, whether or not trademarks, registered in any generic top level domain by any authorized private registrar or Governmental Authority.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, when used with respect to the Company, the actual knowledge of those persons listed on Section 1.01(a) of the Company Disclosure Letter, after due inquiry.

“Laws” means any domestic or foreign laws, common law, statutes, ordinances, rules, regulations, codes, Orders or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Entity.

“Legal Action” means any claim, action, suit, arbitration, proceeding, investigation, complaint, charge, mediation or grievance by or before any Governmental Entity, arbitrator or mediator or arbitration or mediation panel.

“Liability” shall mean any liability, commitment, indebtedness or obligation of any kind or nature whatsoever (whether known or unknown, accrued or unaccrued, absolute or contingent, asserted or unasserted, matured or unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet or the notes thereto under GAAP).

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer or security interests of any kind of nature whatsoever of or with respect to such property or asset.

“Material Contracts” has the meaning set forth in Section 4.12(a).

“Material Insurance Policies” has the meaning set forth in Section 4.17.

“Maximum Premium” has the meaning set forth in Section 7.04(b).

“Merger” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Preamble.

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“Merger Consideration” has the meaning set forth in Section 3.01(c)(i).

“NASDAQ” means the NASDAQ Stock Market.

“Notice Period” has the meaning set forth in Section 6.02(f).

“Option Amount” has the meaning set forth in Section 3.03(a).

“Order” means any order, writ, assessment, decision, injunction, decree, ruling or judgment of a Governmental Entity.

“Outside Date” has the meaning given to such term in Section 9.01(b)(i).

“Parent” has the meaning set forth in the Preamble.

“Parent Benefit Plans” has the meaning set forth in Section 7.03(b).

“Party” has the meaning set forth in the Preamble.

“Patents” has the meaning set forth in the definition of “Intellectual Property” appearing in this Article I.

“Payment Fund” has the meaning set forth in Section 3.02(a).

“Permit” has the meaning set forth in Section 4.14.

“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith, (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business, (c) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, (d) covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, (e) any right of way or easement related to public roads and highways, (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation, (g) those Liens listed on Section 1.01(b) of the Company Disclosure Letter, (h) any Liens which the Company shall cause to be eliminated at or prior to Closing, and (i) any other Liens or other imperfections of title that have not had, and would not reasonably be expected to have, a material and adverse effect on the contemplated use of the property or asset in question.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“PGI Agreement” has the meaning set forth in Section 4.12(d).

“Proper Delivery” has the meaning set forth in Section 3.02(b)(i).

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“Registered IP” has the meaning set forth in Section 4.06(a).

“Release” means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into, under or through the environment.

“Representatives” means, with respect to any Person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, consultants, financial sources and other advisors, agents and representatives of or to such Person.

“Requisite Company Vote” has the meaning set forth in Section 4.03(a).

“Restraints” has the meaning set forth in Section 8.01(c).

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.04(f).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Specified Intellectual Property” means any and all (i) Registered IP, (ii) source code for all products of the Company or its Subsidiaries, whether or not such products are currently being sold or licensed by the Company and/or its Subsidiaries to their customers, and (iii) confidential and proprietary trade secrets of the Company or its Subsidiaries that are material to the ability of the Company and/or its Subsidiaries to provide goods and services to their customers; provided, that Specified Intellectual Property shall not include Intellectual Property licensed from any third party not Affiliated with the Company or its Subsidiaries.

“Software” has the meaning set forth in the definition of “Intellectual Property” appearing in this Article I.

“Stockholder Rights” means the rights attached to the Company Common Stock issued pursuant to the Stockholder Rights Agreement.

“Stockholder Rights Agreement” means the Stockholder Rights Agreement, dated as of August 25, 2009, between the Company and American Stock Transfer and Trust Company, LLC, as rights agent.

“Stockholder Rights Agreement Amendment” has the meaning set forth in Section 4.11.

“Subsidiary” means, when used with respect to any party, any corporation or other organization, whether incorporated or unincorporated, a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries. With respect to the

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Company, (a) any reference to a Subsidiary of the Company shall include any direct or indirect Subsidiary of the Company and (b) any reference to a wholly-owned Subsidiary of the Company shall include any Subsidiary of the Company that is identified in Section 4.01(c)(i) of the Company Disclosure Letter as a Subsidiary that would be wholly-owned by the Company disregarding any shares or other equity interests of such Subsidiary held by directors of such Subsidiary in accordance with applicable Law or such Subsidiary’s Charter Documents.

“Superior Proposal” means a bona fide written Takeover Proposal not obtained in breach of Section 6.02 involving the direct or indirect acquisition, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of all or substantially all of the Company’s consolidated assets or a majority of the outstanding Company Common Stock, that the Company Board determines in good faith is at least 10% more favorable from a financial point of view, and no less favorable with respect to the other terms and conditions (including, without limitation, no more burdensome conditions or other material risks to the consummation of such Takeover Proposal), to the holders of Company Common Stock than the transactions contemplated by this Agreement, and is reasonably capable of being consummated in accordance with its terms (x) without undue delay, and (y) taking into account all legal, financial, regulatory and other aspects of and risks of non-completion associated with such Takeover Proposal; provided, that no Superior Proposal shall be subject to any financing condition.

“Surviving Corporation” has the meaning set forth in Section 2.01.

“Takeover Proposal” means a proposal or offer from, or indication of interest in making a proposal or offer by, any Person (other than Parent and its Affiliates, including Merger Sub) relating to any (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to twenty percent (20%) or more of the fair market value of the Company’s consolidated assets or to which twenty percent (20%) or more of the Company’s net revenues or net income on a consolidated basis are attributable, (b) direct or indirect acquisition of twenty percent (20%) or more of the voting equity interests of the Company, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) twenty percent (20%) or more of the voting equity interests of the Company, (d) merger, consolidation, other business combination or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person would own twenty percent (20%) or more of the consolidated assets, net revenues or net income of the Company, taken as a whole, or (e) the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company.

“Takeover Provisions” has the meaning set forth in Section 4.03(f).

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

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“Tax Returns” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with or provided to any taxing authority in respect of Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Fee” means has the meaning set forth in Section 9.03(a).

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property” appearing in this Article I.

“Trademarks” has the meaning set forth in the definition of “Intellectual Property” appearing in this Article I.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Voting Agreement” has the meaning set forth in the Recitals.

“Voting Debt” has the meaning set forth in Section 4.02(c).

“WARN” has the meaning set forth in Section 4.18(e).

ARTICLE II
THE MERGER

Section 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

Section 2.02 Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) will take place no later than the third (3rd) Business Day following satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VIII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions) at 10:00 a.m., Eastern Time, at the offices of Crowell & Moring LLP, 1001 Pennsylvania Ave., NW, Washington DC 20004-2595, unless another time, date or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 2.03 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Parties shall file with the Secretary of State of the State of Delaware a certificate of merger relating to the Merger (the “Certificate of Merger”) in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall become effective at 11:00 a.m., Eastern Time, on the Closing Date (or such other time as may be agreed to in writing by Parent and the Company and specified in the Certificate of Merger) (the “Effective Time”).

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 Section 2.04 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers, franchises, licenses and authorities of the Company and Merger Sub, and all of the claims, obligations, liabilities, debts, restrictions and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts, restrictions and duties of the Surviving Corporation.

Section 2.05 Organizational Documents. At the Effective Time, (i) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall become the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law and (ii) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

Section 2.06 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time until the earlier of their death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE III
MERGER CONSIDERATION

Section 3.01 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Parent or Merger Sub:

(a)     Capital Stock of Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(b)     Cancellation of Treasury Stock, Parent-Owned Stock and Merger Sub-Owned Stock. Each share of Company Common Stock and associated Stockholder Right (to the extent outstanding at the Effective Time) that is directly owned by Parent or Merger Sub or held by the Company as treasury shares immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c)     Conversion of Company Common Stock.

(i) Each share of Company Common Stock and associated Stockholder Right (to the extent outstanding at the Effective Time) issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.01(b) and any Dissenting Shares) shall thereupon be converted automatically into and shall thereafter represent only the right to receive a

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cash payment equal to $7.25 per share, without interest (the “Merger Consideration”). At the Effective Time, all such shares of Company Common Stock and associated Stockholder Rights (to the extent outstanding at the Effective Time) shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate or Book-Entry Share which immediately prior to the Effective Time represented any such shares of Company Common Stock and associated Stockholder Rights (to the extent outstanding at the Effective Time) shall thereafter represent only the right to receive the Merger Consideration therefor upon surrender of such shares of Company Common Stock and associated Stockholder Rights (to the extent outstanding at the Effective Time) in accordance with Section 3.02, without interest thereon.

(ii) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, merger or other similar transaction, the Merger Consideration shall be equitably adjusted, without duplication, to reflect such change; provided, that nothing in this Section 3.01(c)(ii) shall be construed to permit the Company to take any action with respect to its securities that is otherwise prohibited by the terms of this Agreement.

Section 3.02 Exchange and Payment.

(a)     Exchange Agent. Prior to the Closing Date, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as exchange agent (the “Exchange Agent”) for the payment of the Merger Consideration. At and after the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Exchange Agent, an amount of cash sufficient to deliver to holders of shares of Company Common Stock the aggregate Merger Consideration to which they are entitled pursuant to Section 3.01. Any cash deposited with the Exchange Agent shall hereinafter be referred to as the “Payment Fund.” The Payment Fund shall not be used for any purpose other than to fund payments due pursuant to Section 3.01, except as provided in this Agreement. Parent shall pay the fees and expenses of the Exchange Agent. The Exchange Agent shall invest the cash in the Payment Fund as directed by Parent; provided, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, or in certificates of deposit issued by commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any interest and other income resulting from such investments shall be solely the property of Parent and shall be paid solely to Parent. Nothing contained herein, and no investment losses resulting from investment of the Payment Fund, shall diminish the rights of any holder of shares of Company Common Stock to receive the Merger Consideration as provided herein. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 3.01, Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the

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Exchange Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for the payment thereof.

(b)     Exchange Procedures.

(i)      As soon as reasonably practicable after the Effective Time, but in no event more than three (3) Business Days after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of an outstanding certificate or outstanding certificates (“Certificates”) and to each holder of uncertificated shares of Company Common Stock represented on a book entry basis (“Book-Entry Shares”) that immediately prior to the Effective Time represented outstanding shares of Company Common Stock that, together with their associated Stockholder Rights (to the extent outstanding at the Effective Time), were converted into the right to receive the Merger Consideration with respect thereto pursuant to Section 3.01(c), (A) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares held by such Person shall pass, only upon proper delivery of the Certificates (or affidavit of loss in lieu thereof) or Book-Entry Shares to the Exchange Agent, and which letter shall be in customary form and contain such other provisions as Parent or the Exchange Agent may reasonably specify), and (B) instructions for use in effecting the surrender of such Certificates (or affidavit of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Certificates or Book-Entry Shares and the Stockholder Rights associated with such shares (to the extent outstanding at the Effective Time) pursuant to Section 3.01(c). Upon surrender of a Certificate (or affidavit of loss in lieu thereof) to the Exchange Agent, together with such letter of transmittal (or, in the case of a Book-Entry Share, upon delivery of such letter of transmittal or upon the entry through a book-entry transfer agent of the surrender of such Book-Entry Shares on a book-entry account statement), duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Exchange Agent or Parent may reasonably require (a “Proper Delivery”), the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration that such holder is entitled to receive pursuant to Section 3.01(c) in respect of the shares of Company Common Stock represented by such Certificate or Book-Entry Share and the Stockholder Rights associated with such shares (to the extent outstanding at the Effective Time). No interest will be paid or accrued on any Merger Consideration payable in respect of Certificates or Book-Entry Shares. Payment of Merger Consideration shall be made as promptly as practicable after the date of Proper Delivery of the applicable Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share.

(ii)      If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that such Certificate or Book-Entry Share so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred (together with any associated Stockholder Rights) and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger

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Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable.

(iii)      Until surrendered as contemplated by this Section 3.02(b), each Certificate or Book-Entry Share or associated Stockholder Right (to the extent outstanding at the Effective Time) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable in respect of shares of Company Common Stock represented by such Certificate or Book-Entry Share, as applicable, and the Stockholder Rights associated with such shares (to the extent outstanding at the Effective Time), pursuant to Section 3.01(c), without any interest thereon.

(iv)      For the sake of clarity, to the extent any Stockholder Rights are outstanding at the Effective Time, no shares of Company Common Stock or Book-Entry Shares shall be accepted for payment without the associated Stockholder Rights, and no Stockholder Rights shall be accepted for payment without the associated shares of Company Common Stock or Book-Entry Shares.

(c)      No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights (including, without limitation, all Stockholder Rights, to the extent outstanding at the Effective Time) pertaining to the shares of Company Common Stock formerly represented by such Certificates or Book-Entry Shares. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate, Book-Entry Share or Stockholder Right is presented to the Surviving Corporation for transfer, then such Certificate, Book-Entry Share or Stockholder Right shall be canceled against delivery of cash to the holder thereof as provided in this Article III.

(d)      Termination of the Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Book-Entry Shares for six (6) months after the Effective Time shall be delivered by the Exchange Agent to Parent, upon demand, and any holders of the Certificates or Book-Entry Shares who have not theretofore complied with this Article III shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this Article III. None of Parent, Merger Sub, the Company, the Surviving Corporation and the Exchange Agent shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of shares of Company Common Stock two (2) years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable

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Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(e)      Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond or surety in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto, without any interest thereon.

(f)      Other. Parent shall have the right to require the Exchange Agent to return to Parent any portion of the Merger Consideration made available to the Exchange Agent in respect of any Dissenting Shares.

Section 3.03 Company Stock Options.

(a)      Prior to the Effective Time, the Company Board shall take such actions that do not involve payments (other than as described in this Section 3.03(a)) as may be reasonably necessary to provide that, immediately prior to the Effective Time, each option to acquire shares of Company Common Stock (each, a “Company Stock Option”) that is then outstanding and unvested shall become fully vested and each unexercised Company Stock Option that is then outstanding shall be canceled, with the holder of each such Company Stock Option becoming entitled to receive an amount in cash (the “Option Amount”) equal to (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock then subject to such Company Stock Option. If the exercise price per share of Company Common Stock subject to a Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be canceled with no payment due to the holder thereof and shall have no further force or effect. Each holder of a Company Stock Option shall receive from the Surviving Corporation, with respect to such Company Stock Option, as promptly as reasonably practicable following the Effective Time, the Option Amount, net of any required withholding of Tax.

(b)     Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain all necessary waivers, consents or releases, in form and substance reasonably satisfactory to Parent, from holders of Company Stock Options and take all such other action, in all cases, without incurring any liabilities in connection therewith, as Parent may reasonably deem to be necessary to give effect to the transactions contemplated by this Section 3.03. As promptly as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be reasonably necessary to give effect to the transactions contemplated by this Section 3.03 (unless such resolutions or actions have been adopted or taken, as applicable, prior to the date of this Agreement).

(c)      The actions provided for in this Section 3.03 shall be effected in a manner which is consistent with Section 409A of the Code, to avoid any violation thereof to the extent

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applicable, and the terms of the Company Stock Option. At an appropriate time after the execution of this Agreement, the Company shall mail to each holder of Company Stock Options a letter describing the treatment of and payment for such Company Stock Options pursuant to this Section 3.03 and providing instructions for use in obtaining payment for such Company Stock Options, to the extent applicable. Parent shall, and shall cause Merger Sub to, at all times from and after the Effective Time maintain sufficient liquid funds to satisfy their obligations to holders of Company Stock Options pursuant to this Section 3.03.

Section 3.04 Withholding Rights. Parent, the Surviving Corporation, Merger Sub and the Exchange Agent shall be entitled to deduct and withhold (without duplication) from the consideration otherwise payable to any holder of Company Common Stock or Company Stock Options and from any other recipient of a payment hereunder such amounts as Parent, the Surviving Corporation, Merger Sub or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, applicable Treasury Regulations or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation, Merger Sub or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Stock Options or to such other payment recipient, as applicable, in respect of which such deduction and withholding was made by Parent, the Surviving Corporation, Merger Sub or the Exchange Agent.

Section 3.05 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by holders who have neither voted in favor of the Merger nor otherwise consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into, or represent the right to receive, the consideration described in Section 3.01(c)(i). Such holders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of Section 262 of the DGCL, except that if, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses any such appraisal rights or a court of competent jurisdiction shall determine that such holder is not entitled to appraisal rights, each such share of Company Common Stock held by such holder shall no longer be considered a Dissenting Share and each such share and its associated Stockholder Rights (if any) shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 3.01(c)(i), without any interest thereon. The Company shall give prompt notice to Parent of any demands received by the Company or any Subsidiary thereof for appraisal of shares of Company Common Stock or written threats thereof, withdrawals of such demands and any other instruments served pursuant to Delaware law received by the Company or any of its Subsidiaries, and Parent shall have the right to participate in and control all negotiations and proceedings with respect to such demands. Prior to the Effective Time, neither the Company nor any Subsidiary thereof shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands or agree to do or commit to do any of the foregoing.

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Section 3.06 Further Action. The Parties shall execute and deliver such certificates and other documents and take such other actions as may be reasonably necessary or appropriate in order to effect the Merger, including making filings, recordings or publications required under the DGCL. If at any time after the Effective Time any further action is necessary to vest in the Surviving Corporation the title to all property or rights of Merger Sub or the Company, then the directors and authorized officers of the Surviving Corporation are fully authorized in the name of Merger Sub or the Company, as the case may be, to take, and shall take, any and all such lawful action.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (i) the disclosure letter dated the date of this Agreement and delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply to each other section or subsection of this Agreement only to the extent that it is reasonably apparent from the face of such disclosure that such information is relevant to such other section or subsection, other than, in each case, any matters required to be disclosed for purposes of Section 4.02 (Capital Structure) and Section 4.05 (Absence of Certain Changes or Events) of this Agreement, which matters shall be specifically disclosed in Section 4.02 and Section 4.05 of the Company Disclosure Letter, respectively) and (ii) any Company SEC Document filed by the Company with, or furnished by the Company to, the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that was publicly available on or after July 31, 2010 and prior to the date of this Agreement (excluding any exhibits, annexes and schedules to any such Company SEC Document (except to the extent incorporated in the textual disclosure in the body of such Company SEC Document) and excluding any disclosures set forth in any “Risk Factor” or “Forward Looking Statements” section or in any other section of any such Company SEC Document to the extent such disclosures are cautionary, predictive or forward-looking in nature) (it being understood that (i) any information set forth in any Company SEC Document shall qualify a specific representation or warranty contained in this Article IV only to the extent that it is reasonably apparent from the face of such disclosure that such information would be expected to qualify such representation and warranty and (ii) no representations and warranties set forth in Section 4.02 (Capital Structure) shall be qualified by any information disclosed in the Company SEC Documents), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.01 Organization; Standing and Power; Charter Documents; Minutes; Subsidiaries.

(a)      Organization; Standing and Power. The Company and each of its Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company or other organizational, as applicable, power and authority to own, lease and operate its assets and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a

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foreign corporation, limited liability company or other legal entity and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business as now conducted makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)      Charter Documents. The Company has delivered or made available to Parent a true and correct copy of the certificate of incorporation (including any certificate of designations), by-laws or like organizational documents, each as currently in effect (collectively, the “Charter Documents”), of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents.

(c)      Subsidiaries. Section 4.01(c)(i) of the Company Disclosure Letter lists each of the Subsidiaries of the Company as of the date hereof and its place of organization. Section 4.01(c)(i) of the Company Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly-owned by the Company, (A) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof and (B) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company, as well as the other owners of any shares or other equity or voting interests therein. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights and are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens (x) imposed by applicable Laws or (y) arising pursuant to the Charter Documents. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity, or voting interests in, any Person.

Section 4.02 Capital Structure.

(a)      Capital Stock. The authorized capital stock of the Company consists of: (i) 300,000,000 shares of Company Common Stock, (ii) 2,000,000 shares of class B common stock, $.01 par value per share; (iii) 2,000,000 shares of class E-1 common stock, $.01 par value per share; (iv) 2,000,000 shares of Class E-2 common stock, $.01 par value per share; and (v) 5,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”), of which (A) 3,423 shares are designated as Series E Redeemable Preferred Stock and reserved for issuance and (B) 100,000 shares are designated as Series F Junior Participating Preferred Stock and reserved for issuance. As of the close of business on April 30, 2012, (A) 32,113,320 shares of Company Common Stock were issued and outstanding, (B) 1,000,000 shares of Company Common Stock were issued and held by the Company in its treasury and (C) no shares of class B common stock, class E-1 common stock, class E-2 common stock or Company Preferred Stock were issued and outstanding or held by the Company in its treasury, and since April 30, 2012 and through the date hereof, no

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additional shares of Company Common Stock, or shares of class B common stock, class E-1 common stock, class E-2 common stock or Company Preferred Stock Company Preferred Stock have been issued other than the issuance of shares of Company Common Stock upon the exercise or settlement of Company Stock Options. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. No Subsidiary of the Company owns any shares of Company Common Stock.

(b)      Company Stock Options.

(i)      As of the close of business on April 30, 2012, an aggregate of 4,514,348 shares of Company Common Stock were subject to issuance pursuant to Company Stock Options granted under the Company’s 2005 Stock Incentive Plan and the Company’s Stock Option Plan amended and restated as of June 30, 1999 (the plans referred to immediately above and the award or other applicable agreements entered into thereunder, in each case as amended, are collectively referred to herein as the “Company Stock Plans”), and since April 30, 2012 and through the date hereof, no Company Stock Options have been granted and no additional shares of Company Common Stock have become subject to issuance under the Company Stock Plans except as set forth in Section 4.02(b)(i) of the Company Disclosure Letter. Section 4.02(b)(i) of the Company Disclosure Letter sets forth as of the close of business on April 30, 2012 a list of each outstanding Company Stock Option granted under the Company Stock Plans and (A) the name of the holder of such Company Stock Option, (B) the number of shares of Company Common Stock subject to such outstanding Company Stock Option, (C) the exercise price of such Company Stock Option, (D) the date on which such Company Stock Option was granted or issued, and (E) the date on which such Company Stock Option expires. All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.

(ii)      Except for the Company Stock Plans and as set forth in Section 3.03 of this Agreement or Section 4.02(b)(ii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Stock Option as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Stock Options and the Stockholder Rights, as of the date hereof, there are no outstanding (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of the Company, (B) options, warrants or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based,

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directly or indirectly, on the value or price of, any shares of capital stock of the Company or any of its Subsidiaries, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B) and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”). All outstanding shares of Company Common Stock and all outstanding Company Stock Options have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii)      There are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

(c)      Voting Debt. As of the date hereof, there are no outstanding bonds, debentures, notes or other indebtedness issued by the Company or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders or equity holders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right), or (ii) the value of which is directly based upon or derived from the capital stock, voting securities or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, “Voting Debt”).

(d)      Company Subsidiary Securities. As of the date hereof, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities or other ownership interests in any Subsidiary of the Company, (ii) options, warrants or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests in) any Subsidiary of the Company, or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock, voting securities or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).

(e)      Conversion of Securities. The modification of the Certificate of Incorporation of the Company (by filing a Certificate of Amendment thereto) with respect to conversion of the former series C preferred stock of the Company, as well as the actual conversion of the former series C preferred stock of the Company to Company Common Stock, was duly authorized, was properly and validly effected and was in full satisfaction of the series C preferred stock of the Company. No holder or former holder of the series C preferred stock of the Company has any further or ongoing right or claim related to (i) the series C preferred stock of the Company, (ii) the determination of the number of shares of Company Common Stock received or receivable as a result of such conversion, or (iii)

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dividends payable upon the series C preferred stock of the Company. No holder or former holder of the series E preferred stock of the Company has any further or ongoing right or claim related to (i) the series E preferred stock of the Company, (ii) the redemption thereof, or (iii) dividends payable upon the series E preferred stock of the Company.

Section 4.03 Authority; Non-contravention; Governmental Consents, Etc.

(a)      Authority. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Company Vote”) if required by applicable Law, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company or its stockholders and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors rights generally and by general principles of equity.

(b)      Non-contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, including the Merger, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries; (ii) subject to compliance with the requirements set forth in clauses (i) through (v) of Section 4.03(c) and, in the case of the consummation of the Merger, obtaining the Requisite Company Vote, conflict with or violate any Law or Consent of any Governmental Entity applicable to the Company, any of its Subsidiaries or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or require any Consent under, any material Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii) and (iv), for any conflicts, violations, breaches, defaults, alterations, terminations, amendments, accelerations, cancellations or Liens, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and/or its Subsidiaries to provide goods and services to their

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customers or would not prevent, materially delay or materially impede the consummation of the Merger.

(c)      Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, arbitrator or tribunal, administrative or regulatory agency or commission or other governmental authority (including any stock exchange), or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority of any nature (including any governmental department, division, bureau, office, branch, or other governmental instrumentality) or any political or other subdivision or part of any of the foregoing, in each case whether in or of the United States or foreign (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing with the SEC in accordance with the Exchange Act of (A) the letter to the stockholders of the Company, notice of meeting, proxy statement and forms of proxy (collectively, the “Company Proxy Statement”), and (B) such filings under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under (A) the HSR Act or (B) any other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or creation or strengthening of a dominant position through merger or acquisition (“Foreign Antitrust Laws” and, together with the HSR Act, the “Antitrust Laws”), in any case that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of NASDAQ; (v) the other Consents of Governmental Entities listed in Section 4.03(c) of the Company Disclosure Letter; and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and/or its Subsidiaries to provide goods and services to their customers or would not prevent, materially delay or materially impede the consummation of the Merger.

(d)      Legal Proceedings. Section 4.03(d) of the Company Disclosure Letter lists, as of the date hereof, each pending Legal Action against the Company or any of its Subsidiaries. As of the date hereof, (i) there is no pending or, to the Knowledge of the Company, threatened, Legal Action against the Company or any of its Subsidiaries, nor is there any Order imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or any of its Subsidiaries or their ability to provide goods and services to their customers and (ii) to the Knowledge of the Company, no event has occurred and there has been no communication that will, or that would reasonably be expected to, give rise to or serve as a basis for any Legal Action against the Company or any of its Subsidiaries, that if adversely determined, would have or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on

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the ability of the Company and/or its Subsidiaries to provide goods and services to their customers. Section 4.03(d) of the Company Disclosure Letter lists, as of the date hereof, all Legal Actions that the Company and/or its Subsidiaries has threatened in writing against other Persons during the last twelve (12) months (excluding claims for collections of accounts receivable in the ordinary course of business).

(e)      Board Approval. The Company Board, by resolutions duly adopted by unanimous vote at a meeting of all directors of the Company duly called and held and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company’s stockholders, (ii) approved and declared advisable the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement and the transactions contemplated by this Agreement, including the Merger, in accordance with the DGCL, (iii) directed that the “agreement of merger” contained in this Agreement be submitted to Company’s stockholders for adoption, and (iv) resolved to recommend that Company stockholders adopt the “agreement of merger” set forth in this Agreement and approve the Merger (collectively, the “Company Board Recommendation”).

(f)      Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition,” “business combination,” “interested shareholder,” “affiliate transaction,” or other anti-takeover Law (including Section 203 of the DGCL), or similar Law applicable to the Company, or restrictive provision in the Charter Documents of the Company (collectively, the “Takeover Provisions”) is applicable to this Agreement, the Merger or any of the other transactions contemplated hereby. The Company Board has taken all actions so that the Takeover Provisions (including the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203)) do not and will not apply to the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

Section 4.04 SEC Filings; Financial Statements; Internal Controls; Sarbanes-Oxley Act Compliance.

(a)      SEC Filings. The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since July 31, 2010 (such documents, together with any reports filed during such period by the Company with the SEC on a voluntary basis on Form 8-K, the “Company SEC Documents”). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Sarbanes-Oxley Act, and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to

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the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC. As of the date hereof, there are no outstanding or unresolved comments from the SEC staff with respect to any of the Company SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of any ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(b)      Financial Statements.

(i) Each of the consolidated financial statements (including, in each case, any related notes and schedules thereto) contained in the Company SEC Documents (the “Financial Statements”): (A) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (B) was prepared from, and in accordance with, the books and records of the Company; (C) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim Financial Statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (D) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim Financial Statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC (the effect of which will not be materially adverse).

(ii) Neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (A) that were incurred after January 31, 2012 in the ordinary course of business consistent with past practice, or (B) that were set forth on the Company’s unaudited balance sheet as of January 31, 2012 (including the related notes thereto) included in the Financial Statements in the Company SEC Documents prior to the date hereof.

(iii) Section 4.04(b)(iii) of the Company Disclosure Letter lists all receivables or other assets that have arisen since January 31, 2012 and have not been included in the Company SEC Documents, in each case relating to any payment due or alleged to be due to the Company or any of its Subsidiaries pursuant to any indemnification or related provisions under the PGI Agreement.

(c) Internal Controls. The Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial

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statements for external purposes in accordance with GAAP, (ii) that transactions are executed in accordance with general or specific authorizations of management and the Company Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company’s financial statements.

(d)      Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to provide reasonable assurances that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. The Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board and on Section 4.04(d) of the Company Disclosure Letter (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(e)      Off-balance Sheet Arrangements. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.

(f)      Sarbanes-Oxley and NASDAQ Compliance. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”) with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate in all

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material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries. The Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of NASDAQ, in each case in all material respects.

Section 4.05 Absence of Certain Changes or Events. Since July 31, 2011, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business and there has not been or occurred:

(a)      any Company Material Adverse Effect or any event, condition, change or effect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(b)      any event, condition, action or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 6.01, provided, that for purposes of subsections (e) and (f) of Section 6.01, the reference to July 31, 2011 in the first sentence of this Section 4.05 shall be deemed to be a reference to January 31, 2012.

Section 4.06 Intellectual Property.

(a)      Certain Company-Owned IP. Section 4.06(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of all Company-Owned IP that is the subject of any issuance, registration, certificate, application or other filing by, to or with any Governmental Authority, including registered Trademarks, registered Copyrights, issued Patents, domain name registrations and pending applications for any of the foregoing (“Registered IP”). To the Knowledge of the Company, to the extent issued, all Specified Intellectual Property is valid, enforceable and subsisting, to the extent protectable under applicable Law.

(b)      Right to Use; Title. The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to, or, to the Knowledge of the Company, has the valid right to use, all material Intellectual Property used or held for use in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted (“Company IP”). All Company IP is free and clear of all Liens other than Permitted Liens, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and/or its Subsidiaries to provide goods and services to their customers. The Company IP constitutes all of the material Intellectual Property necessary to enable the Company and its Subsidiaries to conduct their business as currently being conducted or, to the Knowledge of the Company, as they have committed to their customers in the Company’s fiscal years 2012 and 2013 that it will be

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conducted. Since July 31, 2011, neither the Company nor any Subsidiary thereof has transferred ownership of or granted an exclusive license to, any third party of any Intellectual Property that are, or were, material Company IP.

(c)      Maintenance and Protection. The Company and each of its Subsidiaries has taken commercially reasonable steps to maintain the Registered IP and to protect and preserve the confidentiality of all Specified Intellectual Property (other than Registered IP).

(d)      Non-Infringement. Except as set forth in Section 4.06(d) of the Company Disclosure Letter, since July 31, 2010, (i) to the Knowledge of the Company, the conduct of the businesses of the Company and each of its Subsidiaries (including the services offered by the Company or any of its Subsidiaries, the sale, license or other distribution of any products of the Company or any of its Subsidiaries, and the use of the Company IP (other than Company IP purchased or licensed from non-Affiliated third parties) in such conduct of the businesses) is not infringing, misappropriating or otherwise violating any Intellectual Property of any other Person; (ii) to the Knowledge of the Company, no third party has infringed, violated or otherwise misappropriated, or is infringing upon, violating or otherwise misappropriating, any material Registered IP, material Trade Secrets or material Copyrights and (iii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written communication alleging that the Company is infringing, misappropriating or violating the Intellectual Property of any third party (including any written notice that the Company must license or refrain from using any Intellectual Property of any third party). To the Knowledge of the Company, there is no reasonable basis for any such claim.

(e)      IP Legal Actions and Orders. Except as set forth in Section 4.06(d) of the Company Disclosure Letter, there are no Legal Actions pending or, to the Knowledge of the Company, threatened, and since July 31, 2010, neither the Company nor any of its Subsidiaries has been party to any Legal Action: (i) alleging any infringement, misappropriation or violation of the Intellectual Property of any Person by the Company or any of its Subsidiaries; (ii) challenging the validity, enforceability or ownership of any Company-Owned IP or the Company or any of its Subsidiaries’ rights with respect to any Company IP, in each case except for such Legal Actions that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and/or its Subsidiaries to provide goods and services to their customers. The Company and its Subsidiaries are not subject to any outstanding Order that restricts or impairs the use of any Company IP, except where compliance with such Order would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and/or its Subsidiaries to provide goods and services to their customers.

(f)      Outbound Licenses; Sublicenses. Section 4.06(f) of the Company Disclosure Letter contains a complete and accurate list of all licenses, sublicenses and other Contracts pursuant to which the Company or any of its Subsidiaries grants (i) any exclusive rights or authority to any Person with respect to any Company IP or (ii) any rights or authority in the Specified Intellectual Property to any third party other than, in the case of this clause (ii), (A) non-exclusive licenses given to customers, distributors or re-sellers in the ordinary course of business or (B) source code escrows given to customers in the ordinary course of

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business. The licenses, sublicenses and other Contracts listed on Section 4.06(f) of the Company Disclosure Letter shall be “Material Contracts” for purposes of the Company’s representations and warranties in Section 4.12.

(g)      Inbound IP; Software. To the Knowledge of the Company, Section 4.06(g) of the Company Disclosure Letter contains a complete and accurate list of all Intellectual Property licensed from third parties that is material to the performance of or the providing of any services to the customers of the Company or any of its Subsidiaries (other than licenses for commercially available “off-the-shelf” software or other technology with an annual license fee of less than $100,000 and accounting software) (“Inbound Licenses”). The Contracts relating to the Intellectual Property listed on Section 4.06(g) of the Company Disclosure Letter shall be “Material Contracts” for purposes of the Company’s representations and warranties in Section 4.12. To the Knowledge of the Company, neither the current operation of the businesses of the Company and its Subsidiaries nor the transactions contemplated by this Agreement, including the Merger, results or will result in any requirement that the Company or any of its Subsidiaries publish, disclose, deposit in escrow, license or otherwise make available the source code for its Software.

(h)      Inventions. To the Knowledge of the Company, the Specified Intellectual Property has been (i) created by (A) employees of the Company or one of its Subsidiaries within the scope of their employment who have executed an assignment of such Specified Intellectual Property to the Company or one of its Subsidiaries, or (B) independent contractors who have assigned their rights to the Company or one of its Subsidiaries pursuant to written agreements, or (ii) acquired pursuant to a written assignment from the original inventor(s) or subsequent assignees. To the Knowledge of the Company, no other Person has made any written claim to inventorship or ownership of any part of the Specified Intellectual Property.

(i)      Defects; Malware.  To the Knowledge of the Company, all Software within the Company IP that is used by the Company, any of its Subsidiaries or sold by Company to any of their respective customers is free from any bug, logic error, defect or other programming error, except for any of the foregoing that would not reasonably be expected to have, individually or in the aggregate, a material adverse affect on the ability of the Company and/or its Subsidiaries to provide goods and services to their customers. To the Knowledge of the Company, no such Software contains any malicious code (including any “Trojan horse,” “worm,” or “virus,” as these terms are commonly used in the computer software industry).

(j)      Limited Licenses. Section 4.06(i) of the Company Disclosure Letter sets forth a complete and correct list of all Company IP that is subject to GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL).

(k)      Information Technology Systems and Data Center Equipment Prior to the date hereof, the Company has disclosed to Parent all hardware (including computers, servers, peripheral devices and telecommunications devices) and software whether owned, leased or used by the Company or any of its Subsidiaries that is material to the performance of or providing of any services to the customers of the Company or any of its Subsidiaries (“Information Technology”). To the Knowledge of the Company, all Information Technology presently used in delivering services to customers is in good working order and

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condition in all material respects and is sufficient for the purposes for which it is used in the business of the Company and its Subsidiaries. No material capital expenditures (including lease expenditures) are currently planned or are necessary to such Information Technology in the business of the Company and its Subsidiaries as currently conducted, other than capital expenditures and lease commitments in the ordinary course of business consistent with past practice and on average not materially greater than those annual expenditures disclosed in the annual audited financial statements of the Company. All commitments by the Company and its Subsidiaries to customers to modify, upgrade or buildout such Information Technology (whether in service level agreements, other customer Contracts, or otherwise) in the Company’s and its Subsidiaries’ fiscal year 2012 or fiscal year 2013 (based on projected customer volumes) have been identified to Parent in the Company’s existing fiscal year 2012 Capital Budget. The Company and/or its Subsidiaries have obtained an unqualified SSAE16 SOC II report dated January 27, 2012 for the period June 1, 2011 through December 31, 2011, which is true and accurate in all material respects, and have provided a copy of the report to the Parent. The Company has also disclosed to Parent all material co-location agreements and material outsourcing agreements.

(l)      Disaster Recovery Plans. The Company and each of its Subsidiaries has established and maintains appropriate disaster recovery plans, procedures and backup equipment and facilities (collectively, the “Disaster Recovery Plans”) of a scope consistent in all material respects with (i) customary industry practice in the event of any disaster, emergency or persistent equipment or telecommunications failure affecting the Company and/or its Subsidiaries or its or their customers, (ii) all applicable Laws and (iii) all Material Contracts (including customer contracts) to which the Company and/or its Subsidiaries are party. The Company and its Subsidiaries carry out periodic audits and tests of the Disaster Recovery Plans and are otherwise in full compliance with the Disaster Recovery Plans. Neither the Company nor its Subsidiaries (x) owe or have owed in the past twelve (12) months any payments, penalties or fees (however characterized) to, or (y) experience or have experienced in the past twelve (12) months a reduction in payments from, in either case customers or other third parties, as a result of any failure to be in compliance with the Disaster Recovery Plans. The Company and its Subsidiaries have not committed to their customers or other third parties to modify, upgrade or buildout the Disaster Recovery Plans in the Company’s and its Subsidiaries’ fiscal year 2012 or fiscal year 2013, other than to the extent any budgeted upgrades identified in the Company’s existing fiscal year 2012 Capital Budget provided to Parent would be classified under this Section.

(m)      Personal and Customer Data. Any collection, acquisition, use, storage, transfer, distribution or dissemination by the Company or any of its Subsidiaries, of any personally identifiable information of any third parties or of customers (or customers’ confidential information) (collectively, “Customer Data”) are and have been, since July 31, 2010, in compliance with (i) all applicable Laws, (ii) all relevant Contracts to which the Company and/or its Subsidiaries are party and (iii) the Company and each of its Subsidiaries’ privacy policies, in each case in all material respects.  The Company and its Subsidiaries maintain commercially reasonable policies, procedures and security measures with respect to the physical and electronic security and privacy of Customer Data, and the Company and its Subsidiaries are, and have since July 31, 2010 been, in compliance with such policies and procedures.  To the Knowledge of the Company, there have been no breaches or violations of

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any such security measures, or any unauthorized access of any Customer Data.  No claim is pending against the Company or its Subsidiaries relating to any such policy, procedure or measure, or any breach or alleged breach thereof, nor, to the Knowledge of Company, has the Company or any Subsidiary thereof received any written notice of any threatened claim with respect to such matters.

Section 4.07 Brokers’ and Finders’ Fees. Except for fees payable to William Blair & Company, L.L.C. (the “Company Financial Advisor”), the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 4.08      Information in the Proxy Statement. The Company Proxy Statement (and any amendment thereof or supplement thereto), at the date first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, or at the time of any amendment or supplement thereof, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Company Proxy Statement that are supplied by Parent or Merger Sub or their Representatives expressly for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with applicable federal securities Laws and the rules and regulations thereunder.

Section 4.09      Environmental Matters. The Company and each of its Subsidiaries is and, since July 31, 2010, has been in material compliance with all applicable Environmental Laws and neither the Company nor any of its Subsidiaries has received any written communication alleging that the Company or any of its Subsidiaries is or has been in violation of, or has any actual or threatened liability under, any Environmental Law which is pending or unresolved.

Section 4.10 Fairness Opinion. The Company has received the opinion of the Company Financial Advisor to the effect that, as of the date of this Agreement and based upon and subject to the limitations, qualifications and assumptions set forth therein, the consideration to be received in the Merger by the holders of shares of Company Common Stock (other than Parent and Merger Sub) is fair, from a financial point of view, to such holders, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 4.11 Amendment to Stockholder Rights Agreement. Except for the Stockholder Rights Agreement, neither the Company nor any of its Subsidiaries is a party to any shareholder rights agreement, rights plan, “poison pill” or other similar agreement or plan. The Board has taken all necessary action to irrevocably amend the Stockholder Rights Agreement (and an executed copy of such amendment has been provided to Parent prior to the date hereof) so that (A) neither the execution or delivery of this Agreement or the Voting Agreements, nor the transactions contemplated hereby and thereby, including the Merger, will cause (i) the Stockholder Rights to become exercisable under the Stockholder Rights Agreement, (ii) Parent

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or Merger Sub or any of their Affiliates to be deemed an “Acquiring Person” (as defined in the Stockholder Rights Agreement) or (iii) the “Share Acquisition Date” (as defined in the Stockholder Rights Agreement) to occur upon any such event and (B) the “Expiration Date” (as defined in the Stockholder Rights Agreement) shall occur immediately prior to the Effective Time (the “Stockholder Rights Agreement Amendment”).

Section 4.12 Material Contracts.

(a)      Except for this Agreement and Contracts filed as exhibits to the Company SEC Documents, Section 4.12 of the Company Disclosure Letter sets forth a complete and correct list, as of the date of this Agreement, and the Company has made available to Parent complete and correct copies, of each Contract (together with any and all amendments and supplements thereto and material side letters and similar documentation relating thereto) to which the Company or any of its Subsidiaries is a party to or bound by (each, a “Material Contract”) of any of the following types:

(i)      with a customer representing any of the fifty (50) largest customer relationships by revenue of the Company on a consolidated basis over the twelve (12) months immediately prior to January 31, 2012;

(ii)      with a supplier representing any of the ten (10) largest telecommunications services supplier relationships by payments of the Company on a consolidated basis during the current fiscal year through April 19, 2012;

(iii)      with a supplier, other than professional service providers, representing any of the ten (10) largest supplier relationships, other than the ten (10) largest telecommunications services supplier relationships, measured by payments of the Company on a consolidated basis during the current fiscal year through April 19, 2012;

(iv)      with a sales agent representing any of the ten (10) largest sales agent relationships by revenue of the Company on a consolidated basis generated or managed during the current fiscal year through February 29, 2012;

(v)      with a reseller of the Company’s and/or its Subsidiaries’ products or services representing any of the ten (10) largest sales reseller relationships by revenue of the Company on a consolidated basis over the twelve (12) months immediately prior to March 31, 2012;

(vi)      with a consultant or independent contractor representing any of the ten (10) largest consultant or independent contractor relationships by payments of the Company on a consolidated basis during the current fiscal year through April 26, 2012;

(vii)      entered into within the two (2) years prior to the date hereof that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

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(viii)      granting any Person an option or right to acquire on a non-arms’ length basis any Specified Intellectual Property (other than non-exclusive licenses granted to customers in the ordinary course of business) or material assets or tangible property of the Company or any of its Subsidiaries;

(ix)      relating to (A) indebtedness for borrowed money (including guarantees by the Company or any of its Subsidiaries) other than to or from its wholly-owned Subsidiaries, (B) the incurrence of Liens (other than Permitted Liens) on the assets of the Company or its Subsidiaries, (C) the assumption, guarantee or endorsement, or other responsibility (whether directly, contingently or otherwise) for, the obligations of any Person (other than its wholly-owned Subsidiaries) for borrowed money, or (D) any “keep well” or other agreement to maintain any financial statement condition of another Person (other than a wholly-owned Subsidiary of the Company), excluding in each case Contracts relating to trade payables arising in the ordinary course of business and those involving an amount of less than $50,000;

(x)      that, except as would not have a material restrictive impact on the business of the Company or its Affiliates, to the Knowledge of the Company (A) limit the ability of the Company or any of its Affiliates to solicit any Person as a customer, (B) limit the ability of the Company or any of its Affiliates to compete in any line of business or with any Person or in any geographic area or during any future period of time, or (C) obligate the Company or any of its Affiliates to pay any royalties or other material amounts, or offer any discounts, to any third party in excess of those payable by, or required to be offered by, any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby;

(xi)      relating to any material strategic alliance, joint venture or partnership arrangements;

(xii)      pursuant to which the Company or any of its Subsidiaries are obligated to contribute capital, loan money or otherwise provide funds or make additional investments in any Person other than a wholly-owned Subsidiary of the Company or other than trade payables arising in the ordinary course of business;

(xiii)      relating to open purchase orders (including for services) involving future payments in excess of $150,000;

(xiv)      providing “most favored nation” or similar pricing to any customer that is a party to a Contract described in subsection (i) above with respect to the sale, distribution, license or support of any products or services; and

(xv)      the termination or loss of which, to the Knowledge of the Company, would materially and adversely affect the ability of the Company and its Subsidiaries to provide goods or services to customers, excluding Contracts otherwise described in any of subsections (i) through (xiv) above.

(b) Section 4.06(a) of the Company Disclosure Letter also sets forth, for the Contracts listed in items (i) through (vi) thereof, the revenue or fees received from or paid to

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such customer, supplier, sales agent/reseller or consultant/independent contractor during the time period referenced in Section 4.06(a)(i) through (vi), as applicable.

(c)      Each Material Contract is valid and binding on the Company or any of its Subsidiaries, and to the Company’s Knowledge, each other party thereto in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the rights of creditors generally, and to the exercise of a court’s equitable powers) and is in full force and effect. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, nor, to the Company’s Knowledge, has provided or is in receipt of any written notice of any current intention to terminate, any Material Contract. To the Company’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. No customer who is a party to a Material Contract has given written, or, to the Knowledge of the Company, oral, notice to the Company or any of its Subsidiaries that it intends to reduce its purchase of goods or services from the Company or any of its Subsidiaries, make any material modifications or change in or to terminate its business relationship with the Company or any of its Subsidiaries and no material credit amounts are owing or, to the Company’s Knowledge, alleged owing, to any customer as a result of a breach by the Company or any of its Subsidiaries of any service level obligations except as may have been reserved for in the Financial Statements. No supplier who is a party to a Material Contract has given written, or, to the Knowledge of the Company, oral, notice to either the Company or any of its Subsidiaries that it intends to alter or change any material pricing or other material terms with respect to its supply of goods or services to the Company or any of its Subsidiaries, or to terminate its business relationship with the Company or any of its Subsidiaries.

(d)      Neither the entry into nor the consummation of this Agreement or the transactions consummated hereby (including the Merger) will, directly or indirectly, in whole or in part, terminate, adversely modify, increase the obligations or decrease the rights of the Company (including as the Surviving Corporation) or its Subsidiaries under that certain Securities and Asset Purchase Agreement dated as of October 21, 2010, by and among the Company, Premiere Global Services, Inc., Xpedite Systems Holdings (UK) Limited, Premiere Conferencing (Canada) Limited and Xpedite Systems, LLC (the “PGI Agreement”).

Section 4.13 Compliance with Laws; Export Control; Business Practices; Government Contracts.

(a)      The Company and each of its Subsidiaries is, and since July 31, 2010 has been, in compliance in all material respects with all Laws applicable to its business or operations. Neither the Company nor any of its Subsidiaries has received any written communication since July 31, 2010 from any Governmental Entity or employee, licensee, licensor, vendor or supplier of the Company or any of its Subsidiaries that alleges that the Company or any of its Subsidiaries is not in compliance in all material respects with, or is subject to any liability under, any material Law.

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(b)      The Company and each of its Subsidiaries is, and since July 31, 2010 has been, in compliance in all material respects with, all Laws relating to export control, including but not limited to the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (22 C.F.R. 120 et. seq.), the Export Administration Regulations (15 C.F.R. 730 et. seq.) and associated executive orders, and the Laws implemented by the Office of Foreign Assets Controls, United States Department of the Treasury (the “Export Control Laws”), as evidenced by agreements with users that establish compliance obligations with respect to the use of the services. To the Knowledge of the Company, there exists no event that, with notice or passage of time or both, would give rise to a material violation of or constitute non-compliance in any material respect with any Export Control Law by the Company or any of its Subsidiaries. Since July 31, 2010, neither the Company nor any of its Subsidiaries has been the subject of any formal proceeding or investigation or, to the Knowledge of the Company, any informal proceeding, investigation, review or inquiry of any kind with respect to its compliance or non-compliance with Export Control Laws by any Governmental Entity. Neither the Company nor any of its Subsidiaries has filed any voluntary self-disclosures of the Export Control Law.

(c)      None of Company, any Subsidiary of Company or, to the Knowledge of Company, any directors or officers, agents or employees of Company or any of its Subsidiaries, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); or (iii) made any payment in the nature of criminal bribery, other than any of the foregoing that would have only immaterial consequences on the Company and its Subsidiaries. Company has established reasonable internal controls and procedures intended to ensure compliance with the FCPA.

Section 4.14 Permits. The Company and each of its Subsidiaries has in effect all approvals, authorizations, registrations, exemptions, certificates, franchises, licenses, permits and consents of Governmental Entities (collectively, “Permits”) material to the Company or any such Subsidiary, as applicable, in connection with the conduct of its business as presently conducted, and all such Permits are in full force and effect, except for such Permits the absence of which, or the failure of which to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company and/or its Subsidiaries to provide goods and services to their customers. The Company and each of its Subsidiaries is in compliance in all material respects with the terms of such Permits, all fees and charges with respect to such Permits due as of the date hereof have been paid in full, and no such Permit shall cease to be effective as a result of the transactions contemplated by this Agreement, including the Merger. Neither the Company nor any of its Subsidiaries has received any written communication since January 1, 2011 from any Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance in all material respects with, or is subject to any material liability under, any material Permit or relating to the termination, revocation, suspension, lapse, limitation or modification of any material Permit, and the Company has no Knowledge of any reasonable basis for any such termination, revocation, suspension, lapse, limitation or modification.

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Section 4.15 Company Benefit Plans.

(a)      Section 4.15(a) of the Company Disclosure Letter sets forth a list of each Company Employee Plan. The Company has previously provided to the Parent a report setting forth as of the date hereof the base salary of each employee who is party to an employment offer letter or contract or employee service agreement with the Company or any of its Subsidiaries which provides for the payment of base salary in excess of $100,000 per annum.

(b)      Except as set forth in Section 4.15(b) of the Company Disclosure Letter, the Company has made available to the Parent correct and complete copies of each Company Employee Plan (or, with respect to any such plan that does not have a written plan document (including a plan that has not been reduced to writing), a summary of the material terms thereof), including all amendments adopted or approved, and with respect to each such Company Employee Plan (if applicable thereto) (i) any associated trust, custodial, insurance, or service agreements (as currently in effect), (ii) the most recent annual report, actuarial report, or summary plan description submitted to any Governmental Entity or distributed to or available for review by participants or beneficiaries thereunder, (iii) the most recently received IRS determination letter and any governmental advisory opinions, rulings, compliance statements, closing agreements, or similar materials specific to such Company Employee Plan, and (iv) any procedural manuals and any other material documentation relating to a Company Employee Plan (including audit reports, fidelity bonds and fiduciary liability policies).

(c)      Each Company Employee Plan has been operated in material compliance with the terms of such Company Employee Plan and with all requirements of applicable Law, except for such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no event has occurred and, to the Knowledge of the Company, no condition exists with respect to any Company Employee Plan that would subject the Company or any Subsidiary of the Company, either directly or by reason of its affiliation with the Company or any ERISA Affiliate, to any excise tax, fine, lien or penalty imposed by ERISA, the Code or other applicable Laws. Each Company Employee Plan that is intended to qualify under Section 401(a) of the Code is the subject of an unrevoked favorable determination or opinion letter from the IRS (or is based on a pre-approved prototype plan document and may rely on the opinion letter issued to the prototype plan sponsor which covers the current form of the plan). To the Knowledge of the Company, nothing has occurred with respect to any such Company Employee Plan that has resulted or is likely to result in the revocation of such determination as to such Company Employee Plan.

(d)      No Company Employee Plan is or, at any time during the last six (6) years, was (i) subject to Title IV of ERISA or Section 412 of the Code, (ii) a multiple employer plan, multiple employer welfare arrangement, voluntary employees’ beneficiary association or a multiemployer plan within the meaning of ERISA and the Code, (iii) required by its terms to provide employee welfare benefits (within the meaning of Section 3(1) of ERISA), including health and life insurance, to current or future retired or terminated

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employees, independent contractors, directors, or their spouses or dependents (other than in accordance with applicable Law, including, without limitation, Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA), or (iv) funded through a “welfare benefit fund”, as such term is defined in Section 419(e) of the Code. Neither the Company nor any of its Subsidiaries has any current or contingent liability or obligation under or with respect to any “pension plan” (as defined in Section 3(2) of ERISA) that is subject to, Section 302 or Title IV of ERISA or Section 412 of the Code.

(e)      No “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Company Employee Plan that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its Subsidiaries. There is no pending or, to the Knowledge of the Company, threatened legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Company Employee Plan, which, if decided adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries.

(f)      No employer securities, employer real property or other employer property is included in the assets of any Company Employee Plan.

(g)      Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, full payment has been made of all amounts which the Company was required under the terms of the Company Employee Plans to have paid before the Effective Time as contributions (including all employer contributions and employee salary reduction contributions), premium payments or other payments to such Company Employee Plans within the time period prescribed by ERISA.

(h)      Except as provided in Section 4.15(h) of the Company Disclosure Letter, the Company and each of its Subsidiaries is not a party to any Contract the amounts payable from which would fail to be deductible for federal income tax purposes by virtue of Section 280G or Section 162(m) of the Code. With respect to any nonqualified deferred compensation plan of the Company or its Subsidiaries, the Company has complied in good faith with all requirements of Section 409A of the Code, to the extent applicable thereto, and each such plan has (if applicable) been operated in good faith compliance with the transitional relief and all guidance and regulations provided by the IRS under Section 409A of the Code.

(i)      Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Employee Plan mandated by a non-U.S. Governmental Entity or subject to the Laws of a jurisdiction outside of the United States that is intended to qualify for special tax treatment meets all of the requirements for such treatment and has obtained all necessary approvals of all relevant Governmental Entities.

(j)      No equity awards, other than the Company Stock Options listed on Section 4.02(b) of the Company Disclosure Letter are currently outstanding, whether under

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the Company Stock Plans, under other equity plans sponsored by the Company, or pursuant to individual grants.

(k)      Any Company Employee Plan may be amended or terminated at any time without any material liability to the Company or any of its Subsidiaries and subject to applicable Law and to the statutory and contractual obligations of the Company and its Subsidiaries to pay any earned and vested benefits thereunder.

Section 4.16 Taxes.

(a)      The Company and each Subsidiary thereof have timely filed all material Tax Returns that they were required to file under applicable Laws, subject to any applicable extensions. All such Tax Returns were correct and complete in all material respects. Neither the Company nor any Subsidiary thereof is currently the beneficiary of any extension of time within which to file any such Tax Return. To the Knowledge of the Company, no claim is pending or has been made since July 31, 2010, by any Governmental Entity in a jurisdiction where the Company or a Subsidiary thereof does not file Tax Returns that the Company or such Subsidiary thereof is or may be subject to material taxation by that jurisdiction.

(b)      All Taxes due and owing by the Company and each Subsidiary thereof on or before the date hereof, as shown on any such Tax Returns described in Section 4.16(a), have been timely paid or been reserved for in the Financial Statements.

(c)      There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any Subsidiary thereof.

(d)      Neither the Company nor any Subsidiary thereof has received from any Governmental Entity any written (i) notice indicating or request relating to an intent to open an audit or other review related to any material Taxes or Tax Returns of the Company or any Subsidiary thereof, or (ii) notice of deficiency or proposed adjustment with respect to material Taxes of the Company or any Subsidiary thereof. No material proceedings are currently pending or being conducted with respect to any Taxes of the Company or any Subsidiary thereof. The Company has made available to Parent complete and accurate copies of all material examination reports and material statements of deficiencies assessed against or agreed to by the Company and each of its Subsidiary since July 31, 2010. Neither the Company nor any Subsidiary thereof has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that remains in effect nor has any request been made in writing for any such extension or waiver. To the Knowledge of the Company, no requests for ruling or determination letters or competent authority relief with respect to the Company or any of its Subsidiaries is currently pending with any Governmental Entity with respect to a material amount of Taxes. Neither the Company nor any of its Subsidiaries is subject to any private letter ruling of the Internal Revenue Service or any comparable ruling of any other Governmental Entity in the United States, or, to the Knowledge of the Company, any other Governmental Entity, with respect to a material amount of Taxes.

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(e)      The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(f)      Neither the Company nor any Subsidiary thereof is a party to any Tax allocation, Tax sharing or similar agreement between the Company or any Subsidiary thereof, on the one hand, and any other Person (other than the Company and any Subsidiary thereof), on the other hand (other than customary agreements with customers, vendors, lessors and/or other third parties entered into in the ordinary course of business). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is a party to any material Contract to pay, indemnify or make any Tax “gross-up” payments with respect to any Tax Liabilities of any stockholder, director, officer or other employee or contractor of the Company or any Subsidiary thereof.

(g)      During the last five (5) years, neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is the Company) for federal, state, local or foreign Tax purposes. Neither the Company nor any Subsidiary thereof has any material liability for the Taxes of any Person (other than the Company and any Subsidiary thereof) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, other than under customary agreements with customers, vendors, lessors and other third parties entered into in the ordinary course of business.

(h)      Neither the Company nor any Subsidiary thereof has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring in the last five (5) years that was treated by the parties to the distribution as a distribution governed by Section 355 of the Code.

(i)      Neither the Company nor any Subsidiary thereof has participated in or entered into any transaction identified as a “reportable transaction” for purposes of Treasury Regulations Section 1.6011-4(b).

(j)      Section 4.16(j) of the Company Disclosure Letter sets forth the United States federal income Tax classification of the Company and each Subsidiary thereof and, if applicable, the date on which IRS Form 8832 was filed with respect to the Company or such Subsidiary.

(k)      For purposes of this Section 4.16, “material” means $100,000 or more of Taxes with respect to a particular Tax Return or a particular Tax matter.

Section 4.17 Insurance. Prior to the date hereof, the Company has made available to Parent true, correct and complete copies of all material insurance policies in force naming the Company, any Subsidiary of the Company or any employees of the Company or any Subsidiary of the Company in their capacity as such, as an insured or beneficiary or as a loss payable payee, or for which the Company or any Subsidiary of the Company has paid or is obligated to pay all or part of the premiums (excluding any health insurance policies or workers’

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compensation insurance policies, the “Material Insurance Policies”). Neither the Company nor any Subsidiary of the Company has received written notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect to any Material Insurance Policy, and the Company and each of its Subsidiaries are in compliance with all conditions contained in each Material Insurance Policy. There have been no lapses (whether cured or not) in the coverage provided under the Material Insurance Policies or any predecessor policies insuring similar risk, during the term of any such policy, as extended or renewed. As of the date hereof, the Company has disclosed to Parent all claims (whether pending, denied, disputed or resolved) made under the Material Insurance Policies or any predecessor policies insuring similar risk since July 31, 2010.

Section 4.18 Labor and Employment Matters.

(a)      Except as provided in Section 4.18(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is bound by or a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the Knowledge of the Company, there is no current union representation question involving employees of the Company or any Subsidiary of the Company, nor does the Company or any Subsidiary of the Company know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. There is no strike, lockout, organized labor dispute, slowdown or work stoppage pending or, to the Knowledge of the Company, threatened against or involving the Company or any Subsidiary of the Company, nor to the Knowledge of the Company has there been any such strike, lockout, organized labor dispute, slowdown or work stoppage in the past six (6) years.

(b)      There is no material unfair labor practice, employment discrimination or other material grievance, arbitration, claim, suit, action, proceeding or employment-related complaint against the Company or any Subsidiary of the Company pending, or to the Knowledge of the Company, threatened against or affecting the Company or any Subsidiary of the Company before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator.

(c)      Except in respect of matters in Section 4.03(d) of the Company Disclosure Letter, there is no proceeding, claim, suit, action or governmental investigation pending or, to the Knowledge of the Company, threatened in writing in respect of which any director, officer, employee or agent of the Company or any Subsidiary of the Company is or may be entitled to claim indemnification in any material amount from the Company or any Subsidiary of the Company pursuant to their respective charter documents.

(d)      Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company and/or its Subsidiaries to provide goods and services to their customers, the Company and each Subsidiary of the Company is in compliance with any and all Laws in any relevant jurisdiction, including common law, all applicable foreign, federal, state and local laws with respect to employment practices, labor relations, safety and health regulations and mass layoffs and plant closings.

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(e)      The Company and each of its Subsidiaries have not incurred any material liability under, and have complied in all material respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder (“WARN”), and any similar state law, and do not reasonably expect to incur any such liability as a result of actions taken or not taken prior to or as of the Effective Time. The Company and each of its Subsidiaries have not given, and have not been required to give, any notice under WARN within 90 days prior to the date hereof.

(f)      Neither the Company nor any of its Subsidiaries is materially delinquent in payments due to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for the Company or any of its Subsidiaries to the date hereof, and the Company is in material compliance with its expense reimbursement policies.

(g)      To the Knowledge of the Company, neither any officer of the Company or any of its Subsidiaries nor any employee of the Company or any of its Subsidiaries that reports directly to any such officer is currently planning to terminate his or her employment with the Company or any of its Subsidiaries.

Section 4.19 Real Property; Personal Property and Company Assets. The Company does not own any real property. The machinery, equipment, furniture, fixtures, other tangible personal property and assets, and intangible assets (other than the Company IP) owned, leased or used by the Company or any of its Subsidiaries (the “Company Assets”) are, together with the Company IP, in the aggregate, sufficient and adequate to carry on their respective businesses in all material respects as presently conducted. None of such Company Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are consistent with past practices as reflected in the Financial Statements. The Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under Contract to use, such Company Assets that are material to the Company and its Subsidiaries, taken as a whole, free and clear of all Liens other than Permitted Liens. Section 4.19 of the Company Disclosure Letter sets forth a complete and accurate list and description of all leases of real or personal property having ongoing annual payments or aggregate remaining obligations of the Company or any of its Subsidiaries in excess of $500,000 and, with respect to such leases, the Company and/or its applicable Subsidiary has (i) paid all rent and other sums and charges payable thereunder and (ii) a good and valid leasehold interest in each parcel of real property or item subject to a personal property lease thereunder. The buildings and improvements that are the subjects of the real property leases described in Section 4.19 of the Company Disclosure Letter are in all material respects in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are currently being used.

Section 4.20 Related Party Transactions. Except for compensation or other employment arrangements in the ordinary course, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be disclosed

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pursuant to Item 404 of Regulation S-K under the Exchange Act in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

Section 4.21 No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV (including the related portions of the Company Disclosure Letter), neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, Merger Sub and their Representatives (including the Confidential Information Memorandum prepared by the Company Financial Advisor dated March 14, 2012) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 5.01 Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

Section 5.02 Authority; Non-contravention; Governmental Consents, Etc.

(a)      Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the filing of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors rights generally and by general principles of equity.

(b) Non-contravention. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation or by-laws of Parent or Merger Sub; (ii) subject to compliance with the requirements set forth in clauses (i)-(iv) of Section 5.02(c), conflict with or violate any Law

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applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under any Contract to which Parent or any of its Subsidiaries, including Merger Sub, are a party or otherwise bound as of the date hereof; or (iv) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Parent or Merger Sub, except, in the case of each of clauses (ii), (iii) and (iv), for any conflicts, violations, breaches, defaults, terminations, amendments, accelerations, cancellations or Liens, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(c)      Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings with the SEC as may be required to be made by Parent or Merger Sub in accordance with the Exchange Act in connection with this Agreement, the Merger and the other transactions contemplated hereby; (iii) such Consents as may be required under Antitrust Laws, in any case that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of NASDAQ; and (v) such other Consents which if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(d)      Legal Proceedings. As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any injunction, order, judgment, ruling or decree imposed upon Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

Section 5.03 Information in the Proxy Statement. None of the information with respect to Parent or Merger Sub that Parent or any of its Representatives supplies in writing to the Company expressly for use in the Company Proxy Statement, if any (and any amendment or supplement thereto), at the date such Company Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, or at the time of any amendment or supplement thereof, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein supplied by

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the Company or its Representatives expressly for inclusion or incorporation by reference in the Company Proxy Statement.

Section 5.04 [Reserved.]

Section 5.05 Financial Capability; Solvency. Parent has or will have, and will cause Merger Sub to have, at the Closing and prior to the Effective Time, sufficient funds to pay the Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and Merger Sub contemplated by this Agreement. Each of Parent and Merger Sub is not now insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement. As used in this section, “insolvent” means that the sum of the debts and other probable Liabilities of Parent or Merger Sub, as applicable, exceeds the present fair saleable value of its assets. Immediately after giving effect to the Acquisition: (a) each of Parent and Merger Sub will be able to pay its Liabilities as they become due in the usual course of business; (b) each of Parent and Merger Sub will not have unreasonably small capital with which to conduct its present or proposed business or wind down its business; (c) each of Parent and Merger Sub will have assets (calculated at fair market value) that exceed its Liabilities; and (d) taking into account all pending and threatened litigation, no final judgments against Parent or Merger Sub in actions for money damages are reasonably anticipated to be rendered at a time when, or in amounts such that, Parent or Merger Sub, as applicable, will be unable to satisfy any such judgments promptly in accordance with their terms and all other obligations of Parent or Merger Sub, as applicable.

Section 5.06 Ownership of Company Common Stock. Neither Parent nor any of its Affiliates beneficially owns (as defined in Rule 13d-3 of the Exchange Act) any shares of Company Common Stock.

Section 5.07 Independent Investigation. Each of Parent and Merger Sub has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. Each of Parent and Merger Sub acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Article IV of this Agreement (including the related portions of the Company Disclosure Letter); and (b) neither the Company nor any other Person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in Article IV of this Agreement (including the related portions of the Company Disclosure Letter).

ARTICLE VI
COVENANTS RELATING TO CONDUCT OF BUSINESS; NO SOLICITATION

Section 6.01 Conduct of Business of the Company. The Company shall, and shall cause each of its Subsidiaries to, during the period from the date of this Agreement until the Effective Time, except as expressly contemplated by this Agreement or as required by

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applicable Law or with the prior written consent of Parent, conduct its business in the ordinary course of business, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement or as set forth in Section 6.01 of the Company Disclosure Letter or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

(a)      amend or propose to amend its certificate of incorporation or by-laws (or other comparable organizational documents);

(b)      split, combine or reclassify, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Company Securities or Company Subsidiary Securities;

(c)      declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends or distributions from its direct or indirect wholly-owned Subsidiaries to the Company or other direct or indirect wholly-owned Subsidiaries of the Company);

(d)      issue, sell, pledge, dispose of or encumber any Company Securities or Company Subsidiary Securities, other than (i) the issuance of shares of Company Common Stock upon the exercise of any Company Stock Option outstanding under Company Stock Plans as of the date of this Agreement in accordance with its terms, or (ii) in accordance with the Stockholder Rights Agreement;

(e)      except as required by applicable Law or pursuant to Section 3.03, (i) increase the compensation of directors, officers or employees of the Company or any of its Subsidiaries, (ii) enter into any new or amend in any material respect, any existing employment, severance, retention or change in control agreement with any of its past or present directors, officers or employees, (iii) promote any officers or employees, except with respect to employees with a base salary of less than $60,000 as the result of the termination or resignation of any officer or employee, or (iv) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Plans, or make any contribution to any Company Employee Plan;

(f)      hire any officer or employee, except for the replacement of any current employee whose employment with the Company or any Subsidiary thereof is terminated or who resigns for any reason, provided that such replacement employee’s annual base salary does not exceed $60,000;

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(g)      acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances or capital contributions to or investments in any Person, except for (w) intercompany loans, advances or capital contributions entered into in between or among the Company and/or any of its wholly-owned Subsidiaries, (x) trade payables arising in the ordinary course of business, (y) advances to employees for expenses reimbursable under the Company and/or its Subsidiaries’ business expense reimbursement policy, and (z) advances in the ordinary course of business;

(h)      transfer, license, sell, lease or otherwise dispose of any assets (whether by way of merger, consolidation, sale of stock or assets, or otherwise), including the capital stock or other equity interests in any Subsidiary of the Company, other than in the case of obsolete equipment or assets being replaced, in each case in the ordinary course of business consistent with past practice, in each case excluding any transfer, license, sale, lease or other disposition in connection with any transaction between or among the Company and/or one or more of its wholly-owned Subsidiaries;

(i)      adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(j)      incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, or incur any Liens other than Permitted Liens in connection with the foregoing, other than the financing of ordinary course trade payables consistent with past practice or pursuant to an existing financing facility, except for intercompany loans entered into in between or among the Company and/or any of its wholly-owned Subsidiaries;

(k)      institute any, or settle or compromise any pending or threatened, Legal Actions involving injunctive relief or the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $25,000 individually or $100,000 in the aggregate, other than any Legal Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub; provided, that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a material restrictive impact on the business of the Company or any Affiliate thereof;

(l)      make any material change in any method of financial accounting principles or practices, except for any change required by a change in GAAP or applicable Law;

(m) enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar Contract with respect to any joint venture, strategic partnership or alliance;

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(n)      authorize, or make any commitment with respect to, any capital expenditure, except as contemplated by the Company’s existing fiscal year 2012 Capital Budget;

(o)      make, change or revoke any material Tax election, change any material method of Tax accounting, file any material amended Tax Return, enter into any material closing agreement, settle any material claim or assessment, surrender any right to claim a material refund, offset or other reduction in Liability or consent to any extension or waiver of the limitations period applicable to any material claim or assessment, in each case, with respect to Taxes;

(p)      fail to maintain in full force and effect material insurance policies covering the Company or its Subsidiaries and its or their properties, assets and businesses in a form and amount consistent with past practice;

(q)      adopt, modify from the form existing on the date hereof, or implement a rights plan, “poison pill” or similar arrangement, except as contemplated by this Agreement;

(r)      enter into, terminate, modify or waive any material right under, any Material Contract or Permit, other than Contracts entered into with customers in the ordinary course of business consistent with past practice (it being understood that, for the purposes of this subsection, “consistent with past practice” shall not include entering into any Contract having terms and conditions (including terms and conditions regarding pricing and Liabilities) that are, in the aggregate, substantially inconsistent with the terms and conditions found in other Contracts of similar size and scope previously entered into by the Company or any of its Subsidiaries in the ordinary course of business); or

(s)      agree or commit to do any of the foregoing.

Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

Section 6.02 No Solicitation; Takeover Proposals.

(a)      The Company shall, and shall cause its Subsidiaries and its and their Representatives to, immediately cease and cause to be terminated any and all discussions and negotiations with any Person with respect to any Takeover Proposal, and the Company shall deliver a written notice to each such Person to the effect that the Company is ending all discussions and negotiations with such Person with respect to any Takeover Proposal, effective on the date hereof, and the notice shall also request such Person to promptly return or destroy all confidential information concerning the Company and its Subsidiaries.

 (b)      Subject to Section 6.02(c) and Section 6.02(f), at all times during the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement pursuant to Article IX, the Company shall not, and the Company shall cause its Subsidiaries and its and their Representatives to not, directly or indirectly, (i) solicit,

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initiate, propose or knowingly take any action to encourage or facilitate any inquiries or the making or submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal, (ii) conduct, engage in, enter into, continue or otherwise participate in any discussions or negotiations regarding or furnish to any Person any information or data relating to any Takeover Proposal (including non-public information or data about the Company and/or its Subsidiaries), (iii) terminate, grant any waiver, amendment or release under, or fail to enforce, any standstill or confidentiality agreement (or any standstill or confidentiality provision of any other Contract) or Takeover Provisions, or otherwise knowingly take any action to facilitate any effort or attempt by any Person to make a Takeover Proposal (including providing consent or authorization to any Person to make a Takeover Proposal to any officer or employee of the Company and/or its Subsidiaries or to the Company Board and/or the board of directors or similar governing body of any Subsidiary of the Company or any member or committee thereof pursuant to any Existing Confidentiality Agreement), (iv) approve any transaction under, or any third party (other than Parent and its Affiliates) becoming an “interested stockholder” under, Section 203 of the DGCL, (v) approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar Contract with respect to a Takeover Proposal, or that contradicts this Agreement or requires the Company and/or any Subsidiary thereof to abandon this Agreement or (vi) resolve, propose or agree to do any of the foregoing.

(c)      Notwithstanding the provisions of Section 6.02(b) or anything else in this Agreement to the contrary, at any time prior to when the Company Requisite Vote is obtained, the Company may, subject to compliance with this Section 6.02(c), in response to an unsolicited bona fide written Takeover Proposal from any Person after the date of this Agreement that the Company Board determines in good faith constitutes or would reasonably be expected to lead to a Superior Proposal, and after the Company Board having determined in good faith, after consultation with outside legal counsel, that failure to take the following actions would contravene the Company Board’s fiduciary duties under applicable Laws, (i) furnish confidential information with respect to the Company and/or its Subsidiaries to the Person making such Takeover Proposal (and its Representatives) pursuant to a customary standstill and confidentiality agreement (which need not restrict such Person from making an unsolicited Takeover Proposal) on terms no less favorable to the Company than those contained in the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”); provided, that the Company shall promptly make available to Parent any information concerning the Company and/or its Subsidiaries that is provided to any Person making such Takeover Proposal that is given such access and which information was not previously made available to Parent or its Representatives, and (ii) participate in discussions and negotiations with the Person making such unsolicited bona fide written Takeover Proposal (and such Person’s Representatives) regarding such Takeover Proposal.

(d)      The Company shall as promptly as reasonably practicable (and, in any event, within twenty four (24) hours) advise Parent orally and in writing of the receipt of any proposal, inquiry or offer with respect to a Takeover Proposal after the date of this Agreement, the material terms and conditions of any such Takeover Proposal and the identity of the Person or group of Persons making any such Takeover Proposal. The Company shall keep Parent reasonably informed on a prompt basis (and, in any event, within twenty four (24)

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hours) of the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified, and material details of any such Takeover Proposal.

(e)      Subject to Section 6.02(f), neither the Company Board nor the board of directors or similar governing body of any Company Subsidiary or any member or committee thereof shall (i) withhold, withdraw, amend, qualify or modify in any manner adverse to Parent or Merger Sub, or propose publicly to withhold, withdraw, amend, qualify or modify in any manner adverse to Parent or Merger Sub, the Company Board Recommendation with respect to this Agreement or the Merger or resolve or agree to take any such action, (ii) take a neutral position, recommend, adopt or approve any Takeover Proposal, or propose publicly or otherwise to recommend, adopt or approve any Takeover Proposal or resolve or agree to take any such action, (iii) cause or permit the Company or any Subsidiary thereof to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to any Takeover Proposal (other than an Acceptable Confidentiality Agreement), (iv) (A) fail to publicly recommend against any Takeover Proposal (other than that contemplated by this Agreement) or (B) fail to publicly reaffirm the Company Board Recommendation, in the case of each of clause (iv)(A) and (iv)(B) within three (3) Business Days after Parent so requests in writing, (v) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Takeover Proposal subject to Regulation 14D under the Exchange Act within seven (7) Business Days after commencement of such Takeover Proposal or (vi) fail to include the Company Board Recommendation in the Company Proxy Statement (any action described in clauses (i) through (vi) of this Section 6.02(e) referred to herein as an “Adverse Recommendation Change”).

(f)      Notwithstanding anything in this Agreement to the contrary, at any time prior to the Requisite Company Vote, the Company Board may, in response to an unsolicited bona fide written Takeover Proposal from any Person that is not withdrawn and that the Company Board concludes in good faith constitutes a Superior Proposal, make an Adverse Recommendation Change or cause the Company to enter into a definitive agreement with respect to a Superior Proposal if: (i) the Company notifies Parent in writing, at least five (5) days (together with any three (3) day notice period described below, the “Notice Period”) before making an Adverse Recommendation Change or entering into a definitive agreement with respect to such Superior Proposal, specifying the material terms and conditions of the Superior Proposal (or material modification thereto), identifying the Person making such Superior Proposal and stating that the Company Board has resolved to make an Adverse Recommendation Change and/or the Company or any Subsidiary thereof intends to enter into a definitive agreement with respect to such Superior Proposal; (ii) the Company shall, and the Company shall cause its Subsidiaries to and shall use its commercially reasonable efforts to cause its and their financial and legal advisors to, during each Notice Period, negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that such Takeover Proposal would cease to constitute a Superior Proposal; provided, that, in the event of any material revisions to the Takeover Proposal that the Company Board has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Parent

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and to comply with the requirements of this Section 6.02 (including a new Notice Period pursuant to this Section 6.02(f), provided that such new Notice Period must only be at least three (3) days in length) with respect to such new written notice and the revised Superior Proposal contemplated thereby; and (iii) at the end of the applicable Notice Period, the Company Board determines that the Takeover Proposal described in such written notice constitutes a Superior Proposal after taking into account any changes to this Agreement proposed and irrevocably committed to by Parent during such Notice Period; provided, that the Company shall not terminate this Agreement pursuant to Section 9.01(f) during any Notice Period. None of the Company, the Company Board or any committee of the Company Board shall (and none of the foregoing shall permit any Subsidiary of the Company or any board of directors or similar governing body or committee thereof to) enter into any agreement with any Person to limit or not to give prior notice to Parent of the intention by the Company, the Company Board and any committee of the Company Board (or any Subsidiary of the Company or any board of directors or similar governing body or committee thereof) to effect an Adverse Recommendation Change or to terminate this Agreement in light of a Superior Proposal.

(g)     Nothing contained in this Section 6.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, or (ii) making any “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

(h)      The Company agrees that in the event any of its Subsidiaries or its or their Representatives takes any action which, if taken by the Company, would constitute a breach of this Section 6.02, the Company shall be deemed to be in breach of this Section 6.02.

ARTICLE VII
ADDITIONAL AGREEMENTS

Section 7.01 Access to Information; Confidentiality.

(a)      The Company shall afford to Parent, Merger Sub and their respective Representatives, reasonable access during normal business hours and upon reasonable advance notice, under the supervision of the Company’s or its Subsidiaries’ personnel and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Article IX to all of the properties, books and records of the Company and its Subsidiaries, and, during such period, the Company shall furnish as promptly as practicable to Parent all information concerning the business, properties and personnel of the Company and its Subsidiaries as Parent may reasonably request. Notwithstanding the foregoing, the Company shall not be required to provide access to or disclose information where the Company reasonably determines that such access or disclosure would jeopardize the protection of the attorney-client or any other privilege of the Company, contravene any Law, any fiduciary duty or any Contract to which the Company is a party or cause significant competitive harm to the Company and its business if the transactions contemplated by this Agreement are not consummated, so long as the

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Company has taken all reasonable steps to permit inspection of or to disclose such information on a basis that does not contravene the applicable Law or Contract or waive the Company’s privilege with respect thereto; provided, that such access and information shall be granted or made available, as applicable, to external counsel for Parent (subject to external counsel entering into a customary common interest agreement with the Company, on terms mutually agreeable to Parent and the Company) to the extent required for the purpose of complying with applicable Laws, including Antitrust Laws. Prior to the Effective Time, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall not contact any suppliers to, or customers of, the Company or its Subsidiaries and Parent shall have no right to perform invasive or subsurface investigations of any owned or leased real property of the Company or its Subsidiaries.

(b)      Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated February 17, 2012, between Parent and the Company (the “Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein.

Section 7.02 Reasonable Best Efforts.

(a)      Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things reasonably necessary, proper or advisable under applicable Law to consummate and make effective, in the most expeditious anner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all acts reasonably necessary to cause the conditions in Article VIII to be satisfied as promptly as reasonably practicable; (ii) the obtaining of all reasonably necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all reasonably necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid a Legal Action by, any Governmental Entity; and (iii) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Parent, Merger Sub and the Company shall as promptly as reasonably practicable, but in no event later than the tenth Business Day after the date hereof, duly file with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “Antitrust Division”) the notification and report form required under the HSR Act with respect to the transactions contemplated by this Agreement, as well as all filings required with Foreign Antitrust Authorities, and shall use their reasonable best efforts to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the Antitrust Laws.

 (b)      Each of Parent and the Company shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in

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connection with any investigation or other inquiry, including any Legal Action initiated by a private party, in each case, regarding the transactions contemplated by this Agreement, (ii) keep the other Party informed of any material communication received by such Party from, or given by such Party to, the FTC, the Antitrust Division, any Foreign Antitrust Authority or any other Governmental Entity and of any communication received or given in connection with any Legal Action by a private party, in each case regarding this Agreement or the transactions contemplated by this Agreement and (iii) subject to applicable Law, permit the other Party to review, in advance, any written communication given by it to or received from, and consult with each other in advance of any meeting or conference with, the FTC, the Antitrust Division, any Foreign Antitrust Authority or any other Governmental Entity or, in connection with any Legal Action by a private party regarding the transactions contemplated by this Agreement, any other Person, and to the extent permitted by the FTC, the Antitrust Division, any Foreign Antitrust Authority or other applicable Governmental Entity or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences subject to applicable Law. For the sake of clarity, Parent shall have the right to control all proceedings with respect to, and direct the strategy for obtaining all necessary approvals from and consents with, the FTC, the Antitrust Division, any Foreign Antitrust Authority or other applicable Governmental Entity or other Person.

(c)      Each of Parent and the Company shall respond as promptly as reasonably practicable under the circumstances to any inquiries received from the FTC, the Antitrust Division, any Foreign Antitrust Authority or other Governmental Entity for additional information or documentation and to all inquiries and requests received from any of the foregoing Governmental Entities. Parent and the Company shall, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article IX, use their respective reasonable best efforts to avoid the entry of, or to have lifted, vacated or terminated, any Order that would restrain, prevent or delay the Closing; provided, that the Parties shall have no obligation to commence or prosecute any Legal Action against any Governmental Entity.

(d)      In furtherance and not in limitation of the covenants of the Parties contained in Section 7.02(a), Section 7.02(b) and Section 7.02(c), if any objections are asserted or if any Legal Action is instituted (or threatened to be instituted) by the FTC, the Antitrust Division, any Foreign Antitrust Authority or any other applicable Governmental Entity with respect to this Agreement or any of the transactions contemplated hereby that would prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby, each of Parent, Merger Sub and the Company shall use its reasonable best efforts, and cause their Affiliates to use their reasonable best efforts, to resolve any such objections or Legal Actions so as to permit consummation of the transactions contemplated hereby.

(e)      Notwithstanding anything to the contrary set forth in this Agreement, none of Parent, Merger Sub or any of their Subsidiaries shall be required to, and neither the Company nor any Subsidiary thereof may, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, Contract or Order to (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of

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business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries, (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries in any manner, (iii) impose any material cost, restriction, requirement or limitation on the operation of the business or a portion of the business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries or (iv) take any action that would, or would be reasonably likely to, impose any material cost, liability or obligation on the Company, Parent, Merger Sub or any of their Subsidiaries; provided, if requested by Parent, the Company will, or will cause its Subsidiaries to, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, Contract or Order so long as such requirement, condition, limitation, understanding, Contract or Order is only binding on the Company and/or its Subsidiaries in the event the Closing occurs.

Section 7.03 Employee Matters.

(a)      Prior to the Effective Time, the Company shall, and shall cause its Subsidiaries to (and from and after the Effective Time, Parent shall cause the Surviving Corporation to) honor in accordance with their terms and conditions as of the date hereof (i) the employment and severance agreements between the Company or any of its Subsidiaries, on the one hand, and any director, officer or other employee of the Company or any of its Subsidiaries, on the other hand, (ii) the existing Company Employee Plans with respect to accrued and vested benefits thereunder, and (iii) the performance-based bonus plan for each employee of the Company or its Subsidiaries who has a performance-based bonus opportunity for the current fiscal year to the extent of and based upon such employee’s and entity’s performance under the existing performance criteria through the earlier of the end of the fiscal year or the date of termination of such employee’s employment, provided that no employee who voluntarily terminates their employment prior to the regular payment date for such bonus shall be entitled to receive such bonus.

(b)      With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent, the Surviving Corporation or any of their Subsidiaries, excluding any equity compensation arrangements maintained by Parent, the Surviving Corporation or any of their Subsidiaries, (collectively, “Parent Benefit Plans”) in which any employees of the Company and its Subsidiaries who remain employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) will participate effective on or after the Effective Time, Parent shall, or shall cause the Surviving Corporation or their Subsidiaries, as applicable, to, recognize all service of the Company Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Parent, for vesting and eligibility purposes (but not for (i) purposes of early retirement subsidies under any Parent Benefit Plan that is a defined benefit pension plan or (ii) benefit accrual purposes, except for vacation or other paid time off, if applicable) in any Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time; provided, that such service shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits or (y) such service was not recognized under the corresponding Company Employee Plan.

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(c)      With respect to each Company Continuing Employee who begins participation in a group health plan maintained by the Parent, the Surviving corporation or any of their Subsidiaries during the calendar year in which the Effective Time occurs, the Parent shall or shall cause the Surviving Corporation or any of such Subsidiaries, as applicable, to take into account any and all expenses incurred by such Company Continuing Employee during the calendar year in which the Effective Time occurs under any previous group health plan in which the Company Continuing Employees participated, for purposes of determining deductibles, co-payments and out-of-pocket limits under the Parent's, the Surviving Corporation's, or any such Subsidiaries’ group health plan for the remainder of that calendar year. Parent shall waive or shall cause the Surviving Corporation or any of their Subsidiaries to waive limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Company Continuing Employees to the extent such limitations were not applicable to such Company Continuing Employees under the comparable Company Employee Plans as of the time immediately preceding the Closing.

(d)      This Section 7.03 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 7.03, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 7.03. Nothing contained herein, express or implied (i) shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement or (ii) shall alter or limit the ability of the Surviving Corporation, Parent or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them. The parties hereto acknowledge and agree that the terms set forth in this Section 7.03 shall not create any right in any Company Employee or any other Person to any continued employment with the Surviving Corporation, Parent or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever.

Section 7.04 Indemnification, Exculpation and Insurance.

(a)      All rights to indemnification, advancement of expenses (including, without limitation, witness and preparation fees) and exculpation from Liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors and officers of the Company (the “Indemnified Parties”) as provided in the Certificate of Incorporation or Bylaws of the Company (as in effect immediately prior to the execution and delivery of this Agreement) shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time, and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b)      Prior to the Closing, the Company shall purchase a “run-off” or “tail” directors’ and officers’ liability insurance coverage (the “D&O Tail Policy”) for the directors and officers of the Company in respect of matters, acts, omissions and occurrences existing or occurring prior to or at the Closing, which shall provide such directors and officers with coverage for six (6) years (the “Coverage Period”) of not less than the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company (“D&O Insurance Policies”); provided, that the Company shall not purchase a D&O Tail

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Policy for an aggregate cost in excess of two hundred percent (200%) of the annual premium currently paid by the Company for the D&O Insurance Policies (the “Maximum Premium”). Section 7.04(b) of the Company Disclosure Letter sets forth the current annual premium paid by the Company for the D&O Insurance Policies.  During the Coverage Period, Parent shall cause the Surviving Corporation to (i) maintain the D&O Tail Policy in effect (provided, that Parent or the Surviving Corporation may, in its sole discretion, substitute therefor policies from an insurer with the same or better credit rating as the Company’s current insurance carrier of at least the same coverage and amounts and containing terms and conditions that are not, in the aggregate, less advantageous to the directors and officers of the Company than the D&O Insurance Policies) and (ii) if the D&O Tail Policy ceases to be in effect, obtain and fully pay for a replacement “tail” insurance policy therefor, which such replacement “tail” insurance policy shall have a claims period covering the Coverage Period and be from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with at least the same coverage and amounts and containing the same terms and conditions that are not, in the aggregate, less advantageous to the directors and officers of the Company, in each case, than the D&O Insurance Policies with respect to claims arising out of or relating to events that occurred before or at the Effective Time (including, without limitation, in connection with the transactions contemplated by this Agreement); provided, that in no event shall the Surviving Corporation or Parent be required to expend an aggregate amount in excess of the Maximum Premium for such replacement “tail” insurance policies.

(c)      In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, Parent or the Surviving Corporation, as applicable, shall cause proper provision to be made so that such successors and assigns shall expressly assume (including by operation of Law) the obligations set forth in this Section 7.04.

(d)      The obligations of Parent and the Surviving Corporation under this Section 7.04 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 7.04 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 7.04 applies shall be third party beneficiaries of this Section 7.04, each of whom (and whose heirs) may enforce the provisions of this Section 7.04). The provisions of this Section 7.04 in addition to, and not in substitution for or prior to, any other rights to indemnification or contribution that any such Person may have from the Company or any other Person by Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees.

Section 7.05 Public Announcements. The initial press release to be issued on the date hereof or promptly after the execution of this Agreement with respect to the transactions contemplated by this Agreement shall be a coordinated press release by the Company and Parent. With respect to the Company’s initial press release, and any press release by the Company or Parent following either of their initial press releases, Parent and the Company shall

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consult with each other before issuing, and give each other the opportunity to review and comment upon, any other press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or the rules or regulations of any national securities exchange or national securities quotation system, in each which case the Party required to make such release or statement shall, to the extent reasonably practicable, allow the other Party reasonable time to comment on such release or statement in advance of such issuance and give good faith consideration to any such comments; provided, that each Party may without consultation with the other Party issue any such press releases or make any such public statements in connection with any dispute between or among the Parties regarding this Agreement or the transactions contemplated hereby that is required by applicable Law to be disclosed publicly.

Section 7.06 Notices of Certain Events. The Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of (a) any written notice or other written communication from any Person which, to the Knowledge of the Company (as of the time in question), alleges that the consent of such Person is or may be required in connection with this Agreement or the transactions contemplated by this Agreement, (b) any material notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (c) any Legal Actions commenced against the Company or any of its Subsidiaries or Parent or its Subsidiaries, as applicable, that are related to this Agreement or the transactions contemplated by this Agreement, or (d) any representation or warranty of such Party contained in this Agreement becoming untrue or inaccurate in any material respect, or the material failure of any Party to comply with or satisfy any covenant, condition or agreement in this Agreement, in each case such that the conditions set forth in Article VIII would not be satisfied or would give rise to a right of termination set forth in Section 9.01(c) or Section 9.01(d), as the case may be. In no event shall (x) the delivery of any notice by a Party pursuant to this Section 7.06 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement, or (y) disclosure by the Company or Parent be deemed to amend or supplement the Company Disclosure Letter or constitute an exception to any representation, warranty or covenant.

Section 7.07 Filings, Other Actions.

(a)      Each of the Company and Parent shall cooperate with each other in the preparation of the Company Proxy Statement (including the preliminary Company Proxy Statement) and any amendment or supplement to the preliminary Company Proxy Statement. Except in the event of an Adverse Recommendation Change specifically permitted by Section 6.02(f), the Company Proxy Statement shall include the Company Board Recommendation. As promptly as practicable after the execution of this Agreement, and in any event no later than twenty (20) days following the date of this Agreement, the Company shall file with the SEC the preliminary Company Proxy Statement and, thereafter, shall use its reasonable best efforts to have the preliminary Company Proxy Statement cleared by the SEC as promptly as practicable; provided, that the Company shall furnish such preliminary Company Proxy Statement to Parent and give Parent and its legal counsel a reasonable

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opportunity to review such preliminary Company Proxy Statement prior to filing with the SEC and shall reasonably consider in good faith all reasonable additions, deletions or changes suggested by Parent in connection therewith. The Company shall notify Parent of the receipt of any comments from the SEC staff with respect to the preliminary Company Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent as promptly as reasonably practicable, copies of all written correspondence (and summaries of any oral comments) between the Company or any Representative of the Company and the SEC with respect to the Company Proxy Statement. The Company shall provide Parent and its legal counsel with a reasonable opportunity to review and comment on any proposed response to any comment of the SEC staff and any amendment or supplement to each of the preliminary and the definitive Company Proxy Statement prior to filing with the SEC and shall reasonably consider in good faith all reasonable additions, deletions or changes suggested by Parent in connection therewith. Parent and Merger Sub shall promptly provide the Company with such information as may be required to be included in the Company Proxy Statement or as may be reasonably required to respond to any comment of the SEC staff. After all the comments received from the SEC have been cleared by the SEC staff and all information required to be contained in the Company Proxy Statement has been included therein by the Company, the Company shall file the definitive Company Proxy Statement with the SEC and cause the Company Proxy Statement to be disseminated (including by electronic delivery if permitted) as promptly as reasonably practicable, to its stockholders of record, as of the record date established by the Company Board. Each of the Parties shall correct promptly any information provided by it to be used specifically in the Company Proxy Statement, if required, that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Company Proxy Statement so as to correct the same and to cause the Company Proxy Statement as so corrected to be disseminated to the stockholders of the Company, in each case to the extent required by applicable Law.

(b)      The Company shall take all action necessary in accordance with the DGCL and its charter documents to duly call, give notice of, convene and hold a meeting of the holders of Company Common Stock as promptly as reasonably practicable following the date of this Agreement (and in any event, no later than thirty (30) days after the filing of the definitive Company Proxy Statement with the SEC) for the purpose of obtaining the Company Requisite Vote (the “Company Stockholders Meeting”) and, except in the event of an Adverse Recommendation Change specifically permitted by Section 6.02(f), the Company shall include in the Company Proxy Statement the Company Board Recommendation. Except in the event of an Adverse Recommendation Change specifically permitted by Section 6.02(f), the Company Board shall use its reasonable best efforts to obtain from the holders of Company Common Stock the Company Requisite Vote in favor of the adoption of this Agreement. Unless this Agreement is validly terminated in accordance with its terms pursuant to Article IX, the Company shall submit this Agreement to the holders of Company Common Stock at the Company Stockholders Meeting even if the Company Board shall have withdrawn, modified or qualified the Company Board Recommendation or otherwise effected an Adverse Recommendation Change or proposed or announced any intention to do so.

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(c)      Unless this Agreement is validly terminated in accordance with its terms pursuant to Article IX, neither the commencement, disclosure, announcement or submission to the Company of a Takeover Proposal (whether or not a Superior Proposal), nor any furnishing of information, discussions or negotiations with respect thereto, nor any decision or action by the Company Board to effect an Adverse Recommendation Change shall give the Company any right to delay, defer or adjourn the Company Stockholders Meeting. Notwithstanding the foregoing, the Company may adjourn or postpone the Company Stockholders Meeting with the consent of Parent (and shall so adjourn or postpone the Company Stockholders Meeting if requested to do so by Parent) to the extent necessary to ensure that any required supplement or amendment to the Company Proxy Statement is provided to the Company’s stockholders or, if as of the time the Company Stockholders Meeting is scheduled (as set forth in the Company Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting.

Section 7.08 Stock Exchange De-listing. Parent shall, or shall cause the Surviving Corporation to, use its reasonable best efforts to cause the Company Common Stock to be removed from listing on the NASDAQ and de-registered under the Exchange Act as soon as practicable following the Effective Time.

Section 7.09 Expenses. Subject to Section 9.03(c), all Expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the Party incurring such Expenses, whether or not the Merger is consummated; provided, that the Expenses related to any filing made pursuant to the HSR Act or any other Antitrust Law or Foreign Antitrust Law shall be paid 50% by Parent and 50% by the Company.

Section 7.10 Resignation of Directors. At the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of the directors of the Company and its Subsidiaries (other than directors of Subsidiaries of the Company whom the Parties mutually agree shall continue to serve in such capacities following the Effective Time), effective at the Effective Time. The Company shall, and shall cause its Subsidiaries to, cause the transfer of any shares of the capital stock or other equity interest of any Subsidiary of the Company not held of record by the Company or its Subsidiaries to a Person or Persons designated by Parent effective at the Effective Time.

Section 7.11 Section 16(b). Prior to the Effective Time, the Company shall take all such steps as may be reasonably required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the Merger and the other transactions contemplated hereby by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

Section 7.12 Takeover Provisions. Each of the Company and the Company Board shall (i) use its reasonable best efforts to ensure that no Takeover Provision is or becomes applicable to this Agreement, the Voting Agreements or the transactions provided for herein or therein, including the Merger, and (ii) if any Takeover Provision becomes or is deemed to be applicable

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 to the Company, Parent, Merger Sub, the Merger or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Sub, and their respective board of directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Takeover Provision inapplicable to the foregoing.

Section 7.13 Brokers’ and Finders’ Fees. During the period from the date of this Agreement through the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, (i) retain or engage any brokers, finders, bankers, financial advisors or other similar agents (other than the Company Financial Advisor) or (ii) amend its engagement letter, or otherwise modify its relationship, with the Company Financial Advisor, in either case, to the extent any such action would increase the amount of fees, costs, commissions or other similar charges payable to any such parties in connection with this Agreement or any transaction contemplated hereby.

Section 7.14 Confidentiality Agreements. Except as set forth in Section 6.02, during the period from the date of this Agreement through the Effective Time, the Company shall (i) not terminate, amend, or waive any provision of any confidentiality agreement not entered into in the ordinary course of business or any agreement by a third party not to acquire assets or securities of the Company to which it or any of its Subsidiaries is a party, other than the Confidentiality Agreement pursuant to its terms or by written agreement of the parties thereto, and (ii) use commercially reasonable efforts to enforce the provisions of any such agreement (including by seeking injunctions to prevent any material breaches thereof) in any court of competent jurisdiction. Notwithstanding the foregoing, prior to obtaining the Requisite Company Vote, the Company shall not be obligated to comply with this Section 7.14 if the Company Board determines, in accordance with Section 6.02, that any such compliance would be inconsistent with its fiduciary duties under applicable Law.

Section 7.15 Stockholder Rights Agreement. The Company shall promptly file a Current Report on Form 8-K with the SEC reporting the existence of the Stockholder Rights Agreement Amendment and take all actions necessary or appropriate for the Stockholder Rights Agreement Amendment to become fully effective, including filing an amendment to the Registration Statement on Form 8-A relating to the Stockholder Rights with the SEC. The Company Board shall not, without the prior written consent of Parent, amend, take any action with respect to, or make any determination under, the Stockholder Rights Agreement (including a redemption of the Stockholder Rights) to facilitate a Takeover Proposal prior to the termination of this Agreement.

Section 7.16 Immigration Matters. Pursuant to the agreement of the Parties, the immigration liabilities of the Company and its Subsidiaries, including but not limited to, all employment, immigration, and I-9 employment eligibility verification liabilities, shall be assumed by Parent.

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ARTICLE VIII
CONDITIONS PRECEDENT

Section 8.01 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible under applicable Law or Order) prior to the Closing, of each of the following conditions:

(a)      Stockholder Approval. This Agreement and the Merger shall have been approved by the stockholders of the Company in accordance with the DGCL;

(b)      Competition Approvals. All waiting periods (and extensions thereof) applicable to the Merger under the HSR Act and Foreign Antitrust Laws shall have expired or been terminated; and

(c)      No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Judgment issued by any court of competent jurisdiction (collectively, “Restraints”) shall be in effect enjoining or otherwise prohibiting the consummation of the Merger, and no Law shall have been enacted, entered, promulgated or enforced that prohibits or makes illegal the consummation of the Merger.

Section 8.02 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a)      Representations and Warranties. The representations and warranties of the Company set forth in Section 4.02 shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of the Agreement and as of the Closing Date as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) and each of the other representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of the Agreement and as of the Closing Date as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of such dates, without giving effect to any qualification or limitation as to “materiality” or “Company Material Adverse Effect” set forth therein, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect;

(b)     Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with the obligations, covenants and agreements that are to be performed or complied with by the Company under this Agreement prior to the Effective Time;

(c)      Officer’s Certificate. Parent shall have received a certificate, validly executed for and on behalf of the Company and in its name by the Chief Executive Officer

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and Chief Financial Officer of the Company, certifying the satisfaction of the conditions set forth in Sections 8.02(a) and (b);

(d)      No Company Material Adverse Effect. No Company Material Adverse Effect shall have arisen or occurred following the date of this Agreement;

(e)      Stockholder Rights Agreement. The Stockholder Rights Agreement (as amended by the Stockholder Rights Agreement Amendment) shall be in full force and effect in accordance with its terms, and shall not have been further amended or modified by the Company or the Company Board without the prior written consent of Parent, other than in connection with a Superior Proposal subject to Section 6.02(f);

(f)      FIRPTA Certificate.  The Company shall have delivered to each of Merger Sub and Parent a duly completed and executed certificate described in Treasury Regulations §1.1445-2(c)(3); and

(g)      Appraisal Rights. The holders of not more than 3,211,332 shares of Company Common Stock shall have exercised appraisal rights in accordance with the provisions of Section 262 of the DGCL.

Section 8.03 Additional Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a)      Representations and Warranties. The representations and warranties of Parent and Merger Sub shall be true and correct as of the date of the Agreement and as of the Closing Date as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of such dates, without giving effect to any qualification or limitation as to “materiality” or “material adverse effect” set forth therein, individually or in the aggregate, would not reasonably be expected to be, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, financial condition, or assets of Parent and its Subsidiaries, taken as a whole, or (ii) the ability of Parent or Merger Sub to consummate the transactions contemplated hereby on a timely basis;

(b)      Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied with in all material respects the obligations, covenants and agreements that are to be performed or complied with by them under this Agreement prior to the Effective Time; and

(c)      Officer’s Certificate. The Company shall have received a certificate, validly executed for and on behalf of Parent and Merger Sub and in their names by their Chief Executive Officers and Chief Financial Officers, or their respective designees, certifying the satisfaction of the conditions set forth in Sections 8.03(a) and (b);

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Section 8.04 Frustration of Closing Conditions. None of the Parties may rely on the failure of any condition set forth in Section 8.01, 8.02 or 8.03 to be satisfied if such failure was caused by such Party’s failure to perform any of its obligations under this Agreement, to act in good faith or to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement as required by and subject to Section 7.02.

ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER

Section 9.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Requisite Company Vote:

(a)      by mutual written consent of Parent and the Company;

(b)      by either Parent or the Company:

(i)      if the Effective Time shall not have occurred on or before October 31, 2012 (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to any Party that has breached its obligations under this Agreement in any manner that shall have been the primary cause of, or resulted in, (i) the failure of satisfaction of the conditions set forth in Article VIII to the obligations of such Party to consummate the Merger or (ii) the failure of the Effective Time to have occurred on or before such date;

(ii)      if any Restraint enjoining or otherwise prohibiting the consummation of the Merger shall have become final and nonappealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 9.01(b)(ii) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint as required by Section 7.02; or

(iii)      if the Company shall have failed to obtain the Requisite Company Vote at the Company Stockholders Meeting (including adjournments or postponements thereof) at which a quorum is present and the votes to adopt and approve this Agreement and authorize the Merger are taken; provided, that the right to terminate this Agreement under this Section 9.01(b)(iii) not be available to the Company if it has breached its obligations under this Agreement in any manner that shall have been the primary cause of, or resulted in, the failure to obtain the Requisite Company Vote.

(c)     by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement (other than such as are set forth in Section 6.02), which breach or failure to perform (i) would give rise to the failure of a condition set forth in paragraph (a) or (b) of Section 8.02 and (ii) is incapable of being cured by the Outside Date, or if curable, has not been cured within fifteen (15) Business Days after its receipt of written notice thereof from Parent); provided, that Parent shall have given the Company at least fifteen (15) Business Days written notice prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 9.01(c);

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(d)      by the Company, if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in paragraph (a) or (b) of Section 8.03 and (ii) is incapable of being cured by the Outside Date, or if curable, has not been cured within fifteen (15) Business Days after its receipt of written notice thereof from the Company); provided, that the Company shall have given Parent at least fifteen (15) Business Days written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 9.01(d);

(e)      by Parent, (i) in the event that an Adverse Recommendation Change shall have occurred, (ii) Parent shall have received written notice from the Company to the effect that the Company intends to enter into, or has entered into, a definitive agreement (other than an Acceptable Confidentiality Agreement) with respect to a Superior Proposal in accordance with Section 6.02(f), or (iii) the Company shall have breached its obligations under Section 6.02; or

(f)      prior to receipt of the Requisite Company Vote, by the Company, if the Company Board shall have authorized the Company or any Subsidiary thereof to enter into a definitive agreement (other than an Acceptable Confidentiality Agreement) with respect to a Superior Proposal in accordance with the terms and subject to the conditions of Section 6.02(f); provided, that the right of the Company to terminate this Agreement pursuant to this Section 9.01(f) is conditioned on and subject to compliance with the terms and conditions of Section 6.02(f) and the compliance by the Company with its obligations under Section 9.03(a), and any purported termination pursuant to this Section 9.01(f) shall be void and of no force or effect if the Company shall not have first complied with its obligations under Section 9.03(a).

Section 9.02 Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this Article IX (other than pursuant to Section 9.01(a)) shall deliver written notice of such termination to each other party hereto specifying with reasonable particularity the reason for such termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.01, this Agreement shall forthwith become void and have no effect and there shall be no Liability under this Agreement on the part of any Party (or any Representatives thereof), except that the provisions of Section 7.01(b), Section 7.09, this Section 9.02, Section 9.03 and Article X shall survive such termination; provided, that nothing herein shall relieve any Party from Liability for any fraud or willful or intentional breach of any of its covenants or agreements set forth in this Agreement prior to such termination, and the aggrieved Party shall be entitled to all rights and remedies available at Law or in equity with respect to any such fraud or breach.

Section 9.03 Termination Fee.

(a)      If this Agreement is terminated by the Company pursuant to Section 9.01(f), then the Company shall, concurrently with (and as a precondition to the effectiveness of) such termination, pay to Parent by wire transfer of same-day funds an amount equal to $9,350,000 (the “Termination Fee”).

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(b)      If this Agreement is terminated by Parent pursuant to Section 9.01(e), then the Company shall pay Parent the Termination Fee by wire transfer of same-day funds immediately, and in any event within three (3) Business Days, following such termination of this Agreement.

(c)      If this Agreement is terminated by either Parent or the Company pursuant to Section 9.01(b)(i) or Section 9.01(b)(iii) or by Parent pursuant to Section 9.01(c), then:

(i)      Except in the case of a termination pursuant to Section 9.01(b)(i), the Company shall pay Parent, no later than the second (2nd) Business Day following termination by Parent and concurrently with termination by the Company, all of the Expenses of Parent and Merger Sub; and

(ii)      If the Company (and/or any Subsidiary thereof) (A) enters into any letter of intent, agreement in principle, acquisition agreement or other similar Contract (other than an Acceptable Confidentiality Agreement) relating to any Takeover Proposal, (B) takes a neutral position, recommends, adopts or approves any Takeover Proposal, or proposes publicly or otherwise to recommend, adopt or approve any Takeover Proposal or resolve or agree to take any such action or (C) fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Takeover Proposal subject to Regulation 14D under the Exchange Act, in each case within six (6) months following the date of such termination of this Agreement, then the Company shall pay Parent the Termination Fee (less Expenses previously paid pursuant to Section 9.03(c)(i), if any) by wire transfer of same-day funds on the date of entry into any such letter of intent, agreement in principle, acquisition agreement or other similar Contract.  For purposes of this Section 9.03(c), the term “Takeover Proposal” shall have the meaning assigned to such term in Article I except that all references to “twenty percent (20%)” therein shall be deemed to be references to “fifty (50%)”.

Section 9.04 Single Payment Only. The Parties acknowledge and agree that in no event shall the Company be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

Section 9.05 Amendment. This Agreement may be amended by the Parties at any time before the Closing shall have occurred or before or after the Requisite Company Vote has been obtained; provided, that after receipt of the Requisite Company Vote, this Agreement may not be amended if applicable Law requires further approval by the stockholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Section 9.06 Extension; Waiver. Any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) to the extent permitted by Law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, that, after receipt of the Requisite Company Vote, no extension or waiver may be made that, by Law,

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requires further approval by the stockholders of the Company without the further approval of such stockholders. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to assert any of its rights hereunder will not constitute a waiver of such rights.

ARTICLE X
GENERAL PROVISIONS

Section 10.01 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument, document or certificate delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms expressly apply in whole or in part after the Effective Time and then only to such extent.

Section 10.02 Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (with confirmation) prior to 5:00 p.m. (Eastern Time) on a Business Day, otherwise on the next Business Day, or (b) when received, if sent by nationally recognized overnight courier service in each case (providing proof of delivery) or delivered personally. The address for such notices and communications shall be as follows:

if to Parent, Merger Sub or the Surviving Corporation, to:

Open Text Corporation
38 Leek Crescent
Richmond Hill, Ontario
Canada L4B 4N8
Attention: Gordon A. Davies, Chief Legal Officer and Corporate Secretary
Facsimile: (905) 762-6268

with a copy to (which shall not constitute notice):

Crowell & Moring LLP
1001 Pennsylvania Ave., NW
Washington, DC 20004-2595
Facsimile: (202) 628-5116
Attention: James R. Stuart, III, Esq. and

   Richard B. Holbrook, Jr., Esq.

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if to the Company, to:

Easylink International Services Corporation
6025 The Corners Parkway
Suite 100
Norcross, Georgia 30092-3328
Facsimile: (678) 605-4817
Attention: Thomas J. Stallings

with a copy to (which shall not constitute notice):

Troutman Sanders LLP

Bank of America Plaza

600 Peachtree Street, N.E., Suite 5200

Atlanta, Georgia 30308

Facsimile: (404) 962-6548

Attention: Larry W. Shackelford, Esq.

or at such other address for a Party as shall be specified by like notice.

Section 10.03 Interpretation. When a reference is made in this Agreement to an Article, Section, Annex, Exhibit or Schedule, such reference shall be to an Article of, Section of, Annex of or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. References in this Agreement to $ or dollars is to U.S. dollars. The Parties have participated jointly in the negotiation and drafting of this Agreement, and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

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Section 10.04 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when counterparts of this Agreement have been signed by each of the Parties and delivered to the other Parties. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

Section 10.05 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Company Disclosure Letter and the Exhibits hereto), the Voting Agreements and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and the Confidentiality Agreement; provided, that the Confidentiality Agreement shall survive the execution and delivery of this Agreement but shall terminate and be of no further force or effect at and after the Effective Time, and (b) except for the provisions of Section 7.04, are not intended to confer upon any Person other than the Parties any legal or equitable rights or remedies.

Section 10.06 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

(a)      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANOTHER STATE OR JURISDICTION.

(b)      Each of the Parties (i) irrevocably consents to submit itself to the exclusive jurisdiction of the United States District Court for Delaware (and if such court shall decline to accept jurisdiction over any particular matter, the Supreme Court of the State of Delaware located in the County of Wilmington) (such courts, collectively, the “Delaware Courts”) in the event any dispute, claim or cause of action arises out of or relates to this Agreement or the transactions contemplated by this Agreement, (ii) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Delaware Court and (iii) will not bring any claim or action arising out of or relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Delaware Court. Each of the Parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 10.02. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

(c)      EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY CONTROVERSY INVOLVING ANY REPRESENTATIVE OF PARENT UNDER THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO

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REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.06(c).

Section 10.07 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties, and any purported assignment without such consent shall be null and void; provided, that Parent and Merger Sub may, without the consent of the Company, assign their respective rights and obligations pursuant to this Agreement to any direct or indirect wholly owned Subsidiary of Parent so long as Parent continues to remain primarily liable for all of such rights and obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 10.08 Specific Enforcement. Notwithstanding anything in this Agreement to the contrary, the Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, prior to the termination of this Agreement in accordance with its terms, the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

Section 10.09 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 10.10 Obligations of Parent and of the Company. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action. Whenever this Agreement requires a Subsidiary of the Surviving Corporation to take any action, such requirement shall be deemed to include an undertaking on the part of the Surviving Corporation to cause such Subsidiary to take such action.

[signature page follows]

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

OPEN TEXT CORPORATION
By:	/s/Gordon A. Davies
	Name:	Gordon A. Davies
	Title:	Authorized Person

EPIC ACQUISITION SUB INC.
By:	/s/Gorden A. Davies
	Name:	Gordon A. Davies
	Title:	Authorized Person

EASYLINK SERVICES INTERNATIONAL CORPORATION
By:	/s/Thomas J. Stallings
	Name:	Thomas J. Stallings
	Title:	Chief Executive Officer

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ANNEX B

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of May 1, 2012, is entered into by and among OPEN TEXT CORPORATION, a corporation incorporated pursuant to the laws of Canada (“Parent”), EPIC ACQUISITION SUB INC., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Person named under the heading “Stockholder” on the signature page hereto (“Stockholder”). Capitalized terms not defined herein have the meanings given to such terms in the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into substantially in the form provided to Stockholder, by and among Parent, Merger Sub and EasyLink Services International Corporation, a Delaware corporation (the “Company”).

RECITALS

A.           Stockholder is the beneficial owner of the shares of Company Common Stock set forth next to Stockholder’s name on the signature page to this Agreement (together with any other shares of Company Common Stock or any other voting securities of the Company hereafter acquired or beneficially owned by Stockholder, and together with any and all Stockholder Rights associated with all of the foregoing, the “Shares”).

B.           Parent, Merger Sub and the Company propose to enter into the Merger Agreement which provides for Merger Sub to merge with and into the Company (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement. To induce Parent to enter into and perform its obligations under the Merger Agreement, Stockholder is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the representations warranties, and agreements set forth herein and in the Merger Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.            Affirmative Agreements. Unless and until the Merger Agreement is terminated in accordance with its terms, Stockholder hereby irrevocably:

(a)          Agrees to vote all of its Shares entitled to be voted at the Company Stockholders Meeting, together with any adjournment or postponement thereof (or to cause the same to be voted) in favor of the adoption and approval of the Merger Agreement (or any amended version thereof) and the authorization of the Merger;

(b)          Agrees that if any additional stockholders’ meeting of the Company (or any adjournment or postponement thereof) is called, or any written consents are necessary or advisable in connection with the adoption and approval of the Merger Agreement (or any amended version thereof) and the authorization of the Merger, to execute such written consents and to vote all of its Shares entitled to be voted at such meeting, together with any adjournment or postponement thereof, (or to cause the same to be voted) in favor of the adoption and approval of the Merger Agreement (or any amended version thereof) and the authorization of the Merger;

(c)          Agrees to (i) vote all of its Shares entitled to be voted at any stockholders’ meeting of the Company (including, without limitation, the Company Stockholders Meeting), together with any adjournment or postponement thereof, (or to cause the same to be voted) against any (A) Takeover Proposal, (B) reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company not contemplated by the Merger Agreement or (C) corporate action (other than an adjournment of the Company Stockholders Meeting recommended by the Company Board) the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the Merger or any other transaction contemplated by the Merger Agreement and (ii) execute any written consents providing for the rejection of any of the actions described in clause (i) of this Section 1(c);

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(d)          Agrees that Parent and the Company may publish and disclose facts concerning Stockholder’s identity, ownership of Shares and execution of this Agreement in all documents and schedules filed with the SEC or any other applicable Governmental Entities and communications to stockholders of the Company related to the Merger Agreement (or any amended version thereof) and the Merger;

(e)          Appoints Parent, and each of its corporate officers, as the sole, exclusive, true and lawful proxies of Stockholder, to (i) vote the Shares as proxies, for and in the name, place and stead of Stockholder at the Company Stockholders Meeting or any other stockholders’ meeting of the Company called in connection with the consideration of the Merger Agreement (or any amended version thereof), the Merger or any Takeover Proposal and (ii) execute any written consents deemed necessary or advisable in connection with the consideration of the Merger Agreement (or any amended version thereof), the Merger or any Takeover Proposal, if Stockholder fails to vote such Shares or execute such written consents in accordance with this Agreement. This proxy is irrevocable and is coupled with an interest;

(f)          Waives and agrees not to assert any rights which it may have with respect to any of its Shares as to appraisal, dissent or any similar or related matter with respect to the Merger; and

(g)          If requested by Parent, agrees to promptly exercise all of Stockholder’s vested Company Stock Options (or such lesser amount as Parent may request), either (i) on a cashless exercise basis, if permitted by the terms thereof or the Compensation Committee, or (ii) on a cash exercise basis (subject in all cases to Parent paying any exercise price and all Taxes associated with any such exercise and with such other adjustments between the parties necessary to place Stockholder in no better or worse an economic position with respect to such Company Stock Options than would have resulted should such Company Stock Options remain unexercised immediately prior to the Effective Time).

2.           Negative Agreements. Unless and until the Merger Agreement is terminated in accordance with its terms, Stockholder hereby irrevocably undertakes and agrees not to, directly or indirectly:

(a)          Sell, transfer, pledge, assign, encumber (or otherwise dispose of or hypothecate) any of its Shares or any interest therein or rights thereto; grant any proxy, power-of-attorney or other authorization or consent with respect to any of its Shares (other than as contemplated hereby); or deposit any of its Shares into a voting trust or enter into a voting agreement, arrangement or understanding with respect to any of his or her Shares;

(b)          Initiate or participate in, knowingly encourage or take any other action (or permit its Representatives to do any of the foregoing) that may facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, or enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any Person any information with respect to, assist or participate in any effort or attempt by any Person with respect to, or otherwise cooperate in any way with, any Takeover Proposal; or

(c)          take any action, or omit to take any action which may be taken without more than immaterial expense, that would restrict, limit or interfere with his or her obligations hereunder.

3.            Limitations; Termination. Sections 1 and 2 shall not be binding upon Stockholder if the Merger Agreement is amended to materially decrease the Merger Consideration or change the form thereof. This Agreement shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms; provided, that nothing in this Agreement shall relieve any party from liability for any fraud or willful breach by it of this Agreement prior to the effectiveness of such termination.

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4.            Representations and Warranties. Stockholder hereby represents and warrants to Parent and Merger Sub that (a) this Agreement has been duly executed and delivered by Stockholder and constitutes the valid and legally binding obligations of Stockholder, enforceable against Stockholder in accordance with its terms; (b) Stockholder solely owns beneficially the Shares, free and clear of any Liens, and such Shares represent the only Company Securities owned by Stockholder; and (c) except for this Agreement, Stockholder is not a party to any option, warrant, purchase right, or other Contract that could require Stockholder to sell, transfer or otherwise dispose of any equity or ownership interest in the Company or any of its Subsidiaries.

5.            Miscellaneous.

(a)          This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to any conflicts of law principles that would require the application of any other Law. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT. Each of the parties irrevocably consents to submit itself to the jurisdiction of the United States District Court for Delaware (and if such court shall decline to accept jurisdiction over any particular matter, the Supreme Court of the State of Delaware located in the County of Wilmington) in the event any dispute or Legal Action arises out of or relates to this Agreement.

(b)          The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by Stockholder. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce this Agreement.

(c)          All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed given to a party when (i) delivered by hand or by a nationally recognized overnight courier service (costs prepaid) or (ii) sent by registered or certified mail, postage prepaid, return receipt requested, in each case to the following: (A) if to Parent or Merger Sub, to the address set forth in the Merger Agreement, and (B) if to Stockholder, to the address set forth on the signature page hereto.

(d)          This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including, by operation of Law or in connection with a merger or sale of substantially all the assets, stock or membership interests of such party) without the prior written consent of the other parties hereto; provided, that Parent may assign all or any of its rights and obligations hereunder to an Affiliate without any need to obtain consent. This Agreement may not be amended except by an instrument in writing signed by each party hereto. This Agreement contains the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements and understandings relating to such subject matter. Whether or not the Merger or any other transaction contemplated by the Merger Agreement is consummated, each party will bear its respective fees, costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement, and shall become effective when all such counterparts have been signed by each of the parties and delivered to the other parties.

(e)          If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof and all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

(f)          Stockholder is not making any agreement or understanding herein in his or her capacity as a director or officer of the Company. Stockholder signs solely in his or her capacity as the beneficial owner of the Shares and nothing herein shall limit or affect any actions taken by Stockholder in his or her capacity as an officer or director of the Company to the extent permitted by the Merger Agreement.

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

OPEN TEXT CORPORATION	EPIC ACQUISITION SUB INC.

By:	By:
Name:	Name:
Title:	Title:

STOCKHOLDER	Shares of Stockholder

_____________ shares of Company Common Stock

Notice Address of Stockholder
Name:

Attn: ____________________

with a copy (which shall not constitute notice) to:

Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308
Attention: Larry W. Shackelford

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ANNEX C

Private & Confidential

May 1, 2012

The Board of Directors

EasyLink Services International Corporation

6025 The Corners Parkway, Suite 100

Norcross, GA 30092

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock (other than Open Text and Merger Sub, each as defined below) (collectively the “Stockholders”) of EasyLink Services International Corporation (the “Company”) of $7.25 per share in cash (the “Merger Consideration”) proposed to be paid to the Stockholders pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into by and among Open Text Corporation (“Open Text”), Epic Acquisition Sub Inc., an indirect wholly owned subsidiary of Open Text (“Merger Sub”), and the Company. Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”) and each share of common stock of the Company, $0.01 par value per share, will be converted into the right to receive the Merger Consideration upon consummation of the Merger.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the draft dated May 1, 2012 of the Merger Agreement; (b) certain audited historical financial statements of the Company for the four years ended July 31, 2008 through 2011; (c) the unaudited financial statements of the Company for the six month periods ended January 31, 2011 and 2012; (d) the audited financials of the PGiSend business (acquired by the Company in October 2010) for the two years ended December 31, 2008 and 2009; (e) the unaudited financial statements of the PGiSend business for the six months ended June 30, 2010; (f) certain internal business, operating and financial information and forecasts of the Company for fiscal years 2012 through 2016 prepared by the senior management of the Company (the “Forecasts”); (g) information regarding publicly available financial terms of certain other business combinations we deemed relevant; (h) the financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant; (i) the current and historical market prices and trading volumes of the common stock of the Company; and (j) certain other publicly available information on the Company. We have also held discussions with members of the senior management of the Company to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant. In connection with our engagement, we were requested to approach, and held discussions with, third parties to solicit indications of interest for a possible acquisition of the Company.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion including without limitation the Forecasts

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Private & Confidential

provided by senior management. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company. We have been advised by the senior management of the Company that the Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with your consent, that, (i) the Forecasts will be achieved and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based. We did not consider and express no opinion as to the amount or nature of the compensation to any of the Company’s officers, directors or employees (or any class of such persons) relative to the Merger Consideration. We express no opinion as to any terms or other aspects of the Merger (other than the Merger Consideration to the extent specified herein), including, without limitation, the form or structure of the Merger, or accounting consequences thereof. Our opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have relied as to all legal matters on advice of counsel to the Company, have assumed that the final executed Merger Agreement will not materially differ from the draft of the Merger Agreement referred to above, and have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any amendment or waiver of any material terms or conditions by the Company.

William Blair & Company, L.L.C. has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company or Open Text for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Stockholders of the Merger Consideration in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to without prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the stockholders by the Company

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Private & Confidential

with respect to the Merger. This opinion has been reviewed and approved by our Fairness Opinion Committee.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Stockholders.

Very truly yours,

/s/ William Blair & Company, L.L.C.
WILLIAM BLAIR & COMPANY, L.L.C.
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ANNEX D

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words ‘depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

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(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

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(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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EASYLINK SERVICES INT CORPORATION.
6025 THE CORNERS PARKWAY, SUITE 100
NORCROSS, GEORGIA 30092

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 1, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 1, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

NOTE: In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any postponement or adjournment or adjournments thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000145882_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

EASYLINK SERVICES INTERNATIONAL CORPORATION.
Special Meeting of Stockholders
July 2, 2012 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Thomas J. Stallings and Glen E. Shipley, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of EasyLink Services International Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at 10:00 AM, EDT on July 2, 2012, at the Company's headquarters at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2 and 3.** If any other matters properly come before the meeting the persons named in this proxy will vote in their discretion.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000145882_2 R1.0.0.11699